UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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CITIZENS FINANCIAL GROUP, INC.
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Citizens Financial Group, Inc.™

# Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

Positioned for the future

Citizens Financial Group, Inc.™

## Our Vision

To be a **top-performing bank** distinguished by its customer-centric culture, mindset of continuous improvement, and capabilities

## Our Credo

We perform our best everyday so we can do more for our:

- Customers
- Colleagues
- Communities
- Shareholders

## Our Mission

To help our customers, colleagues and communities reach their **potential**

## Our Values

- Exceed customer expectations
- Do the right thing
- Think long term
- Work Together

Letter from the Chairman and Chief Executive Officer
Dear Fellow Shareholder,

On behalf of the Board of Directors, I am pleased to invite you to attend our annual meeting of shareholders to be held on Thursday, April 25, 2024 at 9:00 a.m. Eastern Time at our headquarters located at One Citizens Plaza, Providence, Rhode Island 02903.
Positioned well for continued success
This fall will mark 10 years since our IPO, and, in that time, we have worked hard to grow Citizens into a top-performing organization focused on performing our best every day for all of those we serve. The resilience of our business model, our ability to adapt and our customer-focused mindset enabled us to successfully navigate a challenging year in 2023. Our strategic investments in our business, technology and people have positioned us well for continued success, both today and over the longer-term. We remain committed to supporting our customers throughout their unique financial journeys, guided by our mission to help all of our stakeholders reach their potential.
Your vote matters
Your vote is important and, whether or not you plan to attend the meeting, we encourage you to access electronic voting via the Internet or utilize the automated telephone voting feature as described on your Notice of Internet Availability of Proxy Materials or proxy card. Alternatively, you may sign, date and return the proxy card in the envelope provided. You may also vote at the meeting if you plan to attend.
Finally, I would like to thank Shivan Subramaniam for his service on our Board. Mr. Subramaniam will retire after his current term expires at the conclusion of the Annual Meeting. We appreciate the dedication he has shown to the Company and his extensive contributions during his time on the Board.
We thank you for your support of Citizens Financial Group, Inc.
Sincerely,
Bruce Van Saun
Chairman of the Board and
Chief Executive Officer
March 11, 2024

“Our strategic investments in our business, technology and people have positioned us well for continued success” –Bruce Van Saun

Citizens Financial Group	1

Letter from the Lead Independent Director
Dear Fellow Shareholder,
2023 was a year that provided challenges and opportunities as we navigated a turbulent external environment. Throughout the year, the Board remained focused on the resiliency of the Company's business model, working closely with management and overseeing adjustments to our strategy to ensure we continue to deliver for our customers, colleagues, communities and shareholders.
Commitment to strong corporate governance
We are approaching our tenth year as a public company and our journey reflects our unwavering commitment to strong corporate governance. This commitment includes hearing from our shareholders. Understanding your perspectives helps us inform how we oversee the Company and, since becoming a public company, we have continually taken action to enhance our corporate governance in line with best practices. This has included strengthening shareholder rights, implementing additional practices to support board effectiveness, evolving our compensation program design and related disclosures, and ensuring compensation decisions remain aligned with Company performance.
Refreshed board composition
As Lead Independent Director, I am proud of the Board we have built. In preparation for my upcoming retirement, Tracy A. Atkinson joined the Board on March 1, 2024, and Edward J. Kelly III was named my successor as Lead Independent Director, and will be appointed to the position following the Annual Meeting, subject to his re-election. The nominees represent a strong, diverse board with an appropriate balance of long tenured directors with institutional knowledge and more recently elected directors with fresh new perspectives, collectively demonstrating the skills and experience necessary to oversee strong execution of the Company's long-term strategy.
Driving sustainable growth
We continue to focus on the environmental, social and governance matters most important to our Company and our stakeholders. This includes leading with robust corporate governance, driving positive climate impact, building the workforce of the future and fostering strong communities. In 2023, we made a sustainability announcement, which included a $50 billion Sustainable Finance Target, a commitment to engage corporate clients on climate-related matters, and our intention to be carbon neutral by 2035. We're committed to supporting our clients as they transition to a lower-carbon future.
Your support is important
In the accompanying proxy statement, we share essential information about your Board’s role in shaping Citizens’ Credo, values, governance, and strategy. Whether or not you can attend the Annual Meeting, we welcome your participation with Citizens and, on behalf of the Board, thank you for your continued support.

Sincerely, Shivan Subramaniam Lead Independent Director and Chair, Nominating and Corporate Governance Committee March 11, 2024

2	2024 Proxy Statement

Notice of Annual Meeting of Shareholders

Matters to be Voted On

Date and Time
April 25, 2024 at 9:00 a.m. Eastern Time
Location
One Citizens Plaza, Providence, Rhode Island 02903.
Record Date
February 28, 2024. Shareholders of record as of this date are entitled to notice of, and to vote at, the Annual Meeting.

1	Elect the Thirteen Named Director Nominees

2	Approve the Amended & Restated 2014 Non-Employee Directors Compensation Plan

3	Advisory Vote on Executive Compensation

4	Approve the Amended & Restated 2014 Omnibus Incentive Plan

5	Approve the Amended & Restated 2014 Employee Stock Purchase Plan

6	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year

7	Any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof

Admission
To attend the meeting you will need proof of your stock ownership as of the record date and a form of government-issued photo identification. If you are the legal representative of a shareholder, you must also bring a letter from the shareholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the letter presented for admission meets the above requirements. Admission is limited to shareholders and guests are not permitted to attend the meeting.
Notice
For our Annual Meeting, we have elected to use the Internet as the primary means of providing our proxy materials to shareholders. We will send to shareholders of record a Notice of Annual Meeting of Shareholders (the "Notice") with instructions for accessing the proxy materials and for voting via the Internet. The Notice provides the information above on how to vote, how to attend the meeting and vote in person, and information on how shareholders may obtain paper copies of our proxy materials free of charge.
By Order of the Board of Directors

Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary
Stamford, Connecticut
March 11, 2024

How to Vote
The address of the website for Internet voting can be found on your Notice or proxy card.
Dial the number listed on your Notice or proxy card.
Mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Attend the meeting and vote.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on April 25, 2024:
We will first mail the Notice to shareholders on or about March 11, 2024. On or about the same day, we will begin mailing hard copies of this Notice of the Annual Meeting of Shareholders and Proxy Statement, our 2023 Annual Report on Form 10-K and our 2023 Annual Review to those shareholders who have requested them. Copies of these materials will be available at www.edocumentview.com/CFG

Citizens Financial Group	3

4	2024 Proxy Statement

About Citizens
Our Business

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $222.0 billion in assets as of December 31, 2023. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations, and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas, and solutions.
In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center, and the convenience of approximately 3,200 ATMs and more than 1,100 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management, and small business offerings.
In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, and interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

$222.0 billion in assets	$177.3 billion in deposits

$146.0 billion in loans and leases	17,570 full-time equivalent colleagues

1,100 branches	3,200 ATMs

Data as of December 31, 2023.

Deposits in all 50 states with Citizens Access	Approximately 6 million retail customers across all 50 states

Our Strategic Priorities
• Solidify and deepen customer relationships
• Drive scale in growth markets, verticals and high-opportunity businesses
•Deliver high-quality, integrated solutions and advice
•Optimize business mix, drive efficiencies and invest in the future

Citizens Financial Group	5

About Citizens
Our 2023 Performance
The Company delivered solid financial results in 2023 demonstrating the strength, resilience and adaptability of our business in the face of challenges from the economy, the impact of bank failures, increased regulatory pressures and intense competition. In this environment we focused on playing strong defense, bolstering a strong liquidity position and maintaining capital levels near the top of our regional bank peer group. We also made good progress against key objectives and advanced our strategic priorities while successfully supporting our customers, colleagues, and communities during the course of 2023.

2023 Highlights*

$222.0B Assets	$146.0B Loans & Leases	$177.3B Deposits	13.5% ROTCE	60.8% Efficiency Ratio	3.09% Net Interest Margin	10.6% CET1 Ratio

The Company has been substantially transformed over the ten years since our initial public offering in 2014. Our strong leadership team and investments to modernize our technology and operations have enabled both the Consumer and Commercial Banking businesses to successfully execute on their strategic initiatives. Consumer Banking has developed differentiated lending capabilities, enhanced our Wealth offering, invested in digitization and data analytics to deepen relationships in targeted segments and solidified our East Coast presence building on our acquisitions of the HSBC branches and Investors Bancorp, Inc.
In 2023, we were well positioned to invest opportunistically in and launch Citizens Private Bank, a significant step forward in our strategy to accelerate growth in Wealth Management, improve capabilities in the high net-worth segment and expand in key geographies.
Commercial Banking has broadened its capabilities to grow fees through organic investments and acquisitions, strengthened its client coverage model while developing expertise in targeted industry verticals and capabilities to serve the private capital ecosystem, and built on its expansion into markets such as the Southeast and West. Both Consumer and Commercial Banking have significantly improved the quality and capabilities of our deposit franchise which is evident in our improved performance in terms of stability and costs through the turmoil of 2023.
As a result of these investments and the successful execution of our strategic initiatives, as well as disciplined programs such as Balance Sheet Optimization and Tapping Our Potential, we are laying a strong foundation and positioning the bank for improving performance over the medium-term.
The accompanying chart reflects our long-term results on two of the core financial metrics, Diluted EPS and ROTCE, which anchor our strategic plan. While our results were impacted by rising funding costs and muted capital markets and mortgage banking activity, we strengthened our balance sheet and advanced our strategic initiatives throughout the year, positioning us well for strong medium-term performance. In addition, the Company’s Total Shareholder Return has outperformed that of our peer group since our initial public offering as well as during the most recent five-year period. For additional detail, see “Compensation Matters—Compensation Discussion and Analysis.”

Core Financial Metrics

$10
$8
$6
$4
$2
$0
25%
20%
15%
10%
5%
0%
$1.42
$1.61
$1.93
$2.58
$3.56
$3.84
$2.41
$5.34
$4.84
$3.88
13.5%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Diluted EPS*
ROTCE*

*   Results are presented on an Underlying basis, as applicable. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Unless otherwise noted, references to balance sheet items above are on a period-end basis and any comparisons are on a year-over-year basis versus 2022. For information on how we define Diluted EPS and ROTCE, see page 60.

6	2024 Proxy Statement

About Citizens
Driving Sustainable Growth
Strategy
An extension of our Credo, Citizens’ integrated, enterprise-wide strategy on environmental, social, and governance matters helps us unite our values and purpose to build a more diverse and sustainable future for all those we serve. Led by robust corporate governance, this strategy guides the decisions we make. It means serving our customers and clients, engaging shareholders, reducing our environmental impact and empowering our colleagues and communities to thrive.
This work is aligned with the needs, interests, and expectations of our stakeholders. Our four focus areas, described below, speak to the strengths of our Company, align with our business priorities, and define how we can drive sustainable growth and have a positive impact on our business, society, and the planet.
In 2023, Citizens announced a $50 billion Sustainable Finance Target to finance and facilitate green and social initiatives. This includes affordable housing, support for small businesses, and community development projects. It also includes $5 billion in financing and facilitation for green initiatives that support a lower-carbon future. The Company also announced that it will engage corporate clients in high-emitting sectors on climate-related topics. To start, it will engage 100% of its Oil & Gas clients by the end of 2024. In addition, Citizens announced its intention to be carbon neutral by 2035.

Leading with Robust Corporate Governance
Strong corporate governance is foundational to how we do business. Having a robust corporate governance framework strengthens Board and management accountability and is essential to ensuring we make sound business decisions. Our key corporate governance practices are described in more detail throughout this Proxy Statement.

Driving Positive Climate Impact
The impacts of climate change and the transition to a lower carbon economy present risks and opportunities for our business and our stakeholders. We believe banks will play a key role in leading the transition. At Citizens, we’re committed to driving positive climate impact by reducing our operational emissions, supporting our clients, empowering communities, and disclosing our progress along the way.

Building the Workforce of the Future
Developing the workforce of the future is critical to meet the accelerating needs of the economy. We are expanding the pipeline for diverse talent, ensuring opportunities for growth and leadership, and building a culture of belonging. We help the communities we serve by investing in organizations that provide upskilling and reskilling services.

Fostering Strong Communities
We work to strengthen communities and catalyze positive change by expanding supplier diversity, creating innovative products, offering better access to capital, and helping small businesses thrive. Our work helps address critical economic needs by increasing home ownership and providing financial resources and capital to reduce wealth and opportunity gaps.

Recognition
We continue to be recognized externally for our diversity and inclusion efforts through new accolades including: Certified Age Friendly Employer, NOD 2023 Leading Disability Employer, and DiversityInc - Top 50 Regional Companies. In recognition of our Board's knowledge, leadership, and excellence in corporate governance, it was named 2023 Top Public Company Board of the Year by the National Association of Corporate Directors New England Chapter.

Citizens Financial Group	7

About Citizens
Highlights
We continue to accelerate our efforts and evolve our approach to meet stakeholder expectations.

Leading with Robust Corporate Governance	Driving Positive Climate Impact

•Our corporate governance framework aligns with best practices which support robust oversight and sound decision-making, in turn promoting the creation of long-term value for our shareholders.
•12 out of 13 director nominees are independent in accordance with NYSE requirements, and the Board has an independent Lead Director with a formally defined role and responsibilities.
•Our nominated Board is 38% gender diverse, and regularly refreshed. 8 new directors have been appointed in the past 5 years. Our diverse Board composition with varied director experiences and perspectives informs discussions and supports sound decision making.
•Our enhanced shareholder rights support our shareholder voice. This includes providing shareholders with proxy access, the right to call a special meeting, and a simple majority vote standard to amend our Certificate of Incorporation and Bylaws and elect directors. Through various forums, we also make available opportunities for shareholders to engage with executive management and the Board.

•In 2023, we announced a $50 billion Sustainable Finance Target, including $5 billion for green initiatives that support a lower-carbon future such as renewable energy, clean technologies, and green buildings.
•We also made enhancements to the way the Company manages its climate-related risks, including completion of an enterprise-wide climate risk assessment, expansion of bottoms-up client review for evaluation of climate-related risks and opportunities, advancement of financed emission estimation capabilities, and heightened awareness of climate risk organizationally.
•The Sunflower Wind project is a 200-Megawatt (MW) wind generation facility in Marion County, Kansas. It is a result of a virtual power purchase agreement between Citizens and Ørsted. The Sunflower Wind project became operational in 2023.

Building the Workforce of the Future	Fostering Strong Communities

•We foster a culture where all stakeholders feel respected, valued, and heard. Our business resource groups (“BRGs”) are integral to identifying and formulating solutions to issues that are most important to our diverse customers, colleagues, and the community. Each BRG is sponsored by a member of our Executive Committee and approximately 3,500 colleagues belonged to at least one BRG as of December 31, 2023.
•We continue to expand development programs and learning experiences that support colleagues and build skills for the future. In 2023, 82% of colleagues spent time in the Citizens Learning Hub (completing over 452,000 hours of development and training) and more than 5,100 colleagues attended our academies, which include learning experiences to build select critical skills.
•We engage colleagues to help prioritize areas most important to them using an organizational health survey. In 2023, 87% of colleagues participated in the survey, which is our all-time highest participation rate.
•We remain committed to pay equity with an annual pay equity analysis conducted by a third-party firm. Our 2023 analysis indicated that women are paid 99% of what men in similar roles are paid and that people of color are paid 100% of what white colleagues in similar roles are paid.

•Through our flagship portfolio mortgage program: Destination Home Mortgage, targeting low- to moderate income and minority communities, we provided $129 million in loans during 2023, our largest volume ever.
•Since 2019 Citizens has provided $14 million in Closing Cost Assistance grants for first-time homebuyers in low-to moderate and minority communities
•Citizens also developed an innovative home equity line of credit, GoalBuilder to serve low- to moderate income communities and has originated $42 million since 2020.
•Since 2012, we’ve provided nearly $8 billion in debt and equity to support the creation or rehabilitation of nearly 50,000 affordable housing units, impacting an estimated 565,000 individuals.
•Since 2020 through our Small Business Opportunity Fund, we’ve provided $65 million in capital, and made $210,000 in cash grants to aspiring entrepreneurs from underserved communities.
•We enable and equip our colleagues as brand ambassadors, sharing their time, talent and resources in areas of greatest need. In 2023, our colleagues logged 232,000+ volunteer hours to benefit 3,000+ nonprofits, served on 1,000+ non-profit boards or committees, and contributed $1.1 million to community organizations through the bank’s matching gifts donation program (funded by the Citizens Charitable Foundation).

8	2024 Proxy Statement

Proxy Statement Summary
Matters to be Voted at the Annual Meeting

PROPOSAL 1	Elect the following nominees as directors:
	•Bruce Van Saun •Lee Alexander •Tracy A. Atkinson •Christine M. Cumming •Kevin Cummings	•William P. Hankowsky •Edward J. Kelly III •Robert G. Leary •Terrance J. Lillis •Michele N. Siekerka	•Christopher J. Swift •Wendy A. Watson •Marita Zuraitis

	BOARD VOTE RECOMMENDATION FOR ALL Our Board believes that its director nominees represent an appropriate mix of experience and skills relevant to the size and nature of our business.			g See page 16

PROPOSAL 2
Approve the Amended & Restated 2014 Non-Employee Directors Compensation Plan
We are asking shareholders to approve this plan to provide the Company with the continued ability to grant non-employee directors equity-based compensation following the upcoming expiration of the current plan in September 2024 on the tenth anniversary of its effective date.

BOARD VOTE RECOMMENDATION
FOR
Our Board believes that continuing to grant non-employee director compensation partially in the form of equity-based awards promotes the long-term growth and success of the Company and furthers the best interests of our shareholders.
g See page 45

PROPOSAL 3
Advisory Vote on Executive Compensation
We are asking shareholders to approve, on an advisory basis, the 2023 compensation of our executive officers named in the 2023 Summary Compensation Table, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and accompanying narrative.

BOARD VOTE RECOMMENDATION
FOR
Our Board believes our executive compensation closely aligns the interests of our named executive officers with those of our shareholders and continues to demonstrate a strong link between executive pay and Company performance.
g See page 54

Citizens Financial Group	9

Proxy Statement Summary

PROPOSAL 4
Approve the Amended & Restated 2014 Omnibus Incentive Plan
We are asking shareholders to approve this plan to provide the Company with the continued ability to grant employees equity-based awards following the upcoming expiration of the current plan in September 2024 on the tenth anniversary of its effective date.

BOARD VOTE RECOMMENDATION
FOR
Our Board believes that continuing to grant equity-based awards to employees, most notably including our senior executives, is integral to maintaining alignment of executives' interests with those of our shareholders and the Company's ability to attract, retain, and motivate employees.
g See page 91

PROPOSAL 5
Approve the Amended & Restated 2014 Employee Stock Purchase Plan
We are asking shareholders to approve this plan to provide the Company with the continued ability to allow employees to purchase shares of our common stock at a discount through an employee stock purchase plan following the upcoming expiration of the current plan in September 2024 on the tenth anniversary of its effective date.

BOARD VOTE RECOMMENDATION
FOR
Our Board believes that providing an opportunity for broad-based employee stock ownership is important so that employees have an opportunity to share in our long-term success and are further incentivized to work toward our long-term goals.
g See page 101

PROPOSAL 6	Ratify the appointment of Deloitte & Touche LLP We are asking our shareholders to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year.

BOARD VOTE RECOMMENDATION
FOR
Based on the Audit Committee’s most recent evaluation, the Board believes it is in the best interests of the Company and its shareholders to retain Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year.
g See page 105

10	2024 Proxy Statement

Proxy Statement Summary
Our Board and Governance
Board Nominees
In accordance with the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Citizens Financial Group, Inc. (the “Company” or “we” or “us” or “our”), our board of directors (the “Board”) will consist of not less than five nor more than twenty-five directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of nonpayment of dividends under the terms of our preferred stock. The exact number of directors is fixed from time to time by resolution of our Board which currently has 14 directors. The terms of office of all directors expire at the Annual Meeting and all current directors are standing for re-election with the exception of Mr. Subramaniam who has reached our mandatory retirement age of 75. While Ms. Watson has also reached our mandatory retirement age of 75, the Board decided to grant a waiver in this instance and further information is provided on page 28. Additional information about the director nominees can be found beginning on page 17. The nominees for director are as follows:

* Chair	E – Executive	A – Audit	C – Compensation & Human Resources
	Q – Equity	R – Risk	G – Nominating & Corporate Governance

Citizens Financial Group	11

Proxy Statement Summary
Board Skills and Diversity
The Board values diverse perspectives and experiences which it believes are critical to robust discussion and effective decision-making. When reviewing the composition of our Board and its committees, the Nominating and Corporate Governance Committee considers self-identified diverse characteristics of directors and nominees in addition to each person’s background, experience, independence and tenure.
54% of our Board nominees represent diverse groups—five women, one person of color and one veteran. The composition of our nominated Board includes long-tenured directors which allows for continuity as well as new directors who bring fresh insights and perspectives. Over half of our Board nominees have a tenure of less than five years. We believe that the Board nominees as a whole represent an appropriate and diverse mix of experience, skills and demographics relevant to the size and nature of our business, and our long-term strategy.

Nominee Skills and Experience

Nominee Diversity	Nominee Tenure

6
Non Diverse
5
Women
54%
Diverse
1
Veteran
1
Person of Color

1
16+ yrs
2
11-15 yrs
2
6-10 yrs
8
0-5 yrs
6.5 Years
Average Tenure

Age 66 Years Average Age of Director Nominees Age Range: 56-75	Independence 92% of all Director Nominees are Independent

12	2024 Proxy Statement

Proxy Statement Summary
Key Corporate Governance Practices

Board Independence and Oversight
•All director nominees are independent except for the Chairman who also serves as the CEO of the Company
•Non-classified board structure
•Independent Lead Director with formally defined role and responsibilities
•Executive sessions of independent directors held at every regularly scheduled meeting
•Key committees are fully independent (Audit, Risk, Compensation and Human Resources and Nominating and Corporate Governance)

Board Qualifications and Evaluations
•Board skills and experience aligned to strategy
•Board orientation and continuing education program supports ongoing director development
•Board, committee and individual self-assessments conducted annually with an external facilitator
•Board mentoring program and informal feedback sessions with senior management facilitates engagement and deeper understanding of the organization

Board Refreshment and Diversity
•Mandatory retirement age of 75 for directors promotes Board refreshment
•Gender and racial diversity represented on the Board
•Diversity of tenure provides balance of historical knowledge and new perspectives
•Diversity of age provides balance of extensive experience and fresh outlooks
•Director recruitment and selection process prioritizes leadership, relevant experience and skills, independence and diversity

Board Practices
•Service on other public company boards limited in accordance with our Corporate Governance Guidelines
•Stock ownership guidelines for directors and executive officers include mandatory stock retention requirements and align directors’ and executives’ interests with those of shareholders
•Annual review of Corporate Governance Guidelines ensures alignment with best practices
•Succession planning discussions for CEO and senior management conducted throughout the year

Board Oversight of Risk
•Board oversight of risk led by the Risk and Audit Committees
•Risk Committee responsible for reviewing and approving the Enterprise Risk Management Governance Framework and ensuring risks are properly managed to the risk appetites set for each material risk category
•Updates on cybersecurity risk presented to the Risk Committee at each meeting with additional reporting provided regularly to the Board and Audit Committee

Shareholder Rights and Engagement
•Annual election of directors with majority vote standard for uncontested elections
•Annual advisory vote on executive compensation
•Capital structure with one vote per common share
•Shareholders have proxy access
•Shareholders have the right to call a special meeting
•No poison pill
•Annual Board review of Charter and Bylaw provisions
•Annual shareholder outreach program with feedback from engagements shared with and discussed by the Board
•Simple majority vote to amend Certificate of Incorporation

Oversight of Environmental, Social and Governance Matters
•Board oversight of environmental, social and governance matters
•Management structure with cross-functional executive steering council
•Annual voluntary reporting aligned to Global Reporting Initiative ("GRI") and Sustainability Accounting Standards Board ("SASB") reporting frameworks
•Dedicated climate reporting aligned to industry standards (e.g., the Task Force on Climate-Related Financial Disclosures ("TCFD") framework)
•Annual analysis of pay equity

Culture and Ethics
•Code of Business Conduct and Ethics which establishes core standards of ethical conduct
•Conduct Office overseen by the Audit Committee and provides the Board and executive management with an independent and objective view of the Company’s conduct risk profile
•Annual organizational health survey
•Strong Diversity, Equity and Inclusion program overseen by the Compensation and Human Resources Committee

Citizens Financial Group	13

Proxy Statement Summary
Our Executive Compensation Program
The Compensation and Human Resources Committee (the “Compensation and HR Committee”) is responsible for our executive compensation program and determining appropriate compensation for our CEO and other executives. The Compensation and HR Committee has designed and administered a program that has a demonstrated history of maintaining appropriate alignment between executive compensation and Company performance, considers and has been responsive to shareholder feedback, and is supported by effective corporate governance and risk management. Our executive compensation program has strong shareholder support, with our say-on-pay proposal receiving over 93% support from shareholders in April 2023.
Pay Mix
More than 80% of our named executive officers’ ("NEOs") total compensation is at-risk variable compensation, which is illustrated below along with the portion of pay delivered in cash, restricted stock units ("RSUs") and performance stock units ("PSUs") for the 2023 performance year. At least 50% of long-term awards are granted in the form of performance awards with a three-year performance period, which increases to nearly two-thirds for our CEO, CFO, and the Heads of our Consumer and Commercial businesses.

Chief Executive Officer

Other NEO Average

How We Make Compensation Decisions
Executive compensation is determined by the Compensation and HR Committee following a comprehensive evaluation of Company and individual performance from a variety of perspectives – financial, customer, strategic, human capital, and risk. As part of its process, the Compensation and HR Committee specifically considers the risk performance of each executive as assessed annually by our Chief Risk Officer. In addition, compensation decisions are informed by peer data, compensation history, input from the Compensation and HR Committee’s independent consultant, feedback from each of the CEO and Chief Human Resources Officer regarding executives other than themselves, and shareholder feedback.
Once all of those factors have been considered, the Compensation and HR Committee exercises structured discretion to make executive compensation decisions that are aligned with performance, from both qualitative and quantitative perspectives. Maintaining a discretionary program also mitigates the risk of disproportionate focus on certain elements of performance and allows the Compensation and HR Committee to be nimble in its decision-making to ensure continued alignment of executive compensation with Company performance and shareholders' interests.

14	2024 Proxy Statement

Proxy Statement Summary
Pay and Performance Alignment
The Company has grown in size and scope and has made strong progress relative to our strategic plan. 2023 was a highly challenging year given macroeconomic conditions and bank failures, which resulted in heightened scrutiny for regional banks. Under Mr. Van Saun's leadership, during 2023 the senior management team effectively pivoted to items within management's control, including maintaining strong capital and liquidity positions, execution of several balance sheet optimization initiatives, and the launch of Citizens Private Bank. As a result, the Company emerged from 2023 in an even stronger position for long-term growth.
Despite strong execution of the Company's long-term strategic plan under Mr. Van Saun's leadership during 2023, the Compensation and HR Committee understands the importance of aligning executive pay with key financial outcomes. As can be seen below, CEO pay decisions by the Compensation and HR Committee during the past several years have been aligned with our key financial metrics, Diluted Earnings Per Share ("Diluted EPS") and Return on Average Tangible Common Equity ("ROTCE").

$165.7
$183.3
$188.4
$226.7
$222.0
$10.00
$9.05
$11.25
$11.85
$9.88
12.8%
7.5%
16.0%
16.4%
13.5%
$3.84
$2.41
$5.34
$4.84
$3.88
2019
2020
2021
2022
2023

Asset Size (billions)	■	CEO Total Direct Comp (millions)	–	ROTCE*	–	Diluted EPS*
*     Results are presented on an Underlying basis, as applicable. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Unless otherwise noted, references to balance sheet items above are on a period-end basis and any comparisons are on a year-over-year basis versus 2022. For information on how we define Diluted EPS and ROTCE, see page 60.
The Compensation and HR Committee is also conscious of stock price performance when evaluating performance and determining pay. Company one-year Total Shareholder Return ("TSR") was down 11%. Ultimately, the Compensation and HR Committee delivered 2023 total compensation to Mr. Van Saun which was down 17% year-over-year, and which represented a 33% reduction in variable cash compensation year-over-year.

CFG 1-Year TSR	11%

CEO Total Compensation	17% YoY

CEO Variable Cash Compensation	33% YoY

Citizens Financial Group	15

Corporate Governance Matters

PROPOSAL 1	Elect the Thirteen Named Director Nominees

Elect each of the director nominees nominated by the Board to serve until the 2025 annual meeting or until their respective successor is duly elected and qualified.

The Board recommends a vote FOR each director nominee.

Our Amended and Restated Certificate of Incorporation, or Charter, and Amended and Restated Bylaws provide that the Board shall consist of between five and twenty-five directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of nonpayment of dividends under the terms of our preferred stock. The Board fixes the exact number of directors from time to time and has fixed the number at 14 until the conclusion of the Annual Meeting when Mr. Subramaniam will retire, following which it will decrease to 13. At each annual meeting, directors are elected to hold office for a term of one year expiring at the next annual meeting.
The Board has nominated 13 of the 14 directors currently serving on the Board for election at the Annual Meeting to serve until the 2025 annual meeting or until their respective successors are duly elected and qualified. If any nominee is unable to serve as a director, the Board by resolution may reduce the number of directors or choose a substitute nominee. We are not aware of any nominee who will be unable to or will not serve as a director.

Majority Voting and Director Resignation Policy
Our Bylaws provide for the election of directors by a majority of the votes cast in an uncontested election. This means that the 13 individuals nominated for election to the Board must receive more “FOR” than “AGAINST” votes (among votes properly cast at the meeting, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. If the election of directors is a contested election, directors are elected by a plurality of the votes cast.
Our Bylaws also provide that directors may be removed, with or without cause, by an affirmative vote of shares representing a majority of the outstanding shares then entitled to vote at an election of directors. Any vacancy occurring on our Board and any newly created directorship may be filled only by a vote of a majority of the remaining directors in office.
If a nominee does not receive a majority of “FOR” votes, he or she shall tender to the Board, via the Chair of the Nominating and Corporate Governance Committee, his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the Annual Meeting in accordance with the specific requirements outlined in our Corporate Governance Guidelines.

16	2024 Proxy Statement

Corporate Governance Matters
Director Nominees
Board Skills, Demographics and Diversity
We believe that the Board nominees as a whole represent an appropriate and diverse mix of experience, skills and demographics relevant to the size and nature of our business, and our long-term strategy. The table below indicates the specific skills and experience for each director which are most relevant to their board service and which the Nominating and Corporate Governance Committee considers to be key in making its nomination recommendations. Not having such a designation does not mean the director does not possess that skill or experience.

Skills and Experience
Executive Leadership
Financial Services Industry
Financial Reporting/Audit/Capital Planning
Risk Management
Compliance/Regulatory
Technology
Information Security/Cybersecurity
Mergers & Acquisitions
Corporate Governance
Human Capital Management
Sustainability Practices

Board Independence and Committee Membership
Independent	N	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y
Committee Membership
	E*					E
		A	A	A				A	A			A*
						C	C*			C		C
						G	G		G				G
				R*	R			R			R	R	R
Q

Tenure (years)	10	3	0	8	2	17	5	4	5	2	3	13	12
Board Demographics
Age	66	56	59	71	69	72	70	62	71	59	63	75	63
Gender	M	M	F	F	M	M	M	M	M	F	M	F	F
Race	White	Black/White	White	White	White	White	White	White	White	White	White	White	White
Veteran	-	-	-	-	-	-	-	-	Y	-	-	-	-

* Committee Chair	E – Executive	A – Audit	C – Compensation and Human Resources
	Q – Equity	R – Risk	G – Nominating and Corporate Governance

Citizens Financial Group	17

Corporate Governance Matters
Biographies of our Nominees

Bruce Van Saun CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Age: 66 Joined the Board: October 2013	Board Committees: Executive (Chair); Equity Other Current Public Company Directorships: Moody’s Corporation

Career Highlights

2013 to present
Chairman and Chief Executive Officer, Citizens Financial Group, Inc.

2009 to 2013
Finance Director and member of the board of directors, The Royal Bank of Scotland Group plc

1997 to 2008
Vice Chairman and Chief Financial Officer, prior to which he held other senior positions, The Bank of New York Mellon

Prior to 1997
Held senior positions at Deutsche Bank, Wasserstein Perella Group, and Kidder Peabody & Co.
Further Information
Mr. Van Saun currently serves on the board of directors of Moody’s Corporation (since 2016). He also serves on the board of the Bank Policy Institute, The Clearing House supervisory board (since 2013), the board of the Partnership for Rhode Island, and the board of our primary subsidiary, Citizens Bank, N.A. ("CBNA"). Previous directorships held by Mr. Van Saun in both the United Kingdom and United States include the Federal Reserve Bank of Boston (from 2019 to 2022), the Federal Advisory Council (from 2016 to 2018), the National Constitution Center (from 2015 to 2019), Lloyds of London (from 2012 to 2016), Direct Line Insurance Group plc (from 2012 to 2013), Worldpay (Ship Midco Limited) (from 2011 to 2013), and ConvergEx Inc. (from 2007 to 2013).
Mr. Van Saun received a B.S. in Business Administration from Bucknell University in 1979 and an M.B.A. in Finance and General Management from the University of North Carolina in 1983.
Relevant Skills and Experience

Executive Leadership	Financial Reporting & Capital Planning
Financial Services	Mergers & Acquisitions
Mr. Van Saun has extensive experience with over 35 years in the financial services industry and service on the boards of other public companies.
He has financial expertise and leadership having served as a Chief Financial Officer at large global banks.
His additional role as our Chief Executive Officer brings management’s perspective to Board deliberations and provides valuable information about the status of day-to-day operations.

Lee Alexander INDEPENDENT DIRECTOR

Age: 56 Joined the Board: February 2021	Board Committees: Audit Other Current Public Company Directorships: None

Career Highlights

2018 to Present
Executive Vice President and Chief Information Officer, The Clearing House

2015 to 2018
Executive Vice President, Chief Information Officer, Head of the Technology Group, and member of Management Committee, Federal Reserve Bank of New York

2012 to 2015
Senior Vice President, Head of Application Development, Federal Reserve Bank of New York
Further Information
Mr. Alexander currently serves as the Executive Vice President and Chief Information Officer for The Clearing House and is responsible for directing and coordinating all technology and operations across the company. Mr. Alexander also serves on the board of our primary subsidiary CBNA.
Mr. Alexander holds a B.Sc. in Computing Science and an M.B.A. from the University of Glasgow in Scotland.
Relevant Skills and Experience

Technology	Financial Services
Information & Cybersecurity	Regulations & Compliance
Mr. Alexander has extensive technology expertise leading the Federal Reserve Bank of New York's application and development efforts, and was instrumental to development of a bank and system-wide architecture and for the development and completion of the Fedwire modernization project.
He has over 25 years of international management experience in the technology and financial services sectors.
He also has experience in cybersecurity and incident response from his service as Chief Information Officer at The Clearing House, and previously as Head of the Technology Group and Chief Information Officer at the Federal Reserve Bank of New York.

18	2024 Proxy Statement

Corporate Governance Matters

Tracy A. Atkinson INDEPENDENT DIRECTOR

Age: 59 Joined the Board: March 2024	Board Committees: Audit Other Current Public Company Directorships: United States Steel Corp. RTX Corp. Affiliated Managers Group, Inc.

Career Highlights

2019 to 2020
Executive Vice President and Chief Administrative Officer, State Street Corporation

2017 to 2019
Executive Vice President, Chief Compliance Officer and Head of Operational Risk, State Street Corporation

2010 to 2017
Executive Vice President, Finance, and Treasurer (from 2016), State Street Corporation

2008 to 2010
Held positions as Executive Vice President and Chief Compliance Officer, State Street Corporation (from 2009 to 2010), and as Executive Vice President and Chief Compliance Officer, State Street Global Advisors (from 2008 to 2009)

Prior to 2008
Served in various leadership positions at MFS Investment Management, and as a Partner at PricewaterhouseCoopers
Further Information
Ms. Atkinson serves on the boards of directors of United States Steel Corporation (since 2020), RTX Corporation (formerly Raytheon Technologies) (since 2014), and Affiliated Managers Group (since 2020). She also serves on the board of our primary subsidiary CBNA.
Ms. Atkinson is a certified public accountant and received a bachelor’s degree in accounting from the University of Massachusetts.
Relevant Skills and Experience

Financial Services	Regulations & Compliance
Financial Reporting & Capital Planning	Risk Management
Ms. Atkinson is an experienced financial services executive serving in various roles for State Street Corporation including Chief Administrative Officer and is a Certified Public Accountant.
She has extensive background in financial reporting and capital planning, and in regulations and compliance having served as Chief Compliance Officer, and Treasurer of State Street Corporation.

Christine M. Cumming INDEPENDENT DIRECTOR

Age: 71 Joined the Board: October 2015	Board Committees: Risk (Chair); Audit Other Current Public Company Directorships: None

Career Highlights

2004 to 2015 (Retirement)
First Vice President (2nd highest ranking officer), Chief Operating Officer and an alternate voting member of the Federal Open Market Committee, Federal Reserve Bank of New York

1999 to 2003
Executive Vice President and Director for the Research and Market Analysis Group, Federal Reserve Bank of New York

1994 to 1999
Senior Vice President for the Bank Supervision Group, Federal Reserve Bank of New York
Further Information
Ms. Cumming currently serves on the board of American Family Insurance Mutual Holding Company (since 2016), and MIO Partners, Inc. (since 2018). She previously served on the board of the Financial Accounting Foundation (from 2016 to 2020). Ms. Cumming is an adjunct professor at Columbia University and serves as a trustee of the Columbia-Greene Community College Foundation (since 2022). She also serves on the board of our primary subsidiary CBNA.
Ms. Cumming holds both a B.S. and Ph.D in economics from the University of Minnesota.
Relevant Skills and Experience

Financial Services	Regulations & Compliance
Financial Reporting & Capital Planning	Risk Management
Ms. Cumming is a seasoned bank regulatory executive with over 35 years at the Federal Reserve Bank of New York, including serving as First Vice President and Chief Operating Officer.
She has extensive background in risk management, monetary policy, and bank supervision having had responsibility for the Bank Analysis and Advisory and Technical Services functions during her service at the Federal Reserve Bank of New York.
She has experience in crisis management as chair of the Cross-Border Crisis Management Group, an international group of supervisors which coordinated recovery and resolution planning for large, global financial institutions for the Resolution Steering Group of the G-20’s Financial Stability Board.

Citizens Financial Group	19

Corporate Governance Matters

Kevin Cummings INDEPENDENT DIRECTOR

Age: 69 Joined the Board: April 2022	Board Committees: Risk Other Current Public Company Directorships: None

Career Highlights

2018 to 2022 (Retirement)
Chairman and Chief Executive Officer, Investors Bancorp, Inc. and Investors Bank

2008 to 2018
President and Chief Executive Officer, Investors Bancorp and Investors Bank

2003 to 2008
Executive Vice President and Chief Operating Officer, Investors Bank

Prior to 2003
Spent 26 years at KPMG LLP, serving as a Partner for 14 years
Further Information
Mr. Cummings joined our Board in 2022 upon the closing of the acquisition of Investors Bancorp, Inc. where he previously served as Chairman and Chief Executive Officer. He is the former Chairman of the Board of the New Jersey Bankers Association and sits on the
Board of Trustees of the Scholarship Fund for Inner-City Children and the Board of Trustees at St. Benedict’s Preparatory School. In addition, he is chair of the board of Greater Trenton and the Community Foundation of New Jersey. Mr. Cummings is a trustee of the Investors Charitable Foundation and the Citizens Philanthropic Foundation. He also serves on the board of our primary subsidiary CBNA. Mr. Cummings previously served on the board of the Federal Home Loan Bank of New York (from 2014 to 2022).
Mr. Cummings is a certified public accountant, has a bachelor’s degree in economics from Middlebury College, and a master’s degree in business administration from Rutgers University.
Relevant Skills and Experience

Financial Services	Mergers & Acquisitions
Financial Reporting & Capital Planning	Risk Management
Mr. Cummings is a  seasoned executive with 35 years experience in the financial services industry including service as Chief Executive Officer of a regional bank.
He is also an experienced auditor and Certified Public Accountant.

William P. Hankowsky INDEPENDENT DIRECTOR

Age: 72 Joined the Board: November 2006	Board Committees: Compensation & HR; Nominating & Corporate Governance; Executive Other Current Public Company Directorships: None

Career Highlights

2003 to 2020
Chairman, President and Chief Executive Officer of Liberty Property Trust

2002 to 2003
President, Liberty Property Trust

2001 to 2002
Chief Investment Officer, Liberty Property Trust

1990 to 2001
President, Philadelphia Industrial Development Corporation
Further Information
Mr. Hankowsky is a Senior Advisor to the Alterra Property Group and President of Wayne Avenue Enterprises, LLC. He currently serves on the Investment Committee of High Real Estate Group, LLC (since September 2023), the Delaware River Waterfront Corporation, Greater Philadelphia Chamber of Commerce, Philadelphia Convention and Visitors Bureau, Pennsylvania
Academy of the Fine Arts, Philadelphia Shipyard Development Corporation, the Wetlands Institute, and the Philadelphia Foundation. He also serves on the board of our primary subsidiary CBNA. Mr. Hankowsky previously served on the board of Aqua America, Inc. (from 2004 to 2019).
Mr. Hankowsky received a B.A. in economics from Brown University.
Relevant Skills and Experience

Executive Leadership	Mergers & Acquisitions
Financial Reporting & Capital Planning	Risk Management
Mr. Hankowsky has an extensive business and management expertise, particularly in the real estate sector from service as Chairman, President and Chief Executive Officer of Liberty Property Trust and President of the Philadelphia Industrial Development Corporation.
He also has experience serving on the boards of other public companies and numerous non-profit entities.

20	2024 Proxy Statement

Corporate Governance Matters

Edward J. Kelly III INDEPENDENT DIRECTOR

Age: 70 Joined the Board: February 2019	Board Committees: Compensation & HR (Chair); Nominating & Corporate Governance Other Current Public Company Directorships: MetLife, Inc. Dollar Tree, Inc.

Career Highlights

2011 to 2014 (Retirement)
Chairman, Citigroup Inc.’s Institutional Clients Group

2008 to 2011
Held senior positions at Citigroup including as Chairman of Global Banking (from 2010 to 2011), Chief Financial Officer (during 2009), Head of Global Banking (from 2008 to 2009), and President and Chief Executive Officer of Citi Alternative Investments (during 2008)

2007 to 2008
Managing Director, The Carlyle Group

2001 to 2007
Vice Chairman, PNC Financial Services Group, following PNC’s 2007 acquisition of Mercantile Bankshares Corporation, which he joined as President and Chief Executive Officer in 2001 before also being appointed Chairman in 2003.

Prior to 2001
Held various positions at J.P. Morgan including managing director within the investment banking business, and General Counsel and Secretary, prior to which he was Partner at the law firm of Davis Polk & Wardwell

Further Information
Mr. Kelly currently serves on the board of MetLife, Inc (since 2015), and Dollar Tree, Inc. (since 2022). He previously served as chairman of the board of directors at CSX Corporation until January 2019, and on the board of XL Catlin (from 2014 to 2018). He also serves on the board of our primary subsidiary CBNA.
Mr. Kelly received his J.D. from the University of Virginia School of Law in 1981 and A.B. from Princeton University in 1975.
Relevant Skills and Experience

Financial Services	Corporate Governance
Financial Reporting & Capital Planning	Regulations & Compliance
Mr. Kelly has an extensive background in the financial services industry including serving in executive positions at major financial institutions, and on the boards of other public companies including MetLife, Dollar Tree and CSX Corporation.
He has regulatory, compliance and governance expertise having served as General Counsel and Secretary of J.P. Morgan, and as a Partner at the law firm of Davis Polk & Wardwell.

Robert G. Leary INDEPENDENT DIRECTOR

Age: 62 Joined the Board: April 2020	Board Committees: Audit; Risk Other Current Public Company Directorships: Intact Financial Corporation Voya Financial, Inc.

Career Highlights

2017 to 2019
Chief Executive Officer, The Olayan Group

2014 to 2017
Chief Executive Officer, Nuveen and TIAA Global Asset Management

2013 to 2014
President, Asset Management, TIAA

2007 to 2012
Served in executive roles at ING including as Chief Executive Officer of ING Investment Management Americas and ING Insurance U.S.

Prior to 2007
Served in leadership roles at J.P. Morgan & Co. and AIG Financial Products, prior to which he was an attorney at law firm of White & Case.
Further Information
Mr. Leary currently serves as a Senior Advisor to LeapFrog Investments (since 2022). He currently serves on the board of Intact Financial Corporation (since 2015), a major insurer publicly listed in Canada and Voya Financial, Inc. (since January 2024). He also serves as Board Chair of Arrow Global Group Ltd. (since January 2024), on the board of Wilton Re Ltd. (since January 2023), a subsidiary of the Canadian Pension Plan Investment Board, and on the advisory board of RMG Acquisitions III. In addition, Mr. Leary serves on the non-profit boards of the National Forest Foundation, the Center for Climate and Energy Solutions, and the Friends of Acadia (National Park). He previously served on the board of RSA Group plc, a subsidiary of Intact (from 2021 to 2023) and as an advisor to The Council Advisors, a business consulting consortium. Mr. Leary also serves on the board of our primary subsidiary CBNA.
Mr. Leary holds a bachelor’s degree in political science from Union College and a law degree from Fordham University.
Relevant Skills and Experience

Financial Services	Mergers & Acquisitions
Financial Reporting & Capital Planning	Sustainability Practices
Mr. Leary has over 30 years experience in the financial services industry. He has expertise in business transformation and mergers and acquisitions having been instrumental in the acquisition and invigoration of Nuveen by TIAA-CREF.
Mr. Leary has experience in sustainability through his service on numerous non-for-profit boards, and as CEO of Nuveen, where he oversaw the expansion of TIAA/Nuveen’s socially responsible and ESG assets under management.

Citizens Financial Group	21

Corporate Governance Matters

Terrance J. Lillis INDEPENDENT DIRECTOR

Age: 71 Joined the Board: February 2019	Board Committees: Audit; Nominating & Corporate Governance Other Current Public Company Directorships: None

Career Highlights

2008 to 2017 (Retirement)
Chief Financial Officer, Principal Financial Group, Inc.

1982 to 2008
Joined Principal Financial Group, Inc. as an actuarial student, and held various senior actuarial, risk management and product-pricing roles
Further Information
Mr. Lillis currently serves on the board of American Enterprise Mutual Holding Company (since 2020). He also serves on the Mercy Medical Center Board of Directors and the Command and General Staff College Foundation Board of Trustees. He serves on the Simpson College Board of Trustees and as Trustee for the Diocese of Southwest Iowa. Mr. Lillis also serves on the board of our primary subsidiary CBNA. He is a member of the American Academy of Actuaries and a Fellow of the Society of Actuaries.
Mr. Lillis received a bachelor’s degree from Simpson College after serving in the U.S. Army in the Republic of Korea, and an M.S. degree in actuarial science from the University of Iowa in 1982.
Relevant Skills and Experience

Financial Services	Risk Management
Financial Reporting & Capital Planning	Regulations & Compliance
Mr. Lillis is a seasoned executive with 35 years experience in the financial services industry.
He has extensive financial expertise including experience in capital allocation, portfolio management and strategic transactions serving as Executive Vice President and Chief Financial Officer of Principal Financial Group, Inc. for nearly 10 years, and in various senior actuarial, risk management and product-pricing roles prior to that.

Michele N. Siekerka INDEPENDENT DIRECTOR

Age: 59 Joined the Board: April 2022	Board Committees: Compensation & HR Other Current Public Company Directorships: None

Career Highlights

2014 to Present
President and Chief Executive Officer, New Jersey Business and Industry Association

2010 to 2014
Served as Assistant Commissioner before becoming Deputy Commissioner, New Jersey Department of Environmental Protection

2004 to 2010
President and Chief Executive Officer, Mercer Regional Chamber of Commerce

Prior to 2004
Served in roles including Vice President of Human Resources and Senior Counsel, AAA Mid-Atlantic, and as President and former member of the Robbinsville Township Board of Education
Further Information
Ms. Siekerka joined our Board in 2022 upon the closing of the acquisition of Investors Bancorp, Inc., which she joined in 2013 upon the consummation of Investors Bancorp's acquisition of Roma Financial Corporation where she served as Chair.
Ms. Siekerka serves on the board of Choose New Jersey, New Jersey Innovation Institute, Junior Achievement of New Jersey, the National
Association of Corporate Directors NJ Chapter, the National Association of Manufacturers, and the Council of State Manufacturing Associations where she is also an Executive Committee member. She also serves on the board of our primary subsidiary CBNA.
Ms. Siekerka received a bachelor's degree from Rutgers University and a law degree from Temple University School of Law. She also holds the NACD Directorship Certification and is a designated NACD Board Leadership Fellow.
Relevant Skills and Experience

Corporate Governance	Mergers & Acquisitions
Financial Services	Sustainability Practices
Ms. Siekerka is an experienced business professional with extensive market knowledge serving as President and Chief Executive Officer of the New Jersey Business and Industry Association. She also has experience in sustainability practices serving as Deputy Commissioner at the New Jersey Department of Environmental Protection.
She is a licensed attorney with legal and government affairs expertise.
Ms. Siekerka also has prior experience serving on the boards of regional banks Roma Financial Corporation and Investors Bancorp, Inc.

22	2024 Proxy Statement

Corporate Governance Matters

Christopher J. Swift INDEPENDENT DIRECTOR

Age: 63 Joined the Board: February 2021	Board Committees: Risk Other Current Public Company Directorships: The Hartford Financial Services Group, Inc

Career Highlights

2014 to Present
Chairman (since 2015) and Chief Executive Officer, The Hartford Financial Services Group, Inc.

2010 to 2014
Executive Vice President and Chief Financial Officer, The Hartford Financial Services Group, Inc.

2003 to 2010
Held various senior leadership and finance roles at American International Group, Inc.

Prior to 2003
Head of the Global Insurance Industry Practice at KPMG LLP which he joined as a certified public accountant focused on financial services
Further Information
Mr. Swift is on the executive committee and the board of directors of the American Property Casualty Insurance Association.
He is a member of the Chief Executives for Corporate Purpose, Council on Foreign Relations, and The Geneva Association. He also serves on the board of our primary subsidiary CBNA.
Mr. Swift holds a bachelor’s degree in accounting from Marquette University, where he is also a trustee.
Relevant Skills and Experience

Executive Leadership	Financial Reporting & Capital Planning
Risk Management	Sustainability Practices
Mr. Swift is a seasoned executive with 35 years experience in the insurance industry and expertise in risk management.
He has extensive background in financial reporting and capital planning having served as a chief financial officer and certified public accountant. He also has experience in global restructuring and mergers and acquisitions.
Mr. Swift serves on numerous industry associations, and has experience in sustainability practices as a member of Chief Executives for Corporate Purpose.

Wendy A. Watson INDEPENDENT DIRECTOR

Age: 75 Joined the Board: October 2010	Board Committees: Audit (Chair); Compensation & HR; Risk Other Current Public Company Directorships: None

Career Highlights

2005 to 2009 (Retirement)
Executive Vice President, Global Services, State Street Bank & Trust Company

2000 to 2005
Managing Director, Investment Manager Solutions, State Street Bank & Trust Company

Prior to 2000
Served as Head of the Global Banking and Trust business and President and CEO, Finance, Canadian Imperial Bank of Commerce. Prior to which she served as Chief Information Officer and Head of Internal Audit, Confederation Life Insurance Company

Further Information
Ms. Watson serves as a director of the Independent Order of the Foresters Life Insurance Company (since 2013), and is a member of the Community Service Committee of Boston Children’s Hospital (since 2011), the Advisory Board of EMpathways (since 2011), and the Expert Advisory Panel of McGill University Management School (since 2008). She previously served on the boards of DAS Canada Insurance Company, Ltd. (from 2010 to 2018), MD Financial Holdings (from 2010 to 2018) and MD Private Trust, a subsidiary of MD Financial Holdings (from 2015 to October 2023). Ms. Watson also serves on the board of our primary subsidiary CBNA.
Ms. Watson is a graduate of McGill University in Montreal with a Bachelor of Commerce degree with majors in Accounting and Law.
Relevant Skills and Experience

Financial Services	Regulations & Compliance
Financial Reporting & Capital Planning	Risk Management
Ms. Watson is an experienced executive in the financial services industry with extensive financial background, including serving as Executive Vice President, Global Services for State Street Bank & Trust Company.
She has  fellowship with the National Association of Corporate Directors and credentials as a Certified Public Accountant and Certified Fraud Examiner.
She also has an advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

Citizens Financial Group	23

Corporate Governance Matters

Marita Zuraitis INDEPENDENT DIRECTOR

Age: 63 Joined the Board: May 2011	Board Committees: Nominating & Corporate Governance; Risk Other Current Public Company Directorships: Horace Mann Educators Corporation

Career Highlights

2013 to Present
Director, President and Chief Executive Officer of Horace Mann Educators Corporation

2004 to 2013
President, Property and Casualty Companies and member of the Executive Leadership Team, The Hanover Insurance Group, Inc.

1998 to 2004
President and Chief Executive Officer, Commercial Lines for The St. Paul Travelers Companies

Prior to 1998
Served in underwriting and field management positions with United States Fidelity and Guaranty Company, and Aetna Life and Casualty
Further Information
Ms. Zuraitis serves as a member of the board of trustees for the American Institute for Chartered Property and Casualty Underwriters, and has served on its executive and compensation committees since 2009. She is a member of the board of directors of CopperPoint (since 2021), a mutual insurance holding company. She also serves on the board of directors of our primary subsidiary CBNA. Ms. Zuraitis is a past chair of the board of trustees for NCCI Holdings, Inc., a provider of workers’ compensation data analytics and a past member of the board of Worcester Academy in Worcester, Massachusetts.
Ms. Zuraitis received a bachelor's degree from Fairfield University.
Relevant Skills and Experience

Executive Leadership	Risk Management
Financial Reporting & Capital Planning	Mergers & Acquisitions
Ms. Zuraitis is a seasoned executive with 30 years experience in the insurance industry including serving as Chief Executive Officer of Horace Mann Educators Corporation.
She has   expertise in risk management, financial reporting and capital planning, and mergers and acquisitions.
Ms. Zuraitis also has experience serving on the boards of other companies and academic institutions.
Director Independence
Our Board utilizes the Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) criteria to determine director independence. Under the NYSE rules, the Board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with the Company, including the potential for conflicts of interest. In addition, the Board considers whether the Company or one of its subsidiaries has a lending relationship, deposit relationship, or other banking or commercial relationship with a director, an immediate family member, or an entity with which the director or a family member is affiliated by reason of being a director, an officer or a significant shareholder thereof. Any such relationship must meet the following criteria: (i) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons and (ii) with respect to extensions of credit by the Company or its subsidiaries: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O and Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) no event of default has occurred and is continuing beyond any period of cure.
The Nominating and Corporate Governance Committee evaluates each prospective and incumbent director, on an annual basis, using the foregoing standards and other factors it deems appropriate before making a recommendation to the Board regarding the independence or non-independence of each person. We determined each of Mr. Alexander, Ms. Atkinson, Ms. Cumming, Mr. Cummings, Mr. Hankowsky, Mr. Kelly, Mr. Leary, Mr. Lillis, Ms. Siekerka, Mr. Subramaniam, Mr. Swift, Ms. Watson and Ms. Zuraitis to be independent within the meaning of the applicable rules of the SEC and NYSE. We also determined that each committee member meets the independence requirements within the meaning of the applicable rules of the SEC and NYSE for the committees on which they serve, and that each of Ms. Watson, Ms. Atkinson, Ms. Cumming, Mr. Leary and Mr. Lillis to be an audit committee financial expert within the meaning of the applicable rules of the SEC and NYSE. For further information on committee independence and expertise, see “—Board Structure—Committees of the Board.”

24	2024 Proxy Statement

Corporate Governance Matters
Director Selection, Nomination and Refreshment
Our Board has delegated responsibility for the selection and recommendation of director nominees to the Nominating and Corporate Governance Committee.
Nomination Process
Upon the Nominating and Corporate Governance Committee’s recommendation, a slate of directors is nominated by the Board and submitted to a shareholder vote annually. The Nominating and Corporate Governance Committee also evaluates and recommends candidates for the Board as vacancies or newly created positions occur. New candidates may be identified to serve on the Board through recommendations from independent directors or members of management, search firms or other sources, and shareholders. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications, interviews with the Committee as a whole, one or more members of the Committee, or one or more other Board members, and discussions within the Committee and the full Board.

Assess Composition
Committee assesses composition considering director skills and experience, and diversity of perspectives and characteristics such as age, gender and race to determine a prospective director candidate profile.
For more details on our Board composition, see “—Director Nominees—Board Skills, Demographics and Diversity”.

Identify Candidates
Committee works with directors and other stakeholders, and may work with third-party search firms, to identify candidates with the desired profile and who meet the required criteria for Board membership:
•Demonstrated leadership, experience, or relevant knowledge
•Financial literacy, risk management experience and other business experience and acumen
•Analytical and critical thinking skills
•Independent thought and judgment
•Time availability and commitment
•Highest character, reputation and integrity
•Collegiality and ability to work as part of a team

Evaluate Candidates
Committee evaluates slate of candidates. Evaluations are based on the required criteria, each candidate’s background, qualifications, independence, performance, and the overall composition and diversity of the Board.

Recommend
Committee makes a recommendation of Board and committee membership for the candidate(s) who will enhance the expertise, experience, composition and overall strength of the Board.

Annual Review
The Committee evaluates directors annually. In doing so, it considers their individual performance, skills, expertise, experience as well as the composition of the Board as a whole.
For additional information, see “—Board Effectiveness—Board, Committee and Director Evaluations”.

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In conjunction with the Board’s succession plans, Ms. Atkinson was recently appointed to the Board in preparation for the retirement of Mr. Subramaniam. To assist the Board in identifying and evaluating potential new Board members, the Board engaged a highly regarded leadership consulting firm, Spencer Stuart, which provided a slate of candidates based on the criteria outlined. After a review of a range of highly-qualified candidates, the Nominating and Corporate Governance Committee submitted its recommendation to appoint Ms. Atkinson who joined the Board effective March 1, 2024.
Any shareholder who wishes to recommend a prospective candidate for the Board for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901. Shareholders must propose nominees for consideration by the Nominating and Corporate Governance Committee in accordance with the procedures and other requirements set forth in our Bylaws. See “Other Items—2025 Annual Meeting and Shareholder Proposals.”

Re-Nomination Process
The Nominating and Corporate Governance Committee understands the importance of critically evaluating individual directors and their contributions to the Board in connection with making re-nomination recommendations to the Board.
In considering whether to recommend re-nomination of a director for election at our Annual Meeting, the Nominating and Corporate Governance Committee considers the following factors:
•The extent to which the director’s judgment, skills, qualifications and experience continue to contribute to the success of our Board and our Company;
•Feedback from the annual Board evaluation and related individual discussions between each non-employee director, and our Lead Independent Director;
•Attendance and participation at, and preparation for, Board and committee meetings;
•Independence, including enhanced independence requirements for certain committees;
•The extent to which the director contributes to the diversity of our Board;
•Shareholder feedback, including the support received at our 2023 Annual Meeting of Shareholders; and
•Outside boards and other affiliations, including overboarding considerations, time commitment and any actual or perceived conflicts of interest.

Board Qualifications and Diversity
The most qualified candidates are sought for all open board positions based on required criteria as outlined in our Corporate Governance Guidelines. The Board values diverse perspectives and qualities and the Nominating and Corporate Governance Committee considers self-identified diverse characteristics of directors and nominees in addition to each person’s background, experience, independence, and tenure when recommending candidates for appointment to the Board, re-nominating current directors and reviewing Board and committee composition. In order to support the Board’s desire for diverse representation, any firm engaged in the director search process is requested to include diverse individuals in its list of potential candidates.
When reviewing the Board and committee composition during succession planning, and in the recruitment and evaluation of directors, the Nominating and Corporate Governance Committee considers the skills and experience represented by individual directors as well as the Board as a whole. The specific skills and experience considered most valuable to our Board in the context of the Company’s current strategy are outlined below.

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Executive Leadership
Experience operating in an executive leadership position demonstrates the abilities required to understand and direct business operations, analyze risk, manage human capital, oversee implementation of organizational change and deliver strategic plans.

Financial Services Industry
Understanding the products and services we offer, our competitive environment and the regulatory framework in which we operate gives directors the ability to challenge and guide management, effectively overseeing the operation of our business and implementation of our strategic plan.

Financial Reporting/Audit/Capital Planning
An understanding of financial reporting structures and internal controls to ensure accuracy and transparency in reporting, coupled with the ability to understand capital market transactions and strategic capital plans allows for robust challenge and oversight.

Risk Management
Risk is inherent in the operation of our business. Having directors with experience and expertise in risk management allows the Board to provide guidance and challenge in its independent oversight of the design and implementation of the Company’s risk management framework.

Compliance/Regulatory
Operating in a heavily regulated industry, we value directors with legal and/or regulatory expertise as it assists the Board’s understanding of the applicable requirements and how they pertain to the Company.

Technology
Technology is critical to all aspects of our business operations from delivery of our products and services to our customers, to making investments, to maximizing our human capital, and to delivering key strategic initiatives.

Information Security/Cybersecurity
As a financial services company with reliance on technology, we are exposed to information security and cybersecurity risk on an ongoing basis. We value directors with technology, information security and cybersecurity expertise.

Mergers and Acquisitions
Experience of mergers and acquisitions is valuable in making strategic decisions and executing them effectively. Having directors with this experience assists in the strong execution of mergers and acquisitions.

Corporate Governance
Developing and maintaining a strong corporate governance framework is key to Citizens' successful business operations which not only depends on the competence of its employees, officers, and directors, but also upon having a reputation for honesty, integrity, and lack of bias in the conduct of its business affairs.

Human Capital Management
Directors with an understanding of the impact of a company’s employees and culture on productivity as well as experience in talent management and mobilizing strategic organizational change provide valuable insight to the Board and management.

Sustainability Practices
Having directors with experience in sustainability practices allows the Board to oversee the Company’s environmental, social and governance matters and deliver on its commitment to the communities in which it does business.

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Board Refreshment and Succession Planning
The Board has maintained an active and successful Board refreshment process, appointing eight new directors since 2019, increasing the Board's diversity and providing a strong mix of experience, skills and demographics relevant to the size and nature of our business and our long-term strategy.
Director Nominee Tenure Ranges
Refreshed board composition and leadership

2019	2020	2021	2022	2024

•Edward J. Kelly III •Terrance J. Lillis	•Robert G. Leary	•Lee Alexander •Christopher J. Swift	•Kevin Cummings •Michele N. Siekerka	•Tracy A. Atkinson

8 new directors appointed in the past five years	50% of directors appointed in the past five years represent diverse groups	50% of key committees chaired by women	62% of directors have a tenure of five years or less

The Nominating and Corporate Governance Committee also considers the periodic rotation of committee members ensuring each has an appropriate balance of experience and fresh perspectives. In the past five years, five new directors have joined the Audit Committee, four have joined each of the Compensation and HR and Nominating and Corporate Governance Committees, and two have joined the Risk Committee.

Wendy A. Watson Mandatory Retirement Age Waiver
Our Corporate Governance Guidelines provide that directors may not be nominated to a new term if they will be age 75 or over at the expiration of his or her current term, unless the Board waives the mandatory retirement age for a specific director.
Ms. Watson is being nominated for election to the Board at the 2024 Annual Meeting although she has reached age 75. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has waived the mandatory retirement requirement for Ms. Watson for this year. The Board's decision to nominate Ms. Watson for an additional term as director was based on her position as a key Board member, including serving as Chair of the Audit Committee, and her extensive financial services expertise and experience. The Board also believes that, given the retirement of Mr. Subramaniam and the shorter tenure of the majority of our Board members, maintaining the balance of shorter- and longer-tenured directors at this time is in the best interests of the Company. Should Ms. Watson be reelected by our shareholders to serve on our Board for an additional term beginning April 25, 2024, we expect that she will not stand for reelection at the April 2025 annual meeting.

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Board Structure
The following sections provide an overview of our Board governance structure and processes as well as key aspects of our Board operations and oversight, which collectively provide a strong governance framework that supports the Board in discharging its duties.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines which outline the Board’s expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Corporate Governance Guidelines are reviewed annually and address:
•The Board’s roles and responsibilities concerning corporate strategy, risk management, succession planning, annual evaluation and director compensation;
•Board structure and composition including size, independence, leadership and committee structure and responsibilities;
•Qualifications and selection of directors;
•Board membership requirements concerning participation and preparation for Board meetings, stock ownership, participation on other boards, conflicts of interest, orientation and education, term limits, tenure and mandatory retirement age for directors; and
•Board operations including Board agendas, executive sessions of independent directors, and access to management and independent advisors.
Our Corporate Governance Guidelines are available on the corporate governance section of our website at
https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.
Board Leadership
The Board believes that the Company and its shareholders are best served by allowing the Board to exercise its judgment regarding the most appropriate Board leadership structure at a given time. The Board reviews its leadership structure periodically and in doing so considers the composition of the Board, the needs of the Company and its shareholders, shareholder feedback, peer company practices, and other factors, retaining the flexibility and discretion to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any manner that serves the best interests of the Company, including consideration of whether the same individual should serve as both Chairman and Chief Executive Officer or whether the roles should be separated.
The Board has determined that a combined Chairman and Chief Executive Officer position, with a Lead Independent Director, is the most appropriate Board leadership structure for the Company. Having a combined Chairman and Chief Executive Officer:
•provides efficient and effective governance and leadership to the Company;
•ensures the Board is apprised of current risks and issues that may impact the Company in a timely manner; and
•presents a single point of leadership to all Company stakeholders.
Our Chief Executive Officer, Mr. Van Saun, serves as Chairman of the Board, while an independent director, Mr. Subramaniam, serves as Lead Independent Director. The Board has named Edward J. Kelly III as Mr. Subramaniam's successor as Lead Independent Director. Mr. Kelly will be appointed to the position, subject to his re-election, following the Annual Meeting and Mr. Subramaniam's retirement.
Below is a summary of the key duties and responsibilities of the Chairman and the Lead Independent Director.

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Bruce Van Saun
Chairman
Presides at all meetings of the Board and annual meeting of shareholders
Together with the Lead Independent Director, reviews and approves the meeting agendas and schedules to assure content and sufficient time for discussion of all agenda items
Facilitates and encourages communication between management and the Board

CEO
Manages and directs the business and affairs of the Company under the oversight of the Board
Develops and executes the Company's strategy against short- and long-term objectives
Builds and oversees the executive team

Shivan Subramaniam	Lead Independent Director
	Facilitator	Collaborator

Presides at Board and shareholder meetings where the Chairman is not present, including executive sessions of the independent directors
Serves as a liaison, facilitating communication between independent directors and the Chairman
Provides advice and guidance to the Chairman on board leadership, executive management and corporate strategy matters

 Reviews and approves agendas/agenda planners and materials for Board meetings in coordination with the Chairman, adding items to the agendas as appropriate
 Calls meetings of the independent directors as required

	Independent Advocate	Communicator
Independent advocate ensuring accountability to investors when potential conflicts of interest arise between management and shareholders
Discusses with the CEO, together with the Chair of the Compensation and HR Committee, the results of the Board’s annual evaluation of the CEO’s performance
Communicates with major shareholders and regulators upon request

Executive Sessions of Our Non-Employee Directors
The Company’s non-employee directors, who are all independent, participate in regularly scheduled executive sessions in which management does not participate. In addition, each of the Board committees, which are comprised solely of independent directors, hold regularly scheduled executive sessions. Our Lead Independent Director presides over each executive session of the Board.
Committees of the Board
Our Board has six standing committees. Four of these committees (Audit, Compensation and HR, Nominating and Corporate Governance and Risk) meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and Chief Executive Officer, Mr. Van Saun, our Lead Independent Director and Chair of our Nominating and Corporate Governance Committee, Mr. Subramaniam, and Nominating and Corporate Governance Committee and Compensation and HR Committee member, Mr. Hankowsky. The Executive Committee may act on behalf of the Board and

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reports its actions to the full Board. The Equity Committee is composed of our Chairman and Chief Executive Officer and acts as needed to make equity grants (subject to certain limitations determined by the Compensation and HR Committee) between annual grant cycles and reports its actions to the Compensation and HR Committee. See “Compensation Matters—Compensation Discussion and Analysis—Compensation Governance Policies and Practices—Process for Approval of Equity Grants.” In carrying out their duties, each committee of the Board is authorized to select, retain, terminate and approve fees and other retention terms of independent legal or other advisors as it deems appropriate without seeking approval of management or the full Board.

Wendy A. Watson (Chair) Members: Lee Alexander Tracy A. Atkinson* Christine M. Cumming Robert G. Leary Terrance J. Lillis Meetings held in 2023: 12
Audit Committee
The Audit Committee reviews and, as it deems appropriate, recommends to the Board our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. The Audit Committee is also directly responsible for the appointment, compensation, retention and evaluation of the qualifications, independence and performance of our independent public auditors.
Each member of the Audit Committee meets the independence requirements of the NYSE and is financially literate, and each member of the Audit Committee is an independent director under Rule 10A-3 under the Exchange Act. In addition, each of Ms. Watson, Ms. Atkinson, Ms. Cumming, Mr. Leary and Mr. Lillis is an audit committee financial expert.
The Audit Committee charter is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.

*Effective March 1, 2024

Edward J. Kelly III (Chair) Members: William P. Hankowsky Michele N. Siekerka Shivan Subramaniam Wendy A. Watson Meetings held in 2023: 7
Compensation & HR Committee
The Compensation and HR Committee establishes, implements and monitors our executive compensation plans and programs and determines compensation for our CEO and other executives. The Compensation and HR Committee also oversees our material compensation and benefit plans, makes recommendations to the Board on non-employee director compensation, and reviews talent management and succession plans as well as diversity, equity and inclusion programs.
Each member of the Compensation and HR Committee meets the independence requirements of the NYSE and Rule 10C-1 of the Exchange Act and is a “non-employee director” under Exchange Act Rule 16b-3. Compensation Advisory Partners, LLC ("CAP") provides guidance and advice to the Compensation and HR Committee on compensation-related matters. See “Compensation Matters—Our Compensation-Setting Process—Role of Compensation Consultant.”
The Compensation and HR Committee charter is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.

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Shivan Subramaniam (Chair) Members: William P. Hankowsky Edward J. Kelly III Terrance J. Lillis Marita Zuraitis Meetings held in 2023: 4
Nominating & Corporate Governance Committee
The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to director and board committee nominations and corporate governance. It also oversees the development and implementation of the Board director orientation and continuing education program including the annual board training plan, the annual Board and committee self-evaluation process and the Company’s commitment to environmental, social and governance matters and reporting.
Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE.
The Nominating and Corporate Governance Committee charter is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.

Christine M. Cumming (Chair) Members: Kevin J. Cummings Robert G. Leary Christopher J. Swift Wendy A. Watson Marita Zuraitis Meetings held in 2023: 6
Risk Committee
The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of our risk strategy and policy, risk appetite framework and specific risk appetites and limits. The Risk Committee also oversees our enterprise risk management governance framework and reviews the due diligence of any proposed strategic transaction. In addition, the Risk Committee oversees the Chief Risk Officer and the internal risk management function of the Company.
Each member of the Risk Committee meets the independence requirements of the NYSE. Ms. Cumming qualifies as an expert, as required by federal banking regulations, having the experience in identifying, assessing and managing large, complex financial firms’ risk exposures relevant to the Company’s particular risks and commensurate with the Company’s structure, risk profile, complexity, activities and size. As required by the Risk Committee charter, the chair of the committee, Ms. Cumming, is also a non-executive director who meets the criteria for independence specified by the Federal Reserve Board’s Enhanced Prudential Standards (12 CFR 252.33(a)(4)(ii)).
The Risk Committee charter is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx.

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Board Oversight Responsibilities
Our Board and its committees provide centralized oversight of the Company and its business operations. In its oversight of management, the Board monitors the Company to ensure it has established policies and procedures which allow for implementation of a sound system of internal controls. This includes policies and procedures for enterprise risk management; appropriate risk appetite and limits, capital and liquidity management and execution of debt and equity capital markets transactions; proper accounting and financial statements; compliance with legal and regulatory requirements and expectations; and execution against the Company’s strategic plan.
Risk Oversight
The Board is responsible for oversight of the Company’s internal controls and risk management framework. This oversight includes evaluation of management’s systems of internal control, financial reporting and public disclosure, the accuracy and completeness of financial results, and reviewing and approving the Company’s Enterprise-wide Risk Management Governance Framework (the “ERMG Framework”). The Board has delegated certain risk oversight duties to the Risk Committee, and with respect to financial controls, the Audit Committee, but each of the Board’s committees has risk oversight responsibilities and the Board receives independent reports from each of its key committees at its meetings. In addition, the Chief Risk Officer provides an independent view of material risks across the Company to the Risk Committee, and to the full Board. While the Board and its committees oversee key risk areas, management is charged with day-to-day management of risk through the utilization of the ERMG Framework. A key element of Citizens’ ERMG Framework is building and maintaining a strong risk management culture throughout the Company and to facilitate this, the ERMG Framework is consistently applied across the Company and its effectiveness is evaluated on a continuous basis. Through the ERMG Framework, the Company seeks to proactively highlight current and emerging risks, promote timely resolution of issues, and eliminate repeat findings.
The ERMG Framework encompasses the policies, programs, and procedures which set the standards for the identification, assessment, monitoring, and control of material risks that could affect shareholder value, customers, colleagues or the safety and soundness of the Company. Foundational to the ERMG Framework is the Risk Appetite Framework which governs the Company’s approach to risk and serves to better inform the Company’s risk-taking strategy in its pursuit of strategic and financial goals. The Company’s risk appetite is embedded into key-decision making processes.
The ERMG Framework is implemented through a Three Lines of Defense model which incorporates (1) front line units responsible for identifying, assessing, controlling, monitoring and reporting risk; (2) independent risk management which provides independent challenge and oversight of our overall risk profile; and (3) internal audit and credit review functions which evaluate the design and effectiveness of the Company’s risk framework. The ERMG Framework incorporates both quantitative and qualitative methods for the identification and assessment of risks and events, including ongoing risk and control self-assessment, and frequent scenario analyses. The model is designed to ensure effective management, control and oversight of all risks including credit risk, interest rate risk, liquidity risk, market risk, operational risk, security, fraud, and financial crimes risk, technology risk, compliance risk, model risk, climate risk, strategic risk, and reputation risk.

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BOARD OF DIRECTORS
COMMITTEES

AUDIT	RISK	COMPENSATION & HR	NOMINATING & CORPORATE GOVERNANCE

•Oversees evaluation of systems of internal control, financial reporting, and public disclosure
•Reviews the accuracy and completeness of financial results
•Oversees our Conduct Office, which monitors colleague behavior in relation to our Code of Business Conduct and Ethics, sales practices, and other key policy considerations

•Oversees design, implementation and operation of the ERMG Framework, which sets standards for the identification, assessment, monitoring and control of material risks and related governance
•Reviews and, as it deems appropriate, recommends to the Board the implementation of the Company’s risk strategy, Risk Appetite Framework and specific risk appetites and limits

•Evaluates executive performance, including risk performance, and approves compensation
•Establishes and monitors compensation programs and performs an annual risk review of compensation plans
•Reviews director compensation, with input from its independent consultant
•Oversees talent management and succession planning at the executive level and for the organization overall, as well as diversity, equity and inclusion initiatives

•Oversees governance practices, independence and effectiveness of the Board
•Oversees the Company’s commitment to environmental, social and governance matters
•Oversees the development and implementation of the board annual training and continuing education program

•Oversees enterprise risk and risk management strategies, policies, procedures, and mitigation efforts
•Oversees Cybersecurity risk
•Oversees utility operations, strategy, and safety
•Monitors DEI and diverse business spending initiatives
•Oversees capital allocation related to environmental and climate initiatives

Both the Risk and Audit Committees oversee the management of our cybersecurity risk. Regular reporting on cybersecurity and cyber threats as they continue to evolve is provided to both committees and the Board.

INCLUDES REPORTS FROM

•Chief Financial Officer •Controller •Internal Audit •Independent Auditor •Chief Security Officer •Head of Sustainability	•Chief Risk Officer •Chief Compliance Officer •Head of Non-Financial Risk Management •Treasurer •Chief Security Officer	•Chief Human Resources Officer •Head of Reward •Head of Development •Chief Risk Officer •Independent Compensation Consultant •Business and Functional Executive Leadership	•Corporate Secretary •Head of Sustainability •Chief Human Resources Officer •Head of Government Relations	•Chief Financial Officer •Chief Risk Officer •General Counsel •Chief Information Officer •Chief Security Officer •External advisors

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Cybersecurity Oversight
As a financial institution, our operations rely on the secure processing, transmission and storage of confidential information in our network. In addition, our customers use personal computers, smartphones, tablets, and other mobile devices to access our products and services. As such, we are subject to a variety of cybersecurity risks.

Cybersecurity Program
•We manage our cybersecurity risk through a comprehensive Cybersecurity Program (the "Program") under the guidance of our Chief Security Officer
•The Program is designed to protect our employees, customers, assets, premises, systems, and information against unauthorized access, misuse, alteration, or destruction that could result in substantial harm or inconvenience to our customers, and loss or reputational damage
•The Program incorporates all of our security policies and covers the core elements of access control, infrastructure security, cybersecurity event and incident management, data protection, third-party vendor cyber risk oversight, payment security, and training and awareness
•We regularly complete an independent assessment and benchmarking; and we are overseen and assessed by federal regulators
•While we look to numerous frameworks to ensure the Program is maintained in line with regulatory expectations and industry best practices, we benchmark ourselves against the National Institute of Standards and Technology (“NIST”) cybersecurity framework

Audit Committee
•Oversight of our cybersecurity risk management
•Oversees the Program under its risk oversight responsibilities as it relates to financial controls
•Together with the Board, receives regular cybersecurity updates as part of the reporting provided by the Technology/Cyber Oversight Committee

Risk Committee
•Oversees the management of cybersecurity risk consistent with the ERMG Framework
•Receives an annual cybersecurity briefing from the Chief Security Officer, including an overall assessment of the effectiveness of the Program and an outlook for the upcoming year
•Approves the Program annually

Board
•Together with the Audit Committee, receives regular cybersecurity updates as part of the reporting provided by the Technology/Cyber Oversight Committee
•Is provided with relevant cybersecurity training on an annual basis to ensure it maintains the appropriate knowledge for providing effective oversight, with any additional training provided as requested

Technology/Cyber Oversight Committee (a Management Committee)
•Chaired by the Chief Executive Officer
•Reports to the Board and the Audit Committee
•Provides executive oversight, guidance and transparency to key transformative initiatives designed to enhance our technology stability, cyber defenses and risk management capabilities

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Company Strategy Oversight
The Board is responsible for guiding and ultimately approving the strategic direction of the Company and overseeing execution of the Company’s strategic plan. Every year the Board holds an offsite meeting dedicated to reviewing the Company’s long-term strategy. This review includes detailed discussions with management, investors, securities analysts and industry experts. At each of its meetings, the Board assesses the Company’s strategic, competitive and financial performance to ensure continued alignment with the long-term strategy.

Hold two-day strategy session annually which includes presentations from external experts and senior executives across the Company.	Continuously review the Company's strategic, competitive and financial performance to ensure alignment with its long-term strategy.	Conduct site visits and hold Board meetings at different office locations to provide firsthand experience of Company’s operations.	Regularly meet with the next generation of leadership to ensure visibility of the talent pipeline.

Environmental, Social and Governance Matters Oversight
Our environmental, social and governance ("ESG") activities are overseen and guided by our Board and executive leadership. The Nominating and Corporate Governance Committee of the Board has primary responsibility for oversight of this work, including overall ESG strategy and reporting. In addition, each Board committee addresses ESG matters that pertain to its directives.

Nominating and Corporate
Governance Committee
Guides our commitment to ESG matters, including implementation of our ESG governance framework, completion of materiality assessments, and monitoring the evolution of ESG practices.
Risk Committee Oversees risks associated with ESG matters through its oversight of the operation of the Company’s Enterprise Risk Management Governance Framework, under which all risks are managed.

Compensation & HR Committee
Oversees compensation programs and policies, talent management and succession, and diversity, equity, and inclusion programs. The Compensation and HR Committee also evaluates executive performance and approves executive compensation.

Audit Committee
Oversees the internal control environment for material ESG disclosures, and approving the inclusion thereof into relevant external reports. The Audit Committee also oversees the Conduct and Ethics Office, which has responsibility for identification and oversight of risks associated with our culture and conduct.

Board oversight is supported by a management structure which facilitates the provision of strategic direction and guidance, coordinates the execution of ESG-related initiatives, and ensures appropriate management of ESG-related risks. This structure includes management oversight forums with executive engagement and accountability. In addition to the management structure, ESG-related working groups drive implementation of related initiatives and various risk forums ensure ESG-related risks are integrated into our Enterprise Risk Management Governance Framework.

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Management Succession Planning Oversight
The Company has a robust talent strategy, which includes the assessment of talent at various levels across the organization on a regular basis. As part of this strategy, the Compensation and HR Committee reviews the Company’s talent management and succession plans regularly. Talent management and succession plans for the CEO, including evaluations of successors and related development plans, are provided to the Compensation and HR Committee and to the Board at least annually. A similarly detailed review of talent management and succession plans for the CEO’s management team also occurs annually by the Compensation and HR Committee. The focus on talent management also extends below the executive level. To that end, the Compensation and HR Committee reviews talent management and succession plans for our primary businesses and functions on a regular basis. In addition to focusing on potential successors and team strength, these deep dives also focus on the identification of emerging talent deeper in the organization. Board members also serve as formal mentors to certain members of our executive team and meet in small group sessions with high-potential leaders across the Company throughout the year.
Culture, Business Conduct and Ethics Oversight
Code of Business Conduct and Ethics
Our Board has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which sets forth key guiding principles concerning ethical conduct and is applicable to all of our directors, officers and employees. The Code of Conduct addresses, among other things, conflicts of interest, protection of confidential information and compliance with laws, rules, and regulations, and describes the process by which any concerns about violations should be reported. The Code of Conduct is available on the corporate governance section of our website at https://investor.citizensbank.com/about-us/investor-relations/corporate-governance.aspx. You may also obtain a copy, free of charge, by writing to our Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut 06901. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
Related Person Transactions
Policies and Procedures for Related Person Transactions
The Board has adopted a written policy governing transactions with related persons. Under the Related Person Transaction Policy, our executive officers, directors, significant shareholders, and their immediate family members (each a “Related Person”), are not permitted to enter into a transaction with the Company without approval from our Nominating and Corporate Governance Committee. In accordance with the policy, any request to enter into a transaction with an executive officer, director, significant shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, and in which the Related Person has a direct or indirect material interest is required to be presented to our Nominating and Corporate Governance Committee for review, consideration and approval.
Under the policy, the Nominating and Corporate Governance Committee has pre-approved transactions which do not pose a risk of creating conflicts of interest because they arise in the ordinary course of business, and the interests of the Related Person are not material even if the amount involved exceeds $120,000. Pre-approved transactions include those that do not require disclosure under Item 404(a) of Regulation S-K; transactions that are subject to other approval processes such as employment and compensation arrangements of, or lending to, executive officers and directors; and ordinary course banking, brokerage, investment, and financial services relationships, as well as other ordinary course of business relationships and transactions with any beneficial owner of between 5% and 20% of the Company’s voting securities that is not a natural person, and is a Related Person solely as a result of stock ownership, provided they are on non-preferential terms and the value does not exceed 1% of the consolidated gross revenues in a fiscal year of either the Company or the beneficial owner.

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In approving or rejecting a proposed transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, (i) the commercial reasonableness of the terms, (ii) the benefit or perceived benefit, or lack thereof, to the Company, (iii) opportunity costs of alternate transactions, (iv) the materiality and character of the Related Person’s direct or indirect interest, and (v) the actual or perceived conflict of interest of the Related Person.
Transactions with Related Persons
We maintain ordinary course banking relationships with some of our directors and officers. This includes providing credit facilities from time to time to certain directors and executive officers and their immediate family members, as well as their affiliated companies. These credit facilities (i) complied with our Regulation O policies and procedures, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iv) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.
Mr. Cummings’ daughter, Mary Cummings, is employed by the Company in a non-executive position. Ms. Cummings’ compensation was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions, and without the involvement of Mr. Cummings. Her total compensation for 2023 was less than $200,000. The Board considered the aforementioned relationship in making an independence determination for Mr. Cummings.
The Company engages in ordinary course transactions with BlackRock, Inc., The Vanguard Group, Inc., Capital International Investors, and State Street Corporation and their affiliates, each of whom are beneficial owners of more than five percent of our outstanding common stock as of December 31, 2023, and therefore considered “Related Persons” under the Related Person Transaction Policy. See “Other Items—Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership of Shareholders Holding more than Five Percent” for additional information.
Board Oversight of Political Spending
We closely monitor and oversee all expenditures that could be used for political purposes in accordance with our Code of Conduct and our Political Contributions Policy. The Company only makes contributions to political candidates or parties from the Citizens-sponsored Political Action Committees (“Citizens PACs”). The Citizens PACs raise funds on a voluntary basis from Citizens' colleagues in order to make contributions in support of sound public policies that benefit the Company, its customers, and the communities we serve. All Citizens PAC contributions are overseen by senior management and made available in regular state and federal filings. Our Statement on Advocacy and Political Activities, and our most recent Corporate Political Activity Report are available in the Corporate Governance section of our website.
The Nominating and Corporate Governance Committee receives regular reporting on political contributions and other expenditures related to government advocacy, including lobbying activities and support for trade associations and other organizations.

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Board Engagement
Meeting Attendance
Our Board held 14 meetings during 2023.

	2023 Meetings
Board	14	43 Total Board and Committee Meetings in 2023
Audit	12
Compensation & HR	7
Nominating & Corporate Governance	4
Risk	6
Every member attended at least 75% of the Board and committee meetings on which the member sits. All directors are expected to attend our annual meetings, and all of the directors who served during 2023 attended the annual meeting held on April 27, 2023 with the exception of Mr. Swift and Mr. Subramaniam who provided their apologies.
Shareholder Engagement and Responsiveness
It is important to us to maintain an open dialogue with our shareholders and listen to their perspectives. Throughout the year, we interact and communicate with our shareholders and proxy advisory firms in a number of forums, including quarterly earnings presentations, investor conferences, press releases and SEC filings, shareholder dialogue, our proxy statement and the annual meeting of shareholders.
On an annual basis, we proactively reach out to our largest shareholders to solicit feedback on board governance, executive compensation, sustainability practices and human capital management, and get insight into any other topics that are top of mind for them. The feedback we receive is used to enhance our current practices, and all feedback is shared with the Board. We also hold discussions with additional shareholders at their request.

Our 2023 Shareholder Engagement Team
During 2023, shareholder engagements included representatives from the following areas:
•Office of the Corporate Secretary
•Investor Relations
•Executive Compensation
•Sustainability
•Risk Management
Our Lead Independent Director, other independent directors and members of executive management also participate in these discussions when requested by a shareholder.

Who We Met With	During 2023, we reached out to over 30 of our largest shareholders holding approximately 67% of our outstanding shares	Members of executive management ultimately met with multiple shareholders representing approximately 31% of our outstanding shares In addition, we met with any shareholder who requested an engagement.

Topics Discussed	Discussions focused on:
	•Sustainability including climate actions •Human capital management	•Executive compensation •Board composition

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Shareholder feedback, together with ongoing reviews of market and peer practice, continue to result in implementation of enhancements to our governance and compensation practices and related disclosure. Shareholders we have spoken to have expressed their support for the enhancements we have made to board diversity, our executive compensation program, and shareholder rights, and have recognized the continued progress we’ve made in oversight and management of environmental, social and governance matters and related reporting in recent years. The following table outlines actions that have been taken over the past several years in response to shareholder feedback.

What We Heard	What We Did

Importance of Board diversity	Board is 38% gender diverse, with gender diversity increased for 2024.

Continue progression of the Company’s climate agenda	In 2023, we announced a $50B Sustainable Finance Target and our intention to be carbon neutral by 2035. In addition to an ESG Report and dedicated TCFD Report, we published an environmental and social risk management statement as well as a public description of our target, both of which underscore our focus on credibility and transparency. This builds upon the steady progress we’ve made on climate, which includes industry engagement with the Partnership for Carbon Accounting Financials (PCAF) and the Risk Management Association (RMA) Climate Risk Consortium.

Strengthen shareholder rights to increase the shareholder voice	Eliminated supermajority voting requirements.

Enhance disclosure of employee demographics	We have updated our website to include a link to our full EEO-1 report as of December 31, 2022, the most recent report filed with the EEOC. On an annual basis, this will be updated to reflect the most recent EEO-1 report after it is filed with the EEOC.

Enhance disclosure of performance outcomes impacting pay decisions
Starting last year, we made significant changes to our CD&A disclosure to demonstrate specific performance outcomes that were considered by the Compensation and HR Committee in making executive compensation decisions. The performance outcomes considered and disclosed relate to various dimensions of performance (including financial, customer, strategic, human capital, and risk) and are inclusive of metrics that would be classified as ESG-related metrics (such as participation in our organizational health survey and customer satisfaction outcomes).

Continue to evolve long-term performance award design	In 2020, we introduced a +/- 10% Total Shareholder Return (“TSR”) modifier for our performance awards. Starting with grants in 2023, this TSR modifier increased to +/- 20%. If Company TSR performance during the applicable performance period is in the bottom quartile of peers, payout levels will be multiplied by 80%; if Company TSR performance is in the top quartile of peers, payout levels will be multiplied by 120%.

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Communications with the Board
We invite any shareholders who wish to contact our Board to send written correspondence, in care of the Corporate Secretary, to Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901. Communications may be addressed to the Lead Independent Director or any alternate director, marked as confidential or otherwise. Communications which are addressed to the Board, an individual director or group of directors will be processed by the Office of the Corporate Secretary. Communications received that discuss business or other matters relevant to the activities of our Board, as determined by the Corporate Secretary, will be distributed to the addressees either in summary form or by delivering a copy of the communication. With respect to other correspondence received by the Company on behalf of one or more directors, the Board has requested that certain items, including the following, not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.
Board Effectiveness
Board Education
Each of our Board members participates in an annual training and continuing education program. Management incorporates director input to develop an annual schedule of board training that covers a broad range of topics to enhance and strengthen the skills, knowledge and competencies of directors, both individually and collectively. Topics covered during 2023 included cybersecurity, payments, sustainability, innovation, and anti-money laundering. The program encompasses presentations from internal and external speakers as well as site visits to key locations and regular meetings with management. In addition, directors are encouraged to avail themselves of educational programs offered through recognized independent providers. Another key element of Board education is the mentoring program in place where Board members serve as mentors to certain members of the executive team. Board members also meet in small group sessions with members of senior management below the executive level which assists in deepening the Board’s understanding of the business.

Engagement with Shareholders
Governance Discussions
Feedback from shareholder engagements shared with the Board, with the Lead Independent Director participating in these discussions on request
Director Education
Annual Training Program
Annual program supports continuous education for directors
New Director Orientation
Full orientation program for new directors

Engagement with the Businesses
Calls with Management
Provide an opportunity for the CEO and executive leadership to discuss Company operations in real-time with Board members as appropriate
Business and Functional Deep Dives
Periodic sessions with business and functional leaders provides opportunity for direct employee interaction and better understanding of Company culture

Business and Strategy Review Sessions
•Director participation at annual strategy sessions
•Strategic business updates presented at each Board meeting
Company Site Visits by Directors
•Providence, RI
•Short Hills, NJ
•Stamford, CT
•Johnston, RI
•Boston, MA
Talent and Leadership Meetings
•Directors serve as mentors to certain members of the executive team
•Directors meet in small group sessions with members of management below executive level

Regular Calls with CEO

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Board, Committee and Director Evaluations
The Board, led by the Nominating and Corporate Governance Committee, conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Under each committee’s charter, the committee evaluates and assesses its performance, skills and resources required to meet its obligations annually. In addition, all directors complete a self-evaluation. Periodically, the Board will also complete peer evaluations; these were most recently completed in 2023. An independent party was used to facilitate the evaluations in 2023 in accordance with our Corporate Governance Guidelines, which require an independent third-party to conduct the Board, committee, director and peer evaluations at least every three years.

1. Review of Process The Nominating and Corporate Governance Committee reviews the self-assessment process annually and approves the form of evaluation.	2. Self-Evaluation Questionnaire The questionnaire is distributed by an external facilitator to the Board, each of the committees and individual directors for their feedback.	3. Individual Discussions External facilitator holds interview with each director to expand on the questionnaires.

4. Results
Results are anonymously compiled by the external facilitator and reviewed by the Chairman, Lead Independent Director and Nominating and Corporate Governance Committee Chair before being presented to the Board and each of its committees.
	5. Actions Action plans are prepared and used to inform agenda planning and enhance current governance practices and Board operations.	6. Monitoring The Nominating and Corporate Governance Committee monitors the execution of the action plans throughout the year.

Types of Evaluations

Board and Committee Evaluations (Annual) Subjects covered in the evaluation: •Strategy •Culture •Roles and responsibilities •Relationship with management •Membership and structure	Director Self-Evaluations (Annual) Subjects covered in the evaluation: •Performance •Contributions •Skills and experience	Peer Evaluations (Periodically) Subjects covered in the evaluation: •Director participation and engagement •Director judgment •Board dynamics •Overall performance

Actions Taken
Results of the evaluations are used to determine actions designed to augment the operations of the Board and its committees. Examples of actions taken as a result of conducting the evaluations includes adding Board and committee agenda items to ensure intensive focus on top priorities, streamlining board reporting and enhancing Board presentations, and providing targeted Committee training.

Service on Other Public Company Boards
Our Board values the experience that its directors gain through service on other boards but is mindful that service on other boards may present conflicts of interest and may require significant time commitments. In accordance with our Corporate Governance Guidelines, which are reviewed annually, unless the Board determines that simultaneous service would not impair the ability of a director to effectively serve on our Board or a committee of the Board, it is our policy that:
•Non-employee directors may not serve on more than four public company boards, including ours;
•Non-employee directors who are also CEOs of other public companies may not serve on more than three public company boards, including ours; and
•Directors may not serve as members of our Audit Committee if such director serves on the audit committee of more than two other public companies.

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Director Compensation
The Citizens Financial Group, Inc. Non-Employee Director Compensation Policy (“Director Compensation Policy”) governs the compensation of our non-employee directors. The Director Compensation Policy is reviewed on an annual basis by the Compensation and HR Committee, together with its independent compensation consultant, Compensation Advisory Partners ("CAP"), who reviews our program to ensure consistency with sound governance practices and makes recommendations, as appropriate. The Compensation and HR Committee reviews market data and recommendations provided by CAP and considers their advice on industry best practice when making decisions regarding director compensation. Any changes to director compensation are approved by the Compensation and HR Committee in addition to the Nominating and Corporate Governance Committee and the full Board.
As a result of the review of director compensation in April 2023, the following changes were made: (i) directors' annual equity retainer was increased by $10,000 (to $145,000); (ii) Lead Director cash retainer was increased by $10,000 (to $50,000); (iii) chair retainer was increased by $5,000 for the Risk Committee Chair (to $35,000); and (iv) chair retainers were increased by $5,000 for the Compensation and HR Committee Chair (to $30,000) and the Nominating and Corporate Governance Chair (to $25,000). These changes were approved by the Compensation and HR Committee, the Nominating and Corporate Governance Committee, and the full Board and became effective on April 27, 2023. Below is a summary of the elements of our Director Compensation Policy, as amended.

Element of Compensation	Amount
Annual Retainer (cash)	$105,000
Annual Restricted Stock Unit Award (equity)	$145,000
Lead Director Retainer (cash)	$50,000
Audit Committee Chair Retainer (cash)	$35,000
Risk Committee Chair Retainer (cash)	$35,000
Compensation and HR Committee Chair Retainer (cash)	$30,000
Nominating & Corporate Governance Committee Chair Retainer (cash)	$25,000
Audit Committee Member Retainer (cash)	$10,000
On the date of each annual meeting of our shareholders, each non-employee director receives an annual grant of RSUs under the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan as compensation for their service until the next annual meeting. RSUs vest immediately as of the grant date, subject to the terms and conditions of the plan and the applicable award agreement. Director RSUs are not settled until a director’s cessation of service. To the extent dividends are declared between the grant and ultimate settlement date, dividend equivalents are reinvested into additional RSUs with the same terms and conditions as the related award.
Proposal 2 in this Proxy Statement requests that shareholders approve the Amended & Restated Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (the "A&R Directors Plan"). The A&R Directors Plan includes an annual limit on equity awards for directors. More specifically, under the A&R Directors Plan, the total grant date value of equity awards granted to a non-employee director in any calendar year will not exceed $400,000. We plan to also adopt annual cash limits on director compensation when our Director Compensation Policy is next reviewed, scheduled for April 2024.
Non-employee directors are subject to stock ownership and retention guidelines requiring that they hold shares with a value at least equal to five times their annual cash retainer within five years following their service start date. As mentioned above, director RSUs are subject to mandatory deferral and are not settled until a director’s cessation of service. The types of awards that count toward meeting this requirement are consistent with those applicable to executives, as discussed in “Compensation Discussion and Analysis—Compensation Governance Policies and Practices—Executive and Director Stock Ownership and Retention Guidelines.”
Directors may defer up to 100% of their cash compensation under our Directors Deferred Compensation Plan. Contributions to this plan are credited with interest on a monthly basis, based on the applicable interest crediting rate. The interest crediting rate is the annualized average yield on the United States Treasury bond 10-year constant maturity for the immediately preceding calendar quarter plus 2%, which is then divided by 12 to determine the monthly interest crediting rate. There are no Company contributions to this plan and no above-market or preferential earnings on compensation deferred pursuant to this plan.

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Directors are also eligible to receive matching charitable contributions as part of our general matching charitable contribution program. Under this program, to the extent directors choose to make charitable contributions to qualifying charitable organizations the Company matches those contributions dollar-for-dollar up to an annual limit of $5,000. In addition, directors receive reimbursement of business expenses incurred in connection with their attendance at meetings. Our non-employee directors do not participate in our employee benefit programs.
2023 Director Compensation Table
The following table shows compensation for our non-employee directors during 2023. As described above, the Director Compensation Policy was amended effective April 27, 2023. Prior to that date, directors were compensated in accordance with the prior version of our Director Compensation Policy.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Other Compensation ($)(3)	Total Compensation ($)
Lee Alexander	115,000	169,373	5,000	289,373
Christine M. Cumming	148,333	194,317	—	342,650
Kevin Cummings	105,000	160,182	5,000	270,182
William P. Hankowsky	105,000	194,317	—	299,317
Edward J. Kelly III	133,333	186,584	—	319,917
Robert Leary	115,000	175,985	—	290,985
Terrance J. Lillis	115,000	186,584	5,000	306,584
Michele Siekerka	105,000	160,182	5,000	270,182
Shivan Subramaniam(1)	175,000	194,317	5,000	374,317
Christopher J. Swift	105,000	169,373	—	274,373
Wendy A. Watson(1)	150,000	194,317	5,000	349,317
Marita Zuraitis	105,000	194,317	—	299,317
(1)During 2023, each of Mr. Subramaniam and Ms. Watson elected to defer all of their cash fees pursuant to our Directors Deferred Compensation Plan. For a summary of material terms of the plan, see “Director Compensation” above.
(2)Non-employee directors were granted RSUs on April 27, 2023 (the date of our 2023 annual shareholders meeting), as compensation for their service until our 2024 annual meeting. In addition, throughout the year directors received additional RSUs through the reinvestment of dividends as provided under the terms of outstanding awards. The amounts shown in this column reflect the grant date fair market value of the RSUs and dividend equivalent units granted to directors during 2023, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718"), using the valuation methodology and assumptions set forth in Note 18 to the Company’s 2023 Annual Report on Form 10-K, which are hereby incorporated by reference. As of December 31, 2023, directors held the below numbers of RSUs previously granted as compensation for their board service.

Name
Number of RSUs	12,950	35,517	8,895	35,517	25,261	19,723	25,261	8,895	35,517	12,950	35,517	35,517
(3)Amounts in this column reflect matching charitable contributions made by the Company on behalf of directors during 2023. In addition, the spouses of Mr. Leary, Mr. Subramaniam, and Ms. Watson, each accompanied them on the Company aircraft on one business trip during 2023. However, there are no amounts reflected in the above table relating to this use because it did not result in any incremental cost to the Company.

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PROPOSAL 2	Approve the Amended and Restated 2014 Non-Employee Directors Compensation Plan

We are asking shareholders to approve this plan to provide the Company with the continued ability to grant non-employee directors equity-based compensation following the upcoming expiration of the current plan in September 2024 on the tenth anniversary of its effective date.

The Board recommends a vote FOR approval of the Amended & Restated 2014 Non-Employee Directors Compensation Plan.

Introduction
We currently maintain the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (last amended and restated on June 20, 2019, the “Original Directors Plan”), which is scheduled to expire on September 29, 2024. On February 15, 2024, upon the recommendation of the Compensation and HR Committee and the Nominating and Corporate Governance Committee, the Board unanimously approved the Amended & Restated Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (the “A&R Directors Plan”) and directed that this proposal be submitted to shareholders for approval. The A&R Directors Plan will provide us with the continued ability to grant non-employee directors equity-based compensation following the scheduled expiration of the Original Directors Plan.
Under this proposal, we are asking shareholders to approve the A&R Directors Plan, including a total plan share reserve of 750,000 shares of our common stock, par value $0.01 per share ("Shares” for purposes of this Proposal 2), which is 0.2% of common stock outstanding as of the record date. These 750,000 Shares will be in addition to any Shares subject to previously granted, outstanding awards. The A&R Directors Plan will become effective upon shareholder approval.
As of December 31, 2023, there were 1,217,822 Shares remaining for future grants under the Original Directors Plan and a total of 291,522 full-value awards outstanding under the Original Directors Plan. Following approval of this A&R Directors Plan by shareholders, Shares in excess of the 750,000 requested that remain available for future awards and are not subject to previously granted outstanding awards will be immediately removed from the plan reserve and returned to unallocated Shares.
If the A&R Directors Plan is not approved by shareholders, we would not be able to grant equity-based awards to our non-employee directors following the expiration of the Original Directors Plan and would be forced to compensate our non-employee directors entirely in cash, which does not align with the interests of our shareholders.
Share Plan Reserve
The A&R Directors Plan reflects a proposed share plan reserve of 750,000 Shares, which represents approximately 0.2% of Shares outstanding as of the record date. In determining this number, the Compensation and HR Committee worked with its independent compensation consultant and considered, among other things, burn rate, board size, annual director award limits, historic and anticipated director compensation levels over the next several years, the number of currently outstanding awards, shareholder guidelines regarding dilution, and our stock price and volatility. The closing price of our common stock on the NYSE on the record date was $30.74.
Please see Proposal 4 for detailed information regarding dilution and burn rate associated with all of our equity plans.
After taking into consideration all of the above factors, we estimate that the Shares requested under the A&R Directors Plan will be sufficient to provide awards for the duration of the plan term. However, it is possible it may last for a period that is shorter depending on various factors, including: our stock price; the number of non-employee directors serving on our board; regulatory guidance regarding incentive compensation; and any changes in anticipated grant volume in light of market practice on director compensation levels and pay mix.

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A&R Directors Plan Summary
The following is a summary of the principal features of the A&R Directors Plan. This summary is not a complete description of all provisions of the A&R Directors Plan and is qualified in its entirety by the complete text of the plan, which is attached to this Proxy Statement as Appendix B.
Purpose
The purpose of the A&R Directors Plan is to attract and retain the services of experienced non-employee directors by providing them with compensation for their services in the form of equity-based awards and/or cash, thereby promoting the long-term growth and financial success of the Company and aligning with the best interests of our shareholders.
Plan Duration
The A&R Directors Plan will become effective upon approval by shareholders and will expire on the ten year anniversary of its effective date. The plan will expire sooner if, prior to the end of the ten-year term, the maximum number of Shares available for issuance under the A&R Directors Plan has been issued or our Board terminates the plan.
Authorized Shares
Subject to adjustment (as described below), 750,000 Shares are proposed to be reserved under the A&R Directors Plan. Detailed information is provided above in "Share Plan Reserve" regarding the size of that proposed share reserve and related considerations. Shares granted under the A&R Directors Plan that are subject to outstanding awards that are forfeited, expire, terminate, otherwise lapse or are settled for cash, in whole or in part, without the delivery of the Shares will again be available for issuance under the plan. Shares used to satisfy the exercise price of a stock option will not become available for issuance under the plan. The number of Shares subject to the A&R Directors Plan may not be increased by the Board without shareholder approval.
Award Limits
The aggregate value of all awards granted as compensation under the A&R Directors Plan to any individual for service as a non-employee director in any single calendar year will not exceed $400,000.
Plan Administration
The Board will administer the A&R Directors Plan and has the broad authority to do so, including, but not limited to, designating participants, determining the types of awards to be granted, determining the terms and conditions of awards and the number of Shares subject to each award. The Board also has the authority to interpret the A&R Directors Plan, establish the rules and regulations relating to the A&R Directors Plan, correct any defect, omission or inconsistency therein, make any other determination and take any other action that the Board deems necessary or desirable for the administration of the A&R Directors Plan and, subject to any limitations set forth in the A&R Directors Plan, to amend the A&R Directors Plan.
For the sake of clarity, all awards granted under the A&R Directors Plan must be approved by the full Board, and the decision to grant awards to participants under this plan may not be delegated.
Eligible Participants
Each non-employee director of the Company or any of its subsidiaries shall be eligible to receive awards under the A&R Directors Plan. As of the record date, 12 non-employee directors would have been eligible to receive awards under the A&R Directors Plan.
Types of Awards
The A&R Directors Plan provides for grants of stock options, restricted stock, restricted stock units, other share-based awards and cash retainer awards. The Board, in its role as plan administrator, will determine the terms and conditions of all awards granted under the A&R Directors Plan.
•Stock Options. Stock options provide the right to purchase Shares at a future date at a specified exercise price, which may not be less than the fair market value of Shares on the date of grant (except in the case of substitute awards). Stock options granted under the plan will not be exercisable more than ten years from the grant date. The Board shall determine when stock options will become exercisable and the method for payment of the exercise price. No dividend equivalents will be issued in connection with stock options.

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•Restricted Stock. Restricted stock is an award of Shares that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions established by the Board are met. During the period of restriction, participants holding Shares of restricted stock have voting rights with respect to such Shares. Dividends, dividend equivalents or other distributions, as applicable, accrued with respect to a restricted stock award will only be paid as the award becomes vested, in the form determined by the Board.
•RSUs. RSUs are awards denominated in Shares that will be settled in an amount in cash, Shares, or a combination thereof, based on the fair market value of a specified number of Shares at the time of settlement. The terms and conditions of RSUs, including the vesting and delivery schedule, are established by the Board. Dividend equivalents accrued with respect to an RSU award will only be paid as the RSUs become settled, in the form determined by the Board.
•Other Share-Based Awards or Cash Retainers. The Board is authorized to also grant other Share-based awards as well as cash retainers, independently or as an element of or supplement to any other awards. The terms and conditions of any such awards would be determined by the Board.
Adjustments
In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of our Shares or other securities, issuance of warrants or other rights to purchase our Shares or other securities, issuance of our Shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our Shares, the Board may determine that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the A&R Directors Plan. In that case, the Board will, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), adjust equitably (including without limitation, by payment of cash) any or all of: (i) the number and type of Shares or other securities that thereafter may be made the subject of awards, including the Share plan reserve; (ii) the number and type of Shares or other securities subject to outstanding awards; and (iii) the grant, purchase, exercise price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.
In addition, our Board is authorized to adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of any such events affecting us or our financial statements, or changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.
Automatic Awards
The Board may institute, by resolution, automatic award grants to new and to continuing members of the Board, with the number and type of such awards, the terms and conditions of such awards, and the criteria for the grant of such awards, determined by the Board in its sole discretion.
Prohibition on Repricing
Subject to the adjustment provision summarized above, the Board may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise price of any award established at the time of grant without approval of our shareholders.
Separation from Service and Change of Control
The Board will determine the effect of a separation from service on awards, which will be set forth in the related award agreement. In the event of a “change of control” (as defined in the A&R Directors Plan and summarized below), except as otherwise provided in the applicable award agreement, our Board may provide for:
•continuation or assumption of outstanding awards under the A&R Directors Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent;
•substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the A&R Directors Plan;
•acceleration of the vesting (including the lapse of any restrictions) or the right to exercise outstanding awards immediately prior to the date of the change of control and the expiration of awards not timely exercised by the date designated by the Board; or

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•in the case of stock options, cancellation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. The Board may, in its sole discretion, terminate without the payment of any consideration, any stock options for which the exercise price is equal to or exceeds the per Share value of the consideration to be paid in the change of control transaction.
Under the A&R Directors Plan, except as otherwise provided in a participant’s award agreement, “change of control” generally means the occurrence of one or more of the following events:
•the acquisition of more than 50% of the combined voting power of our outstanding securities entitled to vote in the election of directors (other than by an employee benefit plan or trust maintained by us);
•the replacement of the majority of our directors during any 12-month period;
•the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent, either by remaining outstanding or being converted into voting securities of the surviving entity, at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or
•the sale, lease, exchange or other transfer of our assets, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of us and our subsidiaries immediately before such transaction(s), but only to the extent that in connection with such transfer or within a reasonable period thereafter, our shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of us and our subsidiaries immediately before such transaction(s).
Amendment and Termination
Except to the extent prohibited by applicable law or otherwise expressly provided in an award agreement or the A&R Directors Plan, the Board may amend, alter, suspend, discontinue or terminate the A&R Directors Plan, which may be subject to approval by our shareholders if required by applicable law or the rules of the NYSE. In addition, the Board may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under any outstanding award. However, subject to the adjustment and change of control provisions of the A&R Directors Plan (each summarized above), any such actions by the Board with respect to the A&R Directors Plan overall or to any award granted under the plan that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the A&R Directors Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on the awards.
In the event of our dissolution or liquidation, each award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Board.
Clawback or Cancellation of Awards
The Board will have full authority to enforce clawback or recoupment of any awards as required by applicable law or any of our policies.
U.S. Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax consequences of certain awards that may be granted under the A&R Directors Plan. This summary is intended solely for general information and does not take into account various considerations that may apply in light of individual circumstances, nor does it consider the tax consequences that may apply to an individual under applicable foreign, state and local tax laws.
•Stock Options. A participant will not recognize taxable income at the time an option is granted. A participant will recognize ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of the Shares purchased over their purchase price.

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•Restricted Stock. Unless a participant makes an election to accelerate recognition of the income under Section 83(b) of the Code, the participant will not recognize income at the time restricted stock is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date. Any future appreciation in the Shares will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to their Section 83(b) election.
•RSUs. A participant does not recognize income at the time an RSU is granted. When the RSUs vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the amount of cash received or the fair market value of the Shares on the date of settlement. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services generally will be entitled to a corresponding compensation deduction.
New Plan Benefits
Future awards under the A&R Directors Plan will depend on changes to our Director Compensation Policy in the future, the number of directors, and our stock price, among other factors. As a result, at this time it is not possible to determine future awards to be made under the A&R Directors Plan. Please see Proposal 4 for the New Plan Benefits table, which reflects awards granted under the Original Directors Plan during the 2023 year as a reference point.

Voting Standard
In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast.

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Corporate Governance Matters
Executive Officers
Our highly experienced and talented executive officers, who are designated by, and serve at the discretion of, our Board, have nearly 30 years of banking experience on average, and provide strong leadership to deliver on our overall business objectives. There are no family relationships among any of our directors or executive officers. Information regarding each of executive officers including their background and experience is as follows:

Bruce Van Saun	Chairman and Chief Executive Officer Bruce Van Saun’s biography and related information may be found above under “Corporate Governance Matters—Proposal One—Election of Thirteen Named Director Nominees”

Brendan Coughlin
Vice Chair and Head of Consumer Banking
Brendan Coughlin, age 44, was appointed to the role of Head of Consumer Banking of Citizens Financial Group, Inc. and CBNA with responsibility for the business across the U.S. in January 2020. This includes retail banking, deposits, credit and debit card, digital channels, consumer lending, mortgage, business banking, private banking, wealth management, Citizens Access, and Citizens Pay. Mr. Coughlin has been with Citizens for more than 19 years and has held numerous positions in Consumer Banking product management and consumer finance. He was named President of Consumer Lending in June 2015. Previously, he was the Head of Marketing for Consumer Finance. Prior to joining Citizens, Mr. Coughlin worked at Bank of America and FleetBoston Financial in a variety of business areas, including corporate strategy, mortgage product management and retail distribution/M&A. He actively represents the bank on the board of the Consumer Banking Association where he is Chair elect, and is Chair of its Government Relations Council. He previously served on the board of directors of uAspire, a national nonprofit aimed at increasing access to higher education among inner-city youth. Mr. Coughlin received his bachelor’s degree in finance and marketing from Boston College, and an M.B.A. from Babson College.

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Corporate Governance Matters

Elizabeth S. Johnson
Vice Chair and Chief Experience Officer
Beth Johnson, age 52, is Chief Experience Officer of Citizens Financial Group, Inc. and CBNA. In this role, Ms. Johnson leads an organization focused on building the capabilities to deliver excellent experiences for our customers in a rapidly changing banking environment. She has responsibility for digital design, data and analytics, marketing and communications, enterprise payments strategy and infrastructure, and the Company’s firm-wide Agile transformation as well as it’s overall commitment to the communities it serves. She previously served as Chief Marketing Officer and Head of Virtual Channels (from 2015 to 2020). Prior to joining Citizens in 2013 as Head of Corporate Strategy, Ms. Johnson was a senior leader at Bain and Company. She served as a partner and leader of its customer strategy and marketing practice, specializing in financial services and regularly co-authored Bain’s annual Customer Loyalty in Banking study. Prior to that, she held roles at J.P. Morgan and Goldman Sachs, where she focused on fixed income and derivatives products for commercial banking clients as well as risk management. Ms. Johnson serves on the board of Invesco, LTD (since February 2023) and The Home for Little Wanderers (since 2018). She earned a bachelor’s degree in economics and MMSS from Northwestern University, and an M.B.A. from Stanford.

Polly Nyquist Klane
Executive Vice President, Chief Legal Officer and General Counsel
Polly N. Klane, age 54, joined the Company as Chief Legal Officer and General Counsel of Citizens Financial Group, Inc. and CBNA in April 2022. Ms. Klane is responsible for leading the Legal Department, which includes corporate governance, litigation, client advisory services, regulatory relations and government relations. She has over 25 years of experience in the legal profession and has managed legal teams responsible for areas including corporate transactions, corporate governance, securities, commercial banking, capital markets, intellectual property, treasury, cybersecurity, technology, and data privacy. Ms. Klane joined Citizens from Capital One, where she most recently served as Deputy General Counsel (from 2016 to 2022). She previously spent time in private practice and served as Deputy General Counsel at Fannie Mae. Ms. Klane is a graduate of Duke University and Harvard Law School.

Susan LaMonica
Executive Vice President and Chief Human Resources Officer
Susan LaMonica, age 62, has been Chief Human Resources Officer of Citizens Financial Group, Inc. and CBNA since 2011 and is responsible for developing and driving people strategies to support Citizens’ business plans. She has responsibility for organizational development and culture, leadership and talent development, learning, diversity, equity and inclusion, compensation and benefits, and human resource operations. Prior to joining Citizens in 2011, Ms. LaMonica held senior leadership roles at J.P. Morgan Chase. She served as the Head of Human Resources for the investment banking and markets division globally, and before that served as the Head of Human Resources for the consumer and commercial banking division. She also served as Global Head of Development for the bank, leading the firm’s efforts around talent, leadership, learning, diversity, culture and organizational change. During her tenure she played a key role for human resources in a number of bank mergers. Before moving into human resources, Ms. LaMonica began her career with Chase Manhattan Bank, holding a number of roles in operations, risk and retail banking. Ms. LaMonica serves on the board of Enhabit, Inc. (since July 2022). She holds a B.S. in finance from Boston College and an M.B.A. in finance from New York University.

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Corporate Governance Matters

Donald H. McCree III
Vice Chair and Head of Commercial Banking
Donald H. McCree III, age 62, has been Vice Chair and Head of our Commercial Banking Division since August 2015. Prior to joining Citizens Financial Group, Inc. and CBNA, Mr. McCree served in a number of senior leadership positions over the course of 30 plus years at J.P. Morgan Chase & Co. and its predecessor companies. Most recently, Mr. McCree was Head of Corporate Banking and Chief Executive Officer of Global Treasury Services at J.P. Morgan, where he was responsible for providing relationship banking services to commercial clients as well as treasury and trade finance solutions to small businesses, multinational corporations, financial services firms and government entities worldwide. Prior to becoming Head of Corporate Banking, Mr. McCree’s roles at J.P. Morgan included Head of Global Credit Markets, North American Co-Head of Fixed Income and Head of Wholesale Risk Management. He also served as Head of Treasury and Corporate Development and was based in London for several years, where he served as European Co-Head of Investment Banking and Head of European and Asian Syndicated Finance. Mr. McCree received his B.A. from the University of Vermont.

C. Jack Read
Executive Vice President and Controller
C. Jack Read, age 55, joined Citizens Financial Group, Inc. and CBNA in July 2018 as Executive Vice President and Controller, and assumed the position of Chief Accounting Officer in August 2018. Mr. Read’s responsibilities include oversight of SEC and Regulatory Reporting, Corporate Tax, Finance Risk and Sarbanes Oxley. Mr. Read joined the Company from Mitsubishi UFJ Financial Group, Inc. ("MUFG"), where he served as Managing Director, Head of Operational Risk for MUFG Americas from 2016 to 2018, Head of Financial Operations for MUFG Americas from 2013 to 2015 and Corporate Tax Director from 2010 to 2012. Prior to joining MUFG, Mr. Read was a Managing Director in the Corporate Tax Department at J.P. Morgan Chase and at Washington Mutual, a predecessor entity. Mr. Read began his career in 1993 with KPMG becoming partner in the Tax Advisory division. Mr. Read holds a J.D. from Temple University Law School and a B.B.A. from Isenberg School of Management at the University of Massachusetts at Amherst.

Michael Ruttledge
Executive Vice President, Chief Information Officer and Head of Enterprise Security and Technology
Michael Ruttledge, age 60, is Chief Information Officer and Head of Enterprise Security and Technology for Citizens Financial Group, Inc. and CBNA. He oversees all aspects of the bank’s technology and security environment, from customer- and client-facing applications to the people, processes and infrastructure supporting Citizens’ day-to-day business operations. Mr. Ruttledge spearheaded our Next Generation Technology transformation to modernize the bank and deliver personalized, digital solutions for customers. He has delivered a major up-skilling initiative and strong culture of learning through immersive Engineering and Architecture Academies, digital credentialing and building of critical skills for the future such as AI, Blockchain, Modern API’s and Cloud. Before joining Citizens in 2019, he previously held the position of Unit Chief Information Officer of American Express Co. (from 2013 to 2018). He has more than 20 years of experience in infrastructure and engineering roles within the financial services industry including payments, merchant services, customer service, risk, fraud, banking and finance. He received a graduate degree in Information Systems from the University of Brighton in the United Kingdom.

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Corporate Governance Matters

Richard Stein
Executive Vice President and Chief Risk Officer
Richard Stein, age 54, joined the Company in May 2023 as Executive Vice President and Senior Risk Advisor before being appointed as Chief Risk Officer of Citizens Financial Group, Inc. and CBNA on January 1, 2024. Mr. Stein is responsible for defining and overseeing how we manage credit, market, operational, regulatory, compliance, and model risk at Citizens and for leading the second line of defense risk function. He has over 25 years of risk, product and business line experience. Prior to joining Citizens, Mr. Stein held various risk and banking roles at Fifth Third Bancorp between 2014 and 2023, most recently serving as Executive Vice President and Chief Credit Officer, since 2018, where he had responsibility for enterprise-wide credit risk management. Earlier in his career he held risk, product and relationship management roles at Bank of America, from 1998 until 2014, which he joined from Comerica. Mr. Stein holds a Bachelors of Business Administration in Finance from Texas A&M University.

John F. Woods
Vice Chair and Chief Financial Officer
John F. Woods, age 59, joined Citizens Financial Group, Inc. and CBNA in February 2017. He assumed the position of Chief Financial Officer in March 2017 and was appointed Vice Chair in February 2019. Mr. Woods has responsibility for our Financial Planning, Controller, Investor Relations, Strategy and Corporate Development, Treasury, business line finance and Property and Procurement groups. Mr. Woods joined the Company from Mitsubishi UFJ Financial Group, Inc. ("MUFG"), where he served as Chief Financial Officer of MUFG Americas from 2013. Prior to joining MUFG, Mr. Woods held business unit Chief Financial Officer positions at J.P. Morgan Chase and other large financial institutions. He began his financial career in 1986 with Arthur Andersen in Washington, D.C., ending as a partner in the financial and risk consulting group. Mr. Woods serves on the board of Prove Identity Inc. (since December 2021) and holds a Bachelor of Science degree in Commerce from the University of Virginia at Charlottesville.

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Compensation Matters

PROPOSAL 3	Advisory Vote on Executive Compensation

Advisory, non-binding vote for the 2023 compensation of our CEO and other named executive officers listed in the 2023 Summary Compensation Table

The Board recommends a vote FOR approval of the Company’s executive compensation

The Company provides this vote under Section 14A of the Exchange Act and in recognition of our shareholders’ vote in 2021 recommending that we hold a non-binding, advisory vote on executive compensation each year. Following that vote, the Board affirmed shareholders’ recommendation and continued holding say-on-pay advisory votes on an annual basis.
With this item, shareholders may submit an advisory vote on the compensation of our CEO and other named executive officers listed in the 2023 Summary Compensation Table. We encourage shareholders to review the complete description of our executive compensation program provided in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and accompanying narrative, which describe the ways we seek to align the interests of our executives with those of our shareholders.
We ask our shareholders to vote on the following resolution at the Annual Meeting.
RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers in the 2023 Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, compensation tables, and accompanying narrative).
Although the vote on this proposal is advisory and therefore non-binding, the Compensation and HR Committee carefully considers the results of this vote when making future decisions regarding executive compensation and related disclosure.

Voting Standard
In order to pass, the proposal must receive the affirmative vote of a majority of votes cast at the Annual Meeting. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board but will not be binding. The Compensation and HR Committee will carefully consider the outcome of this vote when determining future executive compensation arrangements. Abstentions and broker non-votes will not count as votes cast and will have no effect.

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Compensation Matters
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program and the decision-making process and resulting decisions of the Compensation and HR Committee regarding the 2023 compensation of our NEOs. The Company’s NEOs for the 2023 year are as follows.

Name of Executive	Position
Bruce Van Saun	Chairman and Chief Executive Officer
John F. Woods	Vice Chair and Chief Financial Officer
Donald H. McCree III	Vice Chair and Head of Commercial Banking
Brendan Coughlin	Vice Chair and Head of Consumer Banking
Malcolm Griggs	Former Executive Vice President and Chief Risk Officer
Executive Compensation Overview
The Compensation and HR Committee has designed and administered an executive compensation program that has a demonstrated history of maintaining appropriate alignment between executive compensation and Company performance, considers and has been responsive to shareholder feedback, and is supported by effective corporate governance and risk management. Our executive compensation program has strong shareholder support, with our say-on-pay proposal receiving over 93% support from shareholders in April 2023.
Pay Mix
More than 80% of our NEOs’ total compensation is at-risk variable compensation, as illustrated below along with the portion of pay delivered in cash, RSUs, and PSUs for the 2023 performance year. At least 50% of long-term awards are granted in the form of performance awards with a three-year performance period, which increases to nearly two-thirds for our CEO, CFO, and the Heads of our Consumer and Commercial businesses.

Chief Executive Officer

Other NEO Average

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Compensation Matters

Element of Pay	Key Characteristics
Base Salary	Base salaries are intended to compensate executives fairly for the positions held and are subject to change if, among other reasons, executives’ responsibilities change materially or there are changes in the competitive market environment.
Variable Compensation
Granted partially in cash to recognize annual progress toward long-term objectives and partially in RSUs and PSUs. RSUs and PSUs are intended to tie executive pay to the interests of shareholders by driving achievement of long-term objectives and providing a retention incentive for executives.

How We Make Compensation Decisions
Executive compensation is determined by the Compensation and HR Committee following a comprehensive evaluation of Company and individual performance from a variety of perspectives – financial, customer, strategic, human capital, and risk. As part of its process, the Compensation and HR Committee specifically considers the risk performance of each executive as assessed annually by our Chief Risk Officer. In addition, compensation decisions are informed by peer data, compensation history, input from the Compensation and HR Committee’s independent consultant, feedback from each of the CEO and Chief Human Resources Officer regarding executives other than themselves, and shareholder feedback.
Once all of those factors have been considered, the Compensation and HR Committee exercises structured discretion to make executive compensation decisions that are aligned with performance, from both qualitative and quantitative perspectives. Maintaining a discretionary program also mitigates the risk of disproportionate focus on certain elements of performance and allows the Compensation and HR Committee to be nimble in its decision-making to ensure continued alignment of executive compensation with Company performance and shareholders' interests.
NEO 2023 Performance Year Compensation
The below table reflects how the Compensation and HR Committee views the direct compensation earned by each of our NEOs for performance year 2023. The amounts below differ from those reported in the 2023 Summary Compensation Table due to the nature of SEC reporting rules. Most notably, the table below includes equity awards granted in March 2024 for 2023 performance (as opposed to equity awards granted in March 2023 for 2022 performance). Details regarding Company and individual performance considered by the Compensation and HR Committee in making these pay decisions is described in "—Evaluating Performance and Determining Compensation" and "—2023 Compensation Decisions."

		Variable Compensation					Total Compensation
Name	Base Salary	Cash(1)	Restricted Stock Units	Performance Stock Units	Total Variable Compensation	% Chg vs. 2022	Total Direct Compensation	% Chg vs. 2022
Bruce Van Saun	$1,487,000	$2,097,000	$2,306,700	$3,984,300	$8,388,000	(19.1)%	$9,875,000	(16.7)%
John F. Woods	$700,000	$887,500	$976,250	$1,686,250	$3,550,000	(12.3)%	$4,250,000	(10.5)%
Donald H. McCree III	$700,000	$875,000	$962,500	$1,662,500	$3,500,000	(13.6)%	$4,200,000	(11.6)%
Brendan Coughlin(2)	$625,000	$812,500	$893,750	$1,543,750	$3,250,000	15.0%	$3,875,000	12.3%
Malcolm Griggs(3)	$550,000	$665,000	$1,235,000	$—	$1,900,000	(5.0)%	$2,450,000	(3.9)%
(1)The cash portion of 2023 variable compensation awards is reflected in the “Bonus” column of the 2023 Summary Compensation Table.
(2)Mr. Coughlin's base salary was increased to $700,000 effective as of February 5, 2024, which is commensurate with his responsibilities and aligns him with other key members of senior management.
(3)Mr. Griggs ceased to serve as Chief Risk Officer effective as of December 31, 2023 and retired from the Company on February 16, 2024. The Compensation and HR Committee decided to award Mr. Griggs' 2023 variable compensation in the form of RSUs and cash. The portion of Mr. Griggs' variable compensation that would have otherwise been granted in PSUs was granted in additional RSUs. Mr. Griggs did not receive any cash payment or other benefits in connection with his retirement from the Company on February 16, 2024.

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Compensation Matters
Pay and Performance Alignment
The Company has grown in size and scope and has made strong progress relative to our strategic plan. 2023 was a highly challenging year given macroeconomic conditions and bank failures, which resulted in heightened scrutiny for regional banks. Under Mr. Van Saun's leadership, during 2023 the senior management team effectively pivoted to items within management's control, including maintaining strong capital and liquidity positions, execution of several balance sheet optimization initiatives, and the launch of Citizens Private Bank. As a result, the Company emerged from 2023 in an even stronger position for long-term growth.
Despite strong execution of the Company's long-term strategic plan under Mr. Van Saun's leadership during 2023, the Compensation and HR Committee understands the importance of aligning executive pay decisions with key financial outcomes. As can be seen below, CEO pay decisions by the Compensation and HR Committee during the past several years have been aligned with our key financial metrics, Diluted EPS and ROTCE.

Asset Size (billions)	■	CEO Total Direct Comp (millions)	–	ROTCE*	–	Diluted EPS*
*    Results are presented on an Underlying basis, as applicable. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Unless otherwise noted, references to balance sheet items above are on a period-end basis and any comparisons are on a year-over-year basis versus 2022. For information on how we define Diluted EPS and ROTCE, see page 60.
The Compensation and HR Committee is also conscious of stock price performance when evaluating performance and determining pay. Company one-year Total Shareholder Return ("TSR") was down 11%. Ultimately, the Compensation and HR Committee delivered 2023 total compensation to Mr. Van Saun which was down 17% year-over-year, and which represented a 33% reduction in variable cash compensation year-over-year.

CFG 1-Year TSR	11%
CEO Total Compensation	17% YoY
CEO Variable Cash Compensation	33% YoY

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Compensation Matters
Compensation Governance Practices
We believe our pay practices demonstrate our commitment to alignment with shareholders’ interests and our dedication to maintaining a compensation program supported by strong corporate governance. More detail regarding each of the below may be found in "—Compensation Governance Policies and Practices—Overview."

What We Do	What We Don’t Do

   Link executive pay to Company performance across a variety of dimensions
   Impact overall variable compensation funding and individual executive compensation awards based on risk performance
   Subject pay to clawback and forfeiture
   Maintain robust compensation plan governance
   Impose stock ownership and retention guidelines
   Hold an annual say-on-pay vote
  Maintain active shareholder engagement program
   Retain an independent compensation consultant

   No single trigger change of control vesting of equity awards or cash payments
   No tax gross-ups
   No hedging or pledging of Company securities
   No payment of dividend equivalents on unearned or unvested units
   No option repricing
   No liberal share recycling

Executive Compensation Philosophy
The fundamental principles that guide the Compensation and HR Committee in its design of our executive compensation program and in determining executive compensation include:
•Pay-for-Performance. Encourage the creation of long-term value and align the rewards received by executives with returns to shareholders and long-term business objectives as well as short-term progress toward those objectives.
•Attract & Retain Talent. Attract, retain, motivate, and reward high-caliber executives to deliver long-term business performance.
•Support Stakeholders. Sustain a culture where colleagues recognize the importance of serving customers, fellow colleagues and their communities well, and are rewarded for superior performance.
•Discourage Excess Risk Taking. Promote a culture of risk management and accountability through compensation design and related governance processes, as well as the consideration of risk performance in evaluating performance and determining pay.
Elements of Our Compensation Program
Our executive compensation program is composed of base salary, variable compensation (including short-term and long-term awards), and other benefits.

Element of Pay	Objective	Key Characteristics
Base Salary	To attract and retain talented executives who can effectively lead the organization to achieve our strategic objectives.	Base salaries are intended to compensate executives fairly for the positions held. Salaries are reviewed annually and are subject to change at the Compensation and HR Committee’s discretion if, among other reasons, executives’ responsibilities change materially or there are changes in the competitive market environment.

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Variable Compensation	To support a culture where colleagues recognize the importance of serving customers well and are rewarded for their individual contributions and our collective success and to align compensation with shareholders’ interests.
Variable compensation is designed to reward achievement of long-term objectives and annual progress toward those objectives. Individual NEO variable compensation awards are determined by the Compensation and HR Committee through the use of its structured discretion as described in further detail in “—Our Compensation-Setting Process."

	Long-Term Awards	Granted in the form of RSUs and PSUs, long-term awards are intended to tie executive pay to the interests of shareholders by driving achievement of long-term objectives and providing a retention incentive for executives. The value actually realized by executives varies based on stock price movement and, in the case of PSUs, other financial performance factors.
	Short-Term Awards	The remaining portion of variable pay is delivered in cash and intended to reward executives for annual progress toward achievement of the Company’s long-term objectives.
Other Benefits	To give executives an opportunity to provide for their retirement and address other specific needs.
Our NEOs are eligible to participate in our Company-sponsored benefit programs, including our broad-based 401(k) plan and employee stock purchase plan, on the same terms and conditions that apply to all colleagues. We provide certain limited perquisites to our NEOs, which are described in further detail in “—Other Compensation and Benefits— Perquisites and Other Benefits.”

Variable Compensation Mix
The Compensation and HR Committee believes that our variable compensation mix delivers a meaningful portion of NEOs’ variable compensation in the form of long-term equity awards (65-75%). At least 50% of long-term awards are granted in the form of performance awards with a three-year performance period, which increases to nearly two-thirds for our CEO, CFO, and the Heads of our Consumer and Commercial businesses, in line with regulatory and shareholder expectations.
The Compensation and HR Committee made changes to the variable compensation mix in effect for the 2023 performance year for senior leaders. For all senior leaders (including NEOs and other Executive Committee members), the amount of variable compensation paid in cash was reduced by 5% for performance year 2023; that 5% was instead allocated evenly among additional RSUs and PSUs.
The below reflects the elements of our variable compensation program (PSUs, RSUs, and cash bonuses) and the key design features of each element.

CEO, CFO, Heads of Businesses

Other Executive Committee Members(1)

(1)Related to his retirement, Mr. Griggs received a different variable pay mix in 2023 that provided for additional RSUs in lieu of PSUs.

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Compensation Matters

Element	Key Design Features
Performance Stock Units
Vesting Date: 3rd anniversary of grant
Performance Period: 3 years
Core Performance Metrics:
•Cumulative Diluted Earnings Per Share (50%)
•Average Return on Average Tangible Common Equity (50%)
Modifier Metric:
•Awards include a TSR modifier in addition to the core metrics, first introduced for awards granted in 2020 as a +/-10% modifier. Starting with awards granted in 2023, this TSR modifier increased to a +/- 20% modifier.
Payout Range:
•0%-150% of target
•Relative TSR modifier results cannot increase payouts over the 150% of target maximum

Restricted Stock Units	Vesting: 3-year annual pro-rata
Cash Bonus	Paid annually, with executives having the option to defer up to 80% under the Company’s nonqualified deferred compensation plan.
Performance Stock Unit Design
The Compensation and HR Committee reviews PSU design annually in consultation with its compensation consultant. For PSUs granted in 2023 (as part of 2022 performance year compensation), the Compensation and HR Committee determined that Diluted EPS and ROTCE continued to be appropriate core metrics for the Company’s PSU awards because they remain an integral element of the Company’s strategic plan.
•Diluted EPS: Diluted earnings per share is a common metric used by investors to evaluate the profitability of a company and shows the earnings (net income) we make on each outstanding share of common stock. We define “Diluted EPS” as net income divided by weighted average diluted common shares outstanding, as reported on an Underlying basis consistent with our external earnings reporting.*
•ROTCE: Return on average tangible common equity measures profitability by showing how much profit we generate (net income) with the money our shareholders have invested. We define “ROTCE” as net income available to common shareholders divided by average common equity excluding average goodwill (net of related deferred tax liabilities) and average other intangible assets, as reported on an Underlying basis consistent with our external earnings reporting.* ROTCE targets for 2023 awards contemplate adjusted Other Comprehensive Income ("OCI") because the related adjustments help to neutralize movement solely related to the rate curve.
*    See Appendix A for information on Non-GAAP Financial Measures and Reconciliations and their calculation or reconciliation to GAAP financial measures.
PSUs granted in 2023 have a +/- 20% TSR modifier, with the payout percentage calculated based on the core metrics multiplied by 120% if our TSR during the performance period is in the top quartile of our peer group or by 80% if our TSR is in the bottom quartile of our peer group, subject to a maximum payout of 150% of target (including application of the modifier). Information regarding our peer group is discussed below in “—Our Compensation-Setting Process—Compensation Peer Group.”

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Targets for Diluted EPS and ROTCE for 2023 PSU awards were set by the Compensation and HR Committee, together with management in February 2023. When setting the targets, the following factors were considered:
•Historic performance
•Market conditions
•The competitive landscape
•Analyst expectations
•Internal goals for the performance period
•Information provided by the Compensation and HR Committee’s independent compensation consultant
•Calibration to align with our publicly announced guidance range
Our Compensation-Setting Process
Importance of Structured Discretion
Executive compensation is determined by the Compensation and HR Committee in its discretion following a comprehensive evaluation of Company and individual performance from a variety of perspectives – financial, customer, strategic, human capital, and risk. Maintaining a discretionary program instead of applying a formula allows various dimensions of performance to be considered both from qualitative and quantitative perspectives. This mitigates the risk of disproportionate focus on certain elements of performance and allows the Compensation and HR Committee to be nimble in its decision-making to ensure continued alignment of executive compensation with Company performance and shareholders' interests.

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Compensation Matters
Overview of Process
The below graphic illustrates the Compensation and HR Committee’s process for evaluating executive performance and determining appropriate compensation.

Evaluate Company Performance	Evaluate Individual Performance (Including Review of Risk Rating Assigned by CRO)	Review Compensation Relative to Market Data	Review of Compensation History and Target Compensation (Target for CEO Only)	Consider CEO and CHRO Feedback (Other Than Relating to Themselves)	Consider Input from Compensation Consultant

Final Decision
Once all inputs are reviewed, the Compensation and HR Committee makes total compensation decisions based on its members' judgment, which are consistent with company performance and aligned with shareholder outcomes.

Role of Peer Group
We seek to maintain a competitive level and mix of pay for our executives. As part of our process, we review the level and mix of compensation paid to executives in similar positions at our peer companies. Although the Compensation and HR Committee refers to market data as a reference point in making compensation decisions and to understand whether our pay practices remain competitive, we do not benchmark a specific percentile for executive compensation.
The Compensation and HR Committee reviews the compensation peer group annually in consultation with its compensation consultant, with the Compensation and HR Committee making any adjustments to the peer group based on the advice of management and its compensation consultant. The peer group consists of companies with which the Company competes for talent, customers, and shareholder investments, and which are generally similar in size and business mix.
During the Compensation and HR Committee’s 2023 review of our peer group, it was determined that the below peer group, which aligns with our financial peer group, continues to be appropriate for the Company and will continue in effect until the next annual review.

Comerica Corporation	KeyCorp	Regions Financial Corporation
Fifth Third Bancorp	M&T Bank Corporation	Truist Financial
Huntington Bancshares	PNC Financial Services Group	U.S. Bancorp
The below chart represents the Company's position relative to companies in our peer group with regard to asset size as of December 31, 2023 and total revenue during the 2023 fiscal year.

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Role of Compensation Consultant
The Compensation and HR Committee retained Compensation Advisory Partners ("CAP") to provide guidance and advice on compensation-related matters during 2023. CAP has been directly selected and retained by the Compensation and HR Committee to provide a broad set of services pertaining to the compensation of our executives and our directors. The Compensation and HR Committee does not engage CAP for any additional services outside of executive and director compensation consulting, and they are not separately engaged by management for any services. In connection with CAP’s retention and on an annual basis, the Compensation and HR Committee conducts an assessment of potential conflicts of interest, considering various factors including the six factors mandated by the NYSE rules, and no conflicts of interest relating to its services have been identified. In addition, management retains AON McLagan to provide market compensation data. Input from CAP and market data provided by AON McLagan are each referenced by the Compensation and HR Committee when making executive compensation decisions.
Shareholder Feedback

We value shareholder feedback on our compensation program and share all feedback received with the Compensation and HR Committee. Any feedback received is given significant weight during the ongoing review of our program and related disclosure.
Our compensation program has generally had strong shareholder support. Following lower support in April 2022 (approximately 80% support vs. approximately 90% or higher support in all prior years), the Company held discussions with certain shareholders to understand how we could improve support going forward. Feedback from our shareholders was that although our pay decisions have been aligned with performance and they are generally supportive of our program, they would like to see additional disclosure linking specific performance outcomes to our pay decisions. As a result of those conversations, we made several enhancements to our compensation disclosure and restored say-on-pay support to over 93% in April 2023. This supplemental engagement was in addition to our general shareholder outreach program that occurs annually.
Additional detail regarding our shareholder outreach program and actions taken over the past several years in response to shareholder feedback is included in "Board Engagement—Shareholder Engagement and Responsiveness."
Our April 2023 say-on-pay proposal received over 93% support
Evaluating Performance and Determining Compensation
2023 Company Performance
At meetings held in December 2023 and January 2024, the Compensation and HR Committee reviewed the Company’s 2023 performance, including financial as well as other aspects of performance. The below summarizes the key items discussed and considered by the Compensation and HR Committee in evaluating Company performance and determining pay.
Financial Performance
Outcomes on the below core financial metrics were specifically considered by the Compensation and HR Committee. Particular consideration was given to ROTCE, Diluted EPS, and Efficiency Ratio, which are metrics the Compensation and HR Committee has been monitoring closely since our initial public offering. Macroeconomic headwinds related to bank failures and other external conditions proved to be difficult challenges during 2023. The Company missed budget for each of these core metrics.

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Metric*	FY 2023	FY 2022	FY 2023 vs. FY 2022	FY 2023 vs. Budget
ROTCE	13.53%	16.41%	-288 bps	-412 bps
Diluted EPS	$3.88	$4.84	-20%	-26%
Efficiency Ratio	60.81%	57.51%	+330 bps	+526 bps
Pre-Provision Net Revenue ($MMs)	$3,223	$3,422	-6%	-18%
*     Results are presented on an Underlying basis, as applicable. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Unless otherwise noted, references to balance sheet items above are on a period-end basis and any comparisons are on a year-over-year basis versus 2022.
Stock Price Performance
Although Company TSR underperformed the peer group and KBW Nasdaq Bank index on 1-year and 3-year time horizons, it has outperformed peers and the KBW Nasdaq Bank Index over the last 5 years and since our initial public offering. Company 1-year TSR was down 11% and the Compensation and HR Committee was conscious of stock price performance when evaluating performance and determining pay, particularly for Mr. Van Saun. Ultimately the Compensation and HR Committee delivered total compensation to Mr. Van Saun which was down 17% year-over-year, and which represented a 33% reduction in variable cash compensation year-over-year following changes made to our executive pay mix for 2023. In the aggregate, NEOs excluding Mr. Van Saun were down 5% year-over-year in total compensation and down 21% year-over-year in variable cash compensation.

	Total Shareholder Return
	1-Year	3-Year	5-Year	Since CFG IPO
Citizens	-10.9%	5.7%	39.8%	95.5%
Peer Group*	-0.6%	11.1%	33.5%	78.4%
KBW Nasdaq Bank Index	-0.9%	7.8%	31.6%	70.2%
*     Market capitalization weighted average TSR as of year-end 2023.
Other Key Outcomes
In addition to considering financial and stock price performance, the Compensation and HR Committee also considered the following performance outcomes in evaluating performance and determining pay. Many of the below outcomes will be key to positioning the bank for strong long-term growth.
•Maintained solid capital and liquidity positions, with a common equity Tier 1 capital ratio of 10.6% as of year-end 2023, which is third amongst our nine regional bank peers.
•Exceptional execution of a broad range of business and balance sheet strategies throughout the year.
•Launch of Citizens Private Bank, including hiring 150+ Private Bankers.
•Delivered on our Tapping our Potential ("TOP") 8 Program efficiency commitment, which achieved pre-tax run-rate benefit of approximately $115 million as of year-end 2023.
•Strong integration of recent acquisitions and strong performance in new markets, with growth in the New York City metro region exceeding internal expectations.
•Attracted, retained, and continued to develop top talent across the organization, with several senior level executives hired and the continued expansion of resources available to colleagues for training and development.
•Continued dedication to colleagues. All-time high colleague participation rate of 87% in our organizational health survey during our inaugural year using a new platform, with questions on topics of inclusivity among the highest scoring. In addition, the Company did not increase colleague medical costs for 2023 and provided each colleague a paid "wellness day".

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The Compensation and HR Committee also discusses items that have not met expectations. More specifically, it discussed that the bank had an increased number of technology challenges during 2023 and, though the bank has proven resilient, these led to a temporary setback in Consumer's customer experience scores.
Decision Making
In arriving at NEO compensation decisions, the Compensation and HR Committee placed significant weight on Company performance, in particular 2023 results for ROTCE, Diluted EPS and Efficiency Ratio, which are key tenets of our long-term strategic plan. Several additional key outcomes were considered as well as items for which outcomes were below expectations, described above in “—Evaluating Performance and Determining 2023 Compensation—2023 Company Performance.” Company TSR performance was also considered, although it is not a primary factor in determining pay.
With Company performance in mind, the Compensation and HR Committee then evaluated each NEO’s individual performance. See “2023 Compensation Decisions—NEO 2023 Performance Year Compensation," which reflects key achievements for each NEO that were considered by the Compensation and HR Committee. The CEO and CHRO each offered feedback regarding the performance of executives other than themselves. The evaluation of individual performance included performance of the division managed by each NEO and its contribution to the Company’s overall success, including performance during the most recently ended year and in driving momentum toward longer-term goals. In addition, the effectiveness of each NEO’s leadership was also considered. For 2023, the exceptional leadership required to navigate the Company through the heightened scrutiny resulting from bank failures was considered.
Although the Company does not formally benchmark against a specified percentile of peer compensation, the Compensation and HR Committee believes NEO compensation levels should be appropriately positioned relative to peers based on the increased size and complexity of the bank and commensurate with the strength and experience of our senior leadership team and at an appropriate level to retain and motivate them. The Compensation and HR Committee also considered input from its independent compensation consultant, CAP, on executive pay levels in the market.
Performance Outcome for 2021 PSUs
On February 14, 2024, the Compensation and HR Committee approved a final payout percentage of 135% of target for the PSUs granted in 2021 relating to the 2020 performance year (“2021 PSU Awards”).
Half of each 2021 PSU Award was earned based on achievement of pre-established Diluted EPS goals and half was earned based on achievement of pre-established ROTCE goals during the performance period of 2021-2023, subject to the application of a +/- 10% TSR modifier based on TSR performance relative to the Company's peer group. Maximum payout level for these awards was 150% of target.
Based on Company ROTCE and EPS results during the performance period as compared to the targets established for these awards in February 2021 when the grants were approved, these awards would have paid out at 150% without application of the TSR modifier. However, Company TSR relative to the peer group during the performance period was at the 22nd percentile. Because this outcome was below the 25th percentile for our peer group, the modifier was applied and resulted in a final payout of 135% of target.
The below table reflects the ROTCE and Diluted EPS thresholds, targets, and results for the 2021 PSU Awards in addition to the underlying ROTCE and EPS results during the performance period. The ROTCE and Diluted EPS targets were established in February 2021 during the pandemic when there was a lot of uncertainty and are consistent with consensus estimates at that time.

Metric	2021 PSU Award Targets			2021-2023 Underlying Results(1)	% Earned Based on Core Metrics	% Earned After Application of TSR Modifier
	Threshold	Target	Maximum
3-Year Average ROTCE	8.59%	11.20%	13.23%	15.31%	150%	135% (150% * 0.9%)
3-Year Cumulative Diluted EPS	$8.64	$11.77	$14.05	$14.06	150%
(1)PSU assessments in prior proxy statements used Non-GAAP results for 2020 and 2021 that differ from the Non-GAAP results used in this assessment. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations.

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Compensation Matters
2023 Compensation Decisions
NEO 2023 Performance Year Compensation
Below includes NEO accomplishments considered by the Compensation and HR Committee in making executive pay decisions.

Bruce Van Saun Chairman and Chief Executive Officer

Year	Base Salary	Variable Compensation					Total Compensation
		Cash Bonus	RSUs	PSUs	Total	YoY % Change	Total	YoY % Change
2023	$1,487,000	$2,097,000	$2,306,700	$3,984,300	$8,388,000	(19.1%)	$9,875,000	(16.7%)
2022	$1,487,000	$3,108,900	$2,590,750	$4,663,350	$10,363,000	6.1%	$11,850,000	5.3%
2021	$1,487,000	$2,928,900	$2,440,750	$4,393,350	$9,763,000	29.1%	$11,250,000	24.3%

Key Achievements

•Successfully navigated the Company through a dynamic external environment affected by bank failures, while continuing to pursue initiatives that have put the bank in a strong position for long-term growth once macroeconomic headwinds subside. These include the launch of the Private Bank, balance sheet optimization and expense management initiatives, and laying a successful foundation for growth in the New York City metro market.
•Advanced key initiatives aimed at developing and enabling capabilities for customers, including technology investments in Wealth, enhanced fraud detection and mitigation, build-out of new digital tools for consumers, the launch of new account opening and online banking platforms, and the build-out of private capital capabilities.
•Hired top talent across the organization, including Richard Stein (who was appointed to the role of Chief Risk Officer effective as of January 2024), Head of Enterprise Payments, Chief Data & Analytics Officer, Head of Private Bank, and Head of Consumer Strategy. Our dedication to learning and development has also continued with tailored leadership training for our senior team and enhancement of training and development resources for all colleagues.
•Continued to make colleagues a key priority and the results of our organizational health survey demonstrate that colleagues agree, as demonstrated by strong results and our all-time highest colleague participation rate of 87%. Scores on inclusion-related questions were among the most highly-rated in the survey.
•Accelerated our commitment to a sustainability agenda with the announcement of a $50 billion Sustainable Finance Target by 2030, which includes $5 billion in green financing, as well as a commitment to engage corporate clients in high-emitting sectors on climate-related topics and our intention to be carbon neutral by 2035.
•Successfully managed the regulatory agenda and heightened expectations following the bank failures, reprioritizing and reallocating resources as necessary.

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Compensation Matters

John F. Woods Vice Chair and Chief Financial Officer

Year	Base Salary	Variable Compensation					Total Compensation
		Cash Bonus	RSUs	PSUs	Total	YoY % Change	Total	YoY % Change
2023	$700,000	$887,500	$976,250	$1,686,250	$3,550,000	(12.3%)	$4,250,000	(10.5%)
2022	$700,000	$1,215,000	$1,012,500	$1,822,500	$4,050,000	17.4%	$4,750,000	14.5%
2021	$700,000	$1,105,000	$837,500	$1,507,500	$3,450,000	21.5%	$4,150,000	17.2%

Key Achievements

•Accelerated focus on balance sheet optimization including maintaining near peer leading regulatory capital levels, achieving targeted increase in liquidity profile, and establishing the non-core portfolio approach to reallocating capital to more strategic customer relationship opportunities.
•Sharpened focus on expense management to support the delivery of financial performance against 2023’s challenging economic backdrop, with the TOP 8 program delivering ~$115 million of pre-tax run-rate benefit as of year-end. Also led a significant expansion of cost cutting initiatives in response to evolving external conditions towards the end of 2023 that will benefit 2024 and beyond.
•Led a successful refresh of the bank’s strategy focused on key strategic metrics and initiatives designed to position the bank for innovation and long-term growth, including supporting the ongoing investments in the New York City metro market, the rollout of national digital banking capabilities, and the national launch of Citizens Private Bank among others.
•Supported work related to Citizens’ announced intention to be carbon neutral by 2035 and continued to serve as Executive Sponsor of Citizens Awake, our disability awareness business resource group.

Donald H. McCree III Vice Chair and Head of Commercial Banking

Year	Base Salary	Variable Compensation					Total Compensation
		Cash Bonus	RSUs	PSUs	Total	YoY % Change	Total	YoY % Change
2023	$700,000	$875,000	$962,500	$1,662,500	$3,500,000	(13.6%)	$4,200,000	(11.6%)
2022	$700,000	$1,215,000	$1,012,500	$1,822,500	$4,050,000	14.1%	$4,750,000	11.8%
2021	$700,000	$1,065,000	$887,500	$1,597,500	$3,550,000	23.3%	$4,250,000	18.7%

Key Achievements

•Continued to selectively build-out capabilities to meet client needs, including expanding our financial sponsor strategy (with equity investments in private capital, subscription line growth, and new sponsor coverage bankers), deepening talent in the New York City metro market, and expanding industry corporate finance teams, with Commercial Banking maintaining its exceptional net promoter score.
•Focused on initiatives to help position the bank for long-term success, including partnering with Consumer Banking on the Private Bank launch, ramp-up of the cash management business with positive results, and balance sheet optimization activities.
•Achieved strong results in Global Markets and completed much of the work necessary to become a registered swap dealer in 2024 and accelerated investments in payment capabilities achieving above industry revenue growth.
•Expanded climate readiness capabilities with the creation of a Sustainable Finance team within Commercial to support the commitment announced in 2023 to advise corporate clients in high-emitting sectors on climate-related topics and served as co-sponsor of our Leadership Academy.

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Compensation Matters

Brendan Coughlin Vice Chair and Head of Consumer Banking

Year	Base Salary	Variable Compensation					Total Compensation
		Cash Bonus	RSUs	PSUs	Total	YoY % Change	Total	YoY % Change
2023	$625,000	$812,500	$893,750	$1,543,750	$3,250,000	15.0%	$3,875,000	12.3%
2022	$625,000	$847,500	$706,250	$1,271,250	$2,825,000	32.9%	$3,450,000	25.5%
2021	$625,000	$637,500	$531,250	$956,250	$2,125,000	49.1%	$2,750,000	34.1%

Key Achievements

•Successfully navigated the Consumer Bank through a challenging year demonstrating the transformed strength of the business in both deposits and credit with top quartile year-over-year deposit performance among peers driven by a multi-year transformation with strong household market share growth, improvement in customer primacy driving low-cost deposits, outsized deposit growth in the New York City metro market, and improvements in customer share of wallet following the launch of CitizensPlus Private Client.
•Made exceptional progress toward our long-term goal of building fee-generating capabilities with the launch of our new Private Bank platform. This introduces the business to the Boston, New York City, Florida, and San Francisco markets, provides a platform for differentiated long-term growth, and positions the Company for acceleration of our Wealth business, which had record fees and new sales in 2023.
•Executed well on major strategic pivots in Consumer Lending to focus on high returning relationship-based lending and selectively slowed less strategic loan growth, including an exit from the indirect auto and wholesale mortgage businesses. Maintained a top market share position in HELOC enabled by our innovative launch of FastLine, growth in the card business, and multiple new partnerships with CitizensPay.
•Successfully hired 150+ Private Banking colleagues, launched a branch leadership development program, and served as co-sponsor of our Leadership Academy.

Malcolm Griggs Former Executive Vice President and Chief Risk Officer

Year	Base Salary	Variable Compensation					Total Compensation
		Cash Bonus	RSUs	PSUs	Total	YoY % Change	Total	YoY % Change
2023	$550,000	$665,000	$1,235,000	$—	$1,900,000	(5.0%)	$2,450,000	(3.9%)
2022	$550,000	$800,000	$600,000	$600,000	$2,000,000	7.2%	$2,550,000	6.3%
2021	$535,000	$746,000	$652,750	$466,250	$1,865,000	25.2%	$2,400,000	18.5%

Key Achievements

•Oversaw the management of credit, operational, market, compliance, and model risk through one of the most difficult economic and regulatory cycles in years, reallocating resources and adjusting priorities as necessary in support of our control environment.
•Established a risk model to support the Private Bank, including the ongoing creation of credit policies, processes, procedures, and related reporting, and supported the various balance sheet optimization initiatives executed throughout the year.
•Effectively protected customers and defended the bank through the work of the Cybersecurity and Resilience Team, which also successfully supported new business capabilities.
•Successfully navigated the announcement of three key risk leadership changes, including Mr. Griggs’ own retirement with strong internal candidates promoted to the roles of Chief Credit Officer and Chief Compliance Officer and a smooth transition of organizational leadership to Richard Stein, who assumed the role of Chief Risk Officer in January 2024.

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Compensation Matters
Other Compensation and Benefits
Severance
Each of our active NEOs is party to an employment agreement that sets forth their respective compensation and benefits, including severance benefits available in certain circumstances. For details, see “Termination of Employment and Change of Control” below.
Nonqualified Deferred Compensation Plan
The CFG Voluntary Executive Nonqualified Deferred Compensation Plan was adopted effective as of January 1, 2009 and does not offer any matching contributions or provide for above-market earnings. During 2023, Mr. Van Saun was the only NEO who participated in the CFG Voluntary Executive Nonqualified Deferred Compensation Plan. For a description of the material terms of this deferred compensation plan, see the narrative following the 2023 Nonqualified Deferred Compensation table below.
Pension Plan
The CFG Pension Plan (the "Pension Plan"), a tax-qualified non-contributory defined benefit pension plan, was closed to new participants effective January 1, 2009. Benefit accruals for all participants were frozen effective December 31, 2012. Mr. Coughlin has a benefit under this plan because he was hired prior to 2009. For a description of the material terms of the Pension Plan, see the narrative following the 2023 Pension Benefits table below.
401(k) Plan
We maintain a qualified defined contribution 401(k) plan for all of our colleagues. Colleagues may defer up to 50% of their eligible pay to the plan subject to Internal Revenue Code limits. After colleagues have completed one full year of service, colleague contributions are matched at 100% up to an overall limit of 4% and colleagues receive an additional non-elective Company contribution equal to 1.5% of eligible earnings, subject to limits set by the Internal Revenue Service. Our NEOs participate in our 401(k) plan on the same basis as colleagues generally.
Health and Welfare Benefit Plans
NEOs are eligible to participate in Company-sponsored benefit programs, which are offered to them on the same terms and conditions as to colleagues generally, including medical, dental, vision, life, and short-term and long-term disability plans.
Perquisites and Other Benefits
We provide our executives with financial planning services if desired by the executives. Executives are also covered by relocation and matching charitable contribution programs that generally cover all colleagues, but at increased benefit levels. Mr. McCree is provided with parking near our Boston office. Mr. Van Saun uses a Company car, including for travel between his home and his primary office location so that he can most efficiently use that time for business purposes.
Mr. Van Saun has a $100,000 annual allowance relating to his personal use of the Company aircraft. The full incremental cost to the Company of Mr. Van Saun’s personal use of the aircraft has been reflected in the “All Other Compensation” column of the 2023 Summary Compensation Table. In addition, on two occasions during 2023 Mr. Van Saun’s spouse accompanied him on business trips aboard the Company aircraft; however, those trips resulted in no incremental cost to the Company.

Citizens Financial Group	69

Compensation Matters
Compensation Governance Policies and Practices
Overview
Below is an overview of the governance policies and practices underlying our executive compensation program.

What We Do	What We Don't Do

   Pay for performance. A significant portion of our executives’ compensation is granted in the form of awards that are earned based on a combination of Company, divisional, and individual performance.
   Variable compensation funding and executive compensation awards dependent on risk performance indicators. Our overall variable compensation funding as well as individual executive compensation awards are determined based on a number of key performance indicators, including, but not limited to, risk performance.
   Pay subject to clawback. In addition to clawback required by law, we have a broad-based process through which events having a material adverse impact on the Company are reviewed for potential impact on compensation (including clawback or forfeiture), including risk-based events.
   Robust compensation plan governance. Our compensation plans are subject to a robust governance process that involves review by control partners, including risk, legal, human resources, and finance. The plans are subject to an annual risk review, which is conducted by an independent third-party every three years to ensure impartiality and alignment with market practice and regulatory expectations.
   Stock ownership and retention guidelines. Our executives and directors are subject to stock ownership and retention guidelines (CEO—6x base salary; Executive Committee members (including NEOs)—3x base salary; Directors—5x annual cash retainer).
   Annual say-on-pay vote. We submit our executive compensation to an annual say-on-pay vote in order to ensure timely feedback from shareholders.
   Shareholder engagement. We proactively engage with key shareholders to elicit their feedback on various topics, including executive compensation.
   Independent compensation consultant. The Compensation and HR Committee engages an independent compensation consultant, who is not otherwise engaged by management.

   No single trigger vesting of equity awards or cash payments. We do not provide for any single trigger vesting of equity awards or severance payments upon a change of control. Vesting and payments require a subsequent termination without cause or resignation with good reason.
   No tax gross-ups. We do not offer tax gross-ups on executive benefits other than in connection with our relocation program, which provides a gross-up to all colleagues receiving this benefit. In addition, we do not provide for excise tax gross-ups upon a change of control.
   Prohibition against hedging and pledging. We prohibit executive officers, colleagues, and directors from hedging or pledging Company securities.
   Dividend equivalents not paid on unearned or unvested units. Dividend equivalents are accrued but not paid until restricted stock units and performance stock units are earned and become vested.
   Our equity plan prohibits option repricing and liberal share recycling. Our equity plan does not allow for repricing or buy-out of underwater options or liberal share recycling and generally imposes a minimum vesting period of 12 months for awards.

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Compensation Matters
Clawback and Forfeiture Process
The Company maintains a firm-wide process through which events (referred to as “Trigger Events”) are reviewed to determine whether they should have an impact on a colleague’s compensation from previous years or for the current year. This process applies to all our colleagues, including our NEOs. The Accountability Review Panel (“ARP”) consists of the direct reports to our CEO, with our Chief Risk Officer serving as chair, and meets on a regular basis to consider whether specific Trigger Events should result in compensation adjustments for involved colleagues. Trigger Events include not only financial restatements, but also events having a material impact on the Company that have arisen as a result of certain colleague behavior, including failure to consider risk adequately. Potential actions by the ARP include current-year compensation adjustments, forfeiture of unvested awards, or clawback.
Effective as of December 1, 2023, the Company adopted the Citizens Financial Group, Inc. Clawback Policy (the "Clawback Policy"). Under the Clawback Policy, the Company is required to recover reasonably promptly, the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws. The Clawback Policy is in addition to the ARP process described above, pursuant to which a broader set of consequences may be imposed under a broader set of circumstances.
Executive and Director Stock Ownership and Retention Guidelines
The Company maintains stock ownership and retention guidelines in order to align further the long-term interests of our executives and directors with those of our shareholders. Our stock ownership guidelines require that our executives and non-employee directors hold shares having an aggregate value equal to a multiple of annual base salary or cash retainer, as applicable, as reflected below.

Position	Multiple of Salary
Chief Executive Officer	6x salary
Executive Committee members (including NEOs)	3x salary
Other Executive Officers	1x salary
Non-employee Directors	5x cash retainer
Shares that count for purposes of the ownership guidelines include the following: (i) shares owned directly and indirectly (including shares purchased on the open market, shares obtained through option exercises or the vesting or settlement of restricted stock, RSUs, or PSUs (as applicable), or shares otherwise owned directly or held through a broker in individual brokerage accounts); (ii) shares owned indirectly through a trust of which the executive or director is a beneficial owner and shares held in a trust for an immediate family member, provided the executive or director retains investment control; (iii) shares or awards for which receipt has been deferred (including shares held through a 401(k) plan maintained by the Company, shares purchased under the employee stock purchase plan, unvested RSUs and any shares or units held through a deferred compensation plan maintained by the Company); and (iv) restricted stock and unvested RSUs that may only be settled in shares and that are subject to time-based vesting conditions only. Unexercised options (whether vested or unvested), performance awards (including performance-based restricted stock and performance-based units), and unvested RSUs that may only be settled in cash would not count towards the satisfaction of these guidelines.
Executives and directors have five years from the date they become subject to these guidelines to reach their ownership requirements. In addition, executives are required to hold 50% of the net shares acquired as a result of settlement of compensatory awards until they are in compliance with the applicable ownership requirement. For directors, their RSU awards are subject to mandatory deferral of settlement until they cease to serve on the board and, accordingly, cannot be sold during their service. As of December 31, 2023, each of our NEOs and directors was in compliance with the applicable ownership requirement.
Prohibition on Hedging and Pledging
We prohibit our colleagues and directors, including our NEOs and other executive officers, from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or offset a decrease in the market value of the Company’s equity securities or pledging their ownership in our securities (including equity-based awards), which would undermine the risk alignment embedded in our executive compensation program.

Citizens Financial Group	71

Compensation Matters
Process for Approval of Equity Grants
We do not grant equity awards in anticipation of the release of material, non-public information, nor do we time the release of material, non-public information based on equity grant dates. The Compensation and HR Committee has delegated the authority to make off-cycle equity grants under the Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan ("2014 Omnibus Plan") to participants other than our executives to the Equity Committee of the Board, which is comprised of our Chairman and CEO, subject to limits designated by the Compensation and HR Committee.
Tax Deductibility of Compensation
Under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), a public company generally may not deduct compensation in excess of $1 million paid to its CEO and other covered officers. The Company does not specifically consider this limitation in determining executive compensation.
Compensation and HR Committee Interlocks and Insider Participation
None of the members of the Compensation and HR Committee who served during 2023 are current or former officers or employees of the Company or any of our subsidiaries. No Company executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No Company executive officer served as a director of an entity that employed an executive officer who also served on our Compensation and HR Committee.
Compensation and HR Committee Report
The Compensation and HR Committee has reviewed and discussed the CD&A included in this Proxy Statement with members of management, and based on such review and discussions, the Compensation and HR Committee recommended to the Board that the CD&A be included in this Proxy Statement.
The Compensation and Human Resources Committee
Edward J. Kelly III (Chair)
William P. Hankowsky
Michele Siekerka
Shivan Subramaniam
Wendy A. Watson

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Compensation Matters
Executive Compensation Tables
2023 Summary Compensation Table
This 2023 Summary Compensation Table reflects the compensation of our NEOs in accordance with SEC reporting rules, which require that cash awards be disclosed in the year earned and that equity grants be disclosed in the year of grant (regardless of whether they were earned for performance during that year or the prior year).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Bruce Van Saun, Chairman and Chief Executive Officer	2023	1,487,000	2,097,000	7,345,937	—	145,334	11,075,271
	2022	1,487,000	3,108,900	6,920,896	—	186,992	11,703,788
	2021	1,487,000	2,928,900	7,840,912	—	173,264	12,430,076
John F. Woods, Vice Chair and Chief Financial Officer	2023	700,000	887,500	2,870,888	—	49,307	4,507,695
	2022	700,000	1,215,000	2,374,765	—	42,790	4,332,555
	2021	700,000	1,105,000	3,005,551	—	26,015	4,836,566
Donald H. McCree III, Vice Chair and Head of Commercial Banking	2023	700,000	875,000	2,870,888	—	36,670	4,482,558
	2022	700,000	1,215,000	2,516,542	—	29,575	4,461,117
	2021	700,000	1,065,000	3,033,796	—	20,000	4,818,796
Brendan Coughlin, Vice Chair and Head of Consumer Banking	2023	625,000	812,500	2,002,526	8,727	18,150	3,466,903
	2022	625,000	847,500	1,506,394	—	16,775	2,995,669
	2021	625,000	637,500	1,181,250	—	—	2,443,750
Malcolm Griggs, Former Executive Vice President and Chief Risk Officer	2023	550,000	665,000	1,211,773	—	18,150	2,444,923
	2022	546,539	800,000	1,128,186	—	41,775	2,516,500
	2021	535,000	746,000	1,199,100	—	25,000	2,505,100
(1)Mr. Coughlin's annualized salary was increased to $700,000 effective as of February 5, 2024, which is commensurate with his responsibilities and aligns him with other key members of senior management.
(2)Amounts in this column reflect the cash portion of annual variable compensation awards for the 2023, 2022, and 2021 performance years. Mr. Van Saun elected to defer 50% of the cash portion of his 2023 variable compensation ($1,048,500 out of $2,097,000) pursuant to the CFG Voluntary Executive Nonqualified Deferred Compensation Plan, which is discussed in the narrative following the 2023 Nonqualified Deferred Compensation table.
(3)Amounts in this column for 2023 reflect the aggregate grant date fair value of RSUs and PSUs granted in March 2023 as part of 2022 performance year compensation. The fair value of awards has been calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Note 18 to the Company’s 2023 Annual Report on Form 10-K for the year ended December 31, 2023, which are hereby incorporated by reference. For PSUs granted in 2023, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date, and represent the value of the target number of units granted consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718. Maximum payout level for our annual 2023 PSUs is 150% of target. At the maximum payout level, these values for Mr. Van Saun would be $7,132,822, for Mr. Woods would be $2,787,566, for Mr. McCree would be $2,787,566, for Mr. Coughlin would be $1,944,397, and for Mr. Griggs would be $917,676. For a breakdown of all awards granted during 2023, see the 2023 Grants of Plan-Based Awards table.
(4)The only NEO eligible to participate in our Pension Plan is Mr. Coughlin. During the period of January 1, 2023 to December 31, 2023, the pension value for Mr. Coughlin increased by $8,727; this includes an increase of $3,970 due to changes in assumptions underlying the present value calculations and an increase of $4,757 due to the effect of Mr. Coughlin being one year closer to his assumed retirement age. See commentary following the 2023 Pension Benefits table for more details on the assumptions used to determine the present value.

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Compensation Matters
(5)The below table reflects 2023 amounts included as “All Other Compensation” for each NEO. For Mr. Van Saun, the “Other” column in the below table includes the value attributable to personal use of the Company car ($16,960) and financial planning services ($24,000).  The amount in the "Other" column for Mr. Woods reflects the value of financial planning services and for Mr. McCree reflects the cost of parking near our Boston office. The cost associated with personal use of the Company car by Mr. Van Saun has been calculated based on variable vehicle costs (including maintenance, fuel, and tolls), variable driver costs (overtime and bonus), and the percentage of miles driven for personal versus business use.  The cost associated with personal use of the Company aircraft by Mr. Van Saun has been calculated based on hourly variable costs to operate the aircraft (including fuel, warranty costs, landing fees, mechanical expenses, and private passenger terminal fees) as well as crew travel and other expenses, using average 2022 hourly aircraft variable costs and crew expense rates. In addition, on two occasions during 2023 Mr. Van Saun’s spouse accompanied him on a business trip on the Company aircraft; however, no amounts are included below related to those trips because there was no incremental cost to the Company.

Name	401(k) Company Contribution ($)	Charitable Matching Contribution ($)	Personal Use of Aircraft ($)	Other ($)	Total ($)
Bruce Van Saun	18,150	50,000	36,224	40,960	145,334
John F. Woods	18,150	14,000	—	17,157	49,307
Donald H. McCree III	4,950	25,000	—	6,720	36,670
Brendan Coughlin	18,150	—	—	—	18,150
Malcolm Griggs	18,150	—	—	—	18,150
2023 Grants of Plan-Based Awards

Name	Grant Date		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
			Threshold (#)	Target (#)	Maximum (#)
Bruce Van Saun	3/1/2023	(2)	—	—	—	62,262	2,590,722
	3/1/2023	(3)	56,036	112,072	168,108	—	4,755,215
John F. Woods	3/1/2023	(2)	—	—	—	24,333	1,012,496
	3/1/2023	(3)	21,899	43,799	65,698	—	1,858,392
Donald H. McCree III	3/1/2023	(2)	—	—	—	24,333	1,012,496
	3/1/2023	(3)	21,899	43,799	65,698	—	1,858,392
Brendan Coughlin	3/1/2023	(2)	—	—	—	16,973	706,247
	3/1/2023	(3)	15,275	30,551	45,826	—	1,296,279
Malcolm Griggs	3/1/2023	(2)	—	—	—	14,419	599,975
	3/1/2023	(3)	7,209	14,419	21,628	—	611,798
(1)Amounts in this column reflect the grant date fair value of awards calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Note 18 to the Company’s 2023 Annual Report on Form 10-K for the year ended December 31, 2023, which are hereby incorporated by reference. For PSUs, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date and represent the target number of units, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718.
(2)Represents RSUs granted under the 2014 Omnibus Plan in 2023 for performance year 2022 that vest ratably over three years. Cash dividends on unvested RSUs are accrued during the vesting period, but are only paid if and when the awards vest.
(3)Represents PSUs granted under the 2014 Omnibus Plan in 2023 for performance year 2022, with ultimate payouts to be based half on ROTCE and half on Diluted EPS in addition to a +/-20% relative TSR modifier, in each case during the performance period of 2023-2025 and with an overall maximum payout of 150% of target. Cash dividends on unvested PSUs are accrued during the vesting period, but are only paid if and when the awards vest. For more detail, see “Compensation Discussion and Analysis—Elements of our Compensation Program—Variable Compensation Mix.”

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Compensation Matters
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table shows, for each NEO, the outstanding equity awards held as of December 31, 2023. These awards include RSUs and PSUs granted in years 2021, 2022, and 2023.

Name		Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Unit or Other Rights That Have Not Vested ($)(1)
Bruce Van Saun
2021 RSUs	(2)	14,226	471,450	—	—
2021 PSUs	(3)	103,712	3,437,016	—	—
2022 RSUs	(4)	33,507	1,110,422	—	—
2022 PSUs	(5)	—	—	90,472	2,998,242
2023 RSUs	(6)	62,262	2,063,363	—	—
2023 PSUs	(7)	—	—	84,054	2,785,550
John F. Woods
2021 RSUs	(2)	5,342	177,034	—	—
2021 PSUs	(3)	38,944	1,290,604	—	—
2022 RSUs	(4)	11,497	381,011	—	—
2022 PSUs	(5)	—	—	31,044	1,028,798
2023 RSUs	(6)	24,333	806,396	—	—
2023 PSUs	(7)	—	—	32,849	1,088,616
Donald H. McCree III
2021 RSUs	(2)	5,417	179,519	—	—
2021 PSUs	(3)	39,494	1,308,831	—	—
2022 RSUs	(4)	12,183	403,745	—	—
2022 PSUs	(5)	—	—	32,897	1,090,207
2023 RSUs	(6)	24,333	806,396	—	—
2023 PSUs	(7)	—	—	32,849	1,088,616
Brendan Coughlin
2021 RSUs	(2)	2,680	88,815	—	—
2021 PSUs	(3)	19,540	647,556	—	—
2022 RSUs	(4)	7,293	241,690	—	—
2022 PSUs	(5)	—	—	19,692	652,593
2023 RSUs	(6)	16,973	562,485	—	—
2023 PSUs	(7)	—	—	22,913	759,337
Malcolm Griggs
2021 RSUs	(2)	3,923	130,008	—	—
2021 PSUs	(3)	11,350	376,139	—	—
2022 RSUs	(4)	8,961	296,968	—	—
2022 PSUs	(5)	—	—	9,601	318,177
2023 RSUs	(6)	14,419	477,846	—	—
2023 PSUs	(7)	—	—	10,814	358,376

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Compensation Matters
(1)The values in these columns have been calculated by multiplying the number of shares outstanding as of December 31, 2023 by $33.14, the closing price of a Company share on the NYSE on December 29, 2023, which was the last trading date of the year.
(2)These amounts reflect RSUs granted in March 2021 for the 2020 performance year under the 2014 Omnibus Plan, which had one remaining installment scheduled to vest on March 1, 2024.
(3)These amounts reflect PSUs granted in March 2021 for the 2020 performance year under the 2014 Omnibus Plan, which were scheduled to vest on March 1, 2024 following the end of the three-year performance period of January 1, 2021 through December 31, 2023, based half on ROTCE and half on Diluted EPS in addition to a +/-10% relative TSR modifier. For more detail, see “Compensation Discussion and Analysis—Elements of our Compensation Program—Variable Compensation Mix.” The Compensation and HR Committee approved the assessment of these awards in February 2024, as described earlier in “Compensation Discussion and Analysis—Evaluating Performance and Determining Compensation —Performance Outcome for 2021 PSUs,” with actual performance levels reflected.
(4)These amounts reflect RSUs granted in March 2022 for the 2021 performance year under the 2014 Omnibus Plan, which had two remaining equal installments scheduled to vest on March 1, 2024 and 2025.
(5)These amounts reflect PSUs granted in March 2022 for the 2021 performance year under the 2014 Omnibus Plan, which are scheduled to vest on March 1, 2025 following the end of the three-year performance period of January 1, 2022 through December 31, 2024, based half on ROTCE and half on Diluted EPS in addition to a +/-10% relative TSR modifier. For more detail, see “Compensation Discussion and Analysis—Elements of our Compensation Program—Variable Compensation Mix.” Based on performance through December 31, 2023, amounts in this row reflect overall 100% of target level of performance, with maximum performance level reflected for ROTCE and threshold performance level reflected for Diluted EPS, and which incorporate the impact of the TSR modifier as applicable.
(6)These amounts reflect RSUs granted in March 2023 for the 2022 performance year under the 2014 Omnibus Plan, which had three remaining equal installments scheduled to vest on March 1, 2024, 2025, and 2026.
(7)These amounts reflect PSUs granted in March 2023 for the 2022 performance year under the 2014 Omnibus Plan, which are scheduled to vest on March 1, 2026 following the end of the three-year performance period of January 1, 2023 through December 31, 2025, based half on ROTCE and half on Diluted EPS in addition to a +/-20% relative TSR modifier. For more detail, see “Compensation Discussion and Analysis—Elements of our Compensation Program—Variable Compensation Mix.” Based on performance through December 31, 2023, amounts in this row reflect overall 75% of target level of performance, with target performance level reflected for ROTCE and threshold performance level reflected for Diluted EPS, and which incorporate the impact of the TSR modifier as applicable.
Stock Vested in 2023

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Bruce Van Saun	232,600	$8,540,585
John F. Woods	86,972	$3,169,750
Donald H. McCree III	90,367	$3,307,266
Brendan Coughlin	21,108	$797,822
Malcolm Griggs	35,332	$1,330,186
(1)Amounts reflect Company shares issued under the 2014 Omnibus Plan in connection with the vesting of equity-based awards in 2023.
(2)The values reflected in this column were calculated by multiplying the number of shares that vested by the closing price of a Company share on the NYSE on each applicable vesting date during 2023.

76	2024 Proxy Statement

Compensation Matters
2023 Pension Benefits

Name	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefits($)(3)
Bruce Van Saun	—	—	—
John F. Woods	—	—	—
Donald H. McCree III	—	—	—
Brendan Coughlin(1)	CFG Pension Plan	8.3553	91,195
Malcolm Griggs	—	—	—
(1)Mr. Coughlin is the only NEO eligible to participate in the Pension Plan.
(2)After December 31, 2012, there were no further benefit accruals under the Pension Plan. Therefore, an eligible colleague’s actual years of service may be more than such colleague’s years of credited service under the Pension Plan.
(3)For Mr. Coughlin, the present value of accumulated benefits on December 31, 2023 was calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, except where different assumptions are required. The following are the key assumptions used: (i) a discount rate of 5.30%; (ii) a retirement age of 62, as required (the earliest unreduced retirement age under the Pension Plan); (iii) a mortality assumption reflecting generational mortality improvement using Scale MP-2021 for males; and (iv) no pre-retirement decrements, as required.
We sponsor the Pension Plan, which is a non-contributory defined benefit pension plan that is qualified under Section 401(a) of the Code. The Pension Plan was closed to new hires and re-hires effective January 1, 2009 and benefit accruals for all participants were frozen effective December 31, 2012. Regular full-time and part-time colleagues of the Company who were hired before January 1, 2009 and completed one year of service were eligible for benefits under the Pension Plan.
The benefit under the Pension Plan for colleagues is currently calculated using a formula based on a colleague’s “average gross compensation” (defined under the Pension Plan as a participant’s average eligible compensation during five years of employment (whether or not consecutive) prior to December 31, 2012 yielding the highest average), subject to limitations imposed by the Internal Revenue Service. Eligible compensation generally includes all taxable compensation, other than certain equity-based and non-recurring amounts. The formula generally provides for a benefit of 1% of average gross compensation multiplied by each year of the participant’s credited service, with such benefit percentage varying depending on the colleague’s hire date and retirement date, as specified under the Pension Plan. Benefits under the Pension Plan are generally payable in the form of a monthly annuity, though benefits under the Pension Plan may be received as a lump sum payment.
A participant’s pension benefit under the Pension Plan vests in full upon the earlier of completion of five years of service or the attainment of normal retirement date. Normal retirement date is the later of attainment of age 65 or the fifth anniversary of the date the participant commenced participation in the Pension Plan. Participants may begin receiving full retirement benefits on the first day of the month coincident with or immediately following the normal retirement date and may be eligible for reduced benefits if retiring after attainment of age 55 with a minimum of five years of vesting service. Participants who retire after attainment of age 55 with a minimum of twenty years of vesting service are eligible to receive unreduced retirement benefits, starting at age 62. Mr. Coughlin became a participant in the Pension Plan on September 1, 2005 and will be eligible to receive unreduced early retirement benefits under the Pension Plan commencing at age 62, provided that he remains actively employed at Citizens through age 55.

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Compensation Matters
2023 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)
Bruce Van Saun(1)	1,048,500	3,233,642	22,425,524
John F. Woods	—	—	—
Donald H. McCree III	—	—	—
Brendan Coughlin(1)	—	22,582	136,060
Malcolm Griggs	—	—	—
(1)The material terms of the CFG Voluntary Executive Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") are described in the narrative below. Executive contributions by Mr. Van Saun in the last fiscal year include the deferred portion of his 2023 variable compensation paid in cash during 2024 ($1,048,500, which is included in the “Bonus” column of the 2023 Summary Compensation Table). Mr. Van Saun’s aggregate balance at last fiscal year-end includes $16,080,926, which has been reported as compensation in summary compensation tables for previous years. Mr. Coughlin had no contributions during the last fiscal year; Mr. Coughlin’s aggregate balance at last fiscal year-end includes $12,500 that was reported as compensation in the 2021 Summary Compensation Table.
(2)For Messrs. Van Saun and Coughlin, the amounts in this column reflect the earnings on their deferred compensation plan accounts during 2023.
We sponsor the Deferred Compensation Plan, which does not offer any matching contributions or provide for above-market earnings. During 2023, Mr. Van Saun was the only NEO who contributed to the plan, and he elected to defer 50% of the cash portion of his 2023 cash variable compensation award.
Plan eligibility is limited to colleagues who have total compensation equal to or exceeding the Code Section 401(a)(17) limit for the relevant plan year. Participants are permitted to defer between 1% and 80% of their base salary and/or annual cash bonus. Participants select the allocation of their accounts among investment indices available under the plan. Our Board has the power to amend the plan at any time, as long as the amount accrued to the date of amendment in any account under the plan is not decreased or otherwise restricted. In addition, following a termination of employment, participants in the Deferred Compensation Plan are entitled to receive amounts that have been deferred under that plan.

78	2024 Proxy Statement

Compensation Matters
Termination of Employment and Change of Control
We entered into an employment agreement with each of our NEOs, the material terms of which are summarized below, including severance provisions. In addition, the treatment of equity-based awards held by our NEOs upon a termination of employment and change of control are summarized below. Please see the Potential Payments Table below for quantification of estimated payments and benefits to which our NEOs would be entitled under various termination scenarios and upon a change of control, in each case, assuming such event occurred on December 31, 2023.
It should be noted that Mr. Griggs retired from the Company on February 16, 2024 and did not receive any cash payment or other benefits in connection with his retirement.
Equity Awards
Equity awards under the 2014 Omnibus Plan granted to our NEOs have the following treatment upon termination of employment. Provisions relating to the treatment of Bruce Van Saun’s equity-based awards upon termination of employment (including following a change of control of the Company) are included below in the description of his employment agreement.
Termination of Employment
RSU Awards – If a participant’s employment with the Company is terminated by the Company without “cause” (as defined in award agreements), or by reason of “disability” or “retirement” (as defined in award agreements), vesting and settlement of awards would continue as originally scheduled subject to the participant not engaging in “detrimental activity” (as defined in award agreements), or “competitive activity” (as defined in award agreements) in the case of disability or retirement, during the remaining vesting period. If a participant voluntarily resigns or is terminated by the Company for cause, unvested awards would be forfeited. All unvested awards would become vested in the event of a participant's death.
PSU Awards – In the event of a termination by reason of disability or retirement, awards would continue to vest in accordance with the original schedule subject to actual performance and would not be pro-rated based on service, provided the participant does not engage in detrimental activity or competitive activity. In the event of an involuntary termination by the Company of the participant without cause, awards would continue to vest in accordance with the original schedule subject to actual performance and would not be pro-rated based on service, provided that the termination does not occur prior to the first anniversary of the performance period start date and the participant does not engage in detrimental activity; if the termination occurs prior to the first anniversary of the performance period start date, awards would be forfeited. If a participant voluntarily resigns or is terminated for cause, unvested awards would be forfeited. Awards will become vested at target in the event of a participant's death and would not be subject to pro-ration based on service.
Change of Control
In the event of a “change of control” (as defined in the 2014 Omnibus Plan and summarized below), except as otherwise provided in the applicable award agreement, the Compensation and HR Committee may provide for:
•continuation or assumption of outstanding awards under the 2014 Omnibus Plan by the Company (if we are the surviving corporation) or by the surviving corporation or its parent;
•substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the 2014 Omnibus Plan;
•acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by the Compensation and HR Committee; or
•in the case of outstanding stock options and stock appreciate rights ("SARs"), cancellation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. The Compensation and HR Committee may, in its sole discretion, terminate without the payment of any consideration, any stock options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change of control transaction.

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Compensation Matters
Under the 2014 Omnibus Plan, except as otherwise provided in the applicable award agreement, change of control generally means the occurrence of one or more of the following events:
•the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by an employee benefit plan or trust maintained by the Company);
•the replacement of the majority of our directors during any 12-month period;
•the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or
•the transfer of our assets having an aggregate fair market value of more than 50% of the fair market value of the Company and our subsidiaries immediately before such transfer, but only to the extent that in connection with such transfer or within a reasonable period thereafter, our shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of the Company and our subsidiaries immediately before such transfer.
Upon a change of control, PSUs would be assessed to determine the actual number earned as of the date of the change of control and the earned portion would remain subject to the original time-based vesting conditions.
If within 12 months or 24 months (starting with 2024 grants) following a change of control the participant’s employment is terminated by the Company without cause or the participant resigns for “good reason” (as defined in award agreements), RSUs and PSUs would fully vest and be settled immediately following the termination.
Severance
The cash severance to which our NEOs are entitled in various circumstances is governed by their employment agreements, which are described below in “—Employment Agreements with Our NEOs.” None of our NEOs’ employment agreements provide for excise tax gross-ups in connection with a change of control.
In addition, under our general severance practice, in the event of an involuntarily termination without cause the NEOs would also be entitled to receive benefits under our then-existing health and welfare plans for one month at active colleague rates prior to the start of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") continuation period and would be offered outplacement services for 12 months. We may amend or terminate this practice at any time.
Employment Agreements with our NEOs
The material terms of the agreements entered into with our NEOs are summarized below.
Employment Agreement with Mr. Van Saun
In light of UK and European remuneration regulations ceasing to apply to the Company in late 2015, we entered into an amended employment agreement with Mr. Van Saun on May 5, 2016. The Compensation and HR Committee’s objective was to put into place an arrangement that balanced its former obligations under Mr. Van Saun’s prior agreement and achieved the following positive results for the Company: (i) motivates and rewards Mr. Van Saun for the achievement of our strategic objectives; (ii) provides additional retentive value; and (iii) aligns terms and conditions more closely with US market practice.
This amended agreement had an initial five-year term that was extended automatically for a subsequent two-year term, which was scheduled to expire on May 5, 2023. In June 2021, a simple addendum to the agreement was entered into between the Company and Mr. Van Saun which extended the term of the contract beyond its scheduled expiration in May 2023 until terminated by either party. In addition to extending the term of the contract, the addendum also obligates the Company to provide Mr. Van Saun six-months’ notice in the event the Company chooses to terminate his employment without cause, which is reciprocal to Mr. Van Saun’s obligation to provide six-months’ notice in the event of resignation. Otherwise, the terms of the agreement continued in effect with no changes.

80	2024 Proxy Statement

Compensation Matters
Pursuant to the agreement, Mr. Van Saun is entitled to receive an annual base salary of $1,487,000 and has a target total compensation opportunity of $11.5 million, which was most recently increased in June 2022. The form and terms of Mr. Van Saun’s variable compensation are to be determined annually by the Compensation and HR Committee. In addition, Mr. Van Saun is eligible to participate in employee benefits available to the Company’s senior executives generally.
Under the terms of his agreement, Mr. Van Saun is also entitled to the following payments and benefits upon termination of employment in various scenarios, in each case, subject to execution and non-revocation of a release in our favor:

Termination without cause or resignation for good reason absent a change of control	Mr. Van Saun would receive a lump sum cash severance payment equal to two times his base salary and a pro-rata portion of his target cash bonus for the year of termination to be paid when cash bonuses are paid to other executives, in each case, subject to an orderly handover of duties. In addition, his outstanding unvested equity awards would continue to vest on their original schedule, with PSUs subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in detrimental activity for 12 months post-termination.
Termination without cause or resignation for good reason within 24 months following a change of control ("Qualifying Change of Control Termination")	Mr. Van Saun would receive a lump sum cash severance payment equal to three times the sum of his base salary and his target cash bonus for the year of termination, plus a pro-rata portion of his target cash bonus for the year of termination. Upon the change of control, Mr. Van Saun’s PSUs would be earned at target performance level, but not accelerated. Following the subsequent qualifying termination, all of Mr. Van Saun’s outstanding equity awards would immediately vest and be paid. The agreement also includes a "net better cutback," such that if any payments or benefits to Mr. Van Saun (whether or not under the employment agreement) would be considered parachute payments pursuant to Code Section 280G, these payments and benefits would be reduced to the extent necessary to avoid triggering the excise tax under Code Section 4999 unless he would be better off (on an after-tax basis) if he received all payments and benefits due and paid all excise and income taxes. The employment agreement does not provide any gross-up for excise taxes.
Resignation without Good Reason
Mr. Van Saun would be required to provide at least six-months’ notice and effectuate an orderly handover of duties. At the time of termination, if the Company requires Mr. Van Saun to work during the notice period, the Company and Mr. Van Saun would mutually agree on how a pro-rata portion of his variable compensation (excluding performance-based awards) for the year of termination would be payable.
Because Mr. Van Saun currently meets the Company’s retirement rule (age plus years of service equals or exceeds 65, with a minimum of five years of service), his outstanding unvested equity awards would continue to vest on their original schedule, with PSUs subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination. In the event that Mr. Van Saun did not retire and became employed by a financial services company specified in his non-compete provision, his outstanding equity awards would be forfeited.

Death	Mr. Van Saun’s estate would receive his base salary through the end of the month in which his death occurs as well as a pro-rata portion of his target cash bonus. In addition, his outstanding equity awards would immediately vest and be paid, with PSUs vesting at target level.
Disability	Mr. Van Saun would continue to receive his base salary up to the date he becomes eligible for long-term disability benefits under the Company’s plan (currently, six months from the date of disability) and, in addition, his outstanding unvested equity awards would continue to vest on their original schedule, with PSUs subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination.

Citizens Financial Group	81

Compensation Matters
Mr. Van Saun is subject to a perpetual confidentiality covenant and also non-competition and non-solicitation covenants. The non-competition covenant applies for six months post-termination, concurrent with any notice period, in the event of a termination without cause or resignation for good reason. For this purpose, competitors are defined to include the following companies: J.P. Morgan Chase, Bank of America Corporation, Citigroup Inc., Wells Fargo & Company, U.S. Bancorp, Regions Financial Corporation, M&T Bank Corporation, PNC Financial Services Group, Fifth Third Bancorp, Inc., Comerica Corporation, KeyCorp, Truist Financial, Capital One Financial Corp., and TD Bank Financial Group. The non-solicitation covenant prohibits solicitation of colleagues as well as customers and prospective clients for 12 months post-termination, concurrent with any notice period, in the event of a termination without cause or resignation for good reason.
The agreement includes the following definitions of cause and good reason:
“Cause” includes: (i) any indictment for, conviction of, plea of guilty or nolo contendere by Mr. Van Saun for the commission of: (a) any felony, (b) any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829; or (c) a misdemeanor involving dishonesty; (ii) if Mr. Van Saun willfully commits a material breach of his obligations under his employment agreement or repeats or continues after written warning any material breach of his obligations under his employment agreement, or is, in the opinion of the Board, guilty of gross misconduct which brings him or the Company or any of its affiliates into disrepute; (iii) if Mr. Van Saun is guilty of dishonesty in the conduct of his duties under his employment agreement, gross incompetence, willful neglect of duty, or of mismanagement of his financial affairs through failure to observe the Company’s rules and procedures for the operation of bank accounts and/or borrowing; (iv) if Mr. Van Saun commits any act of bankruptcy or takes advantage of any statute for the time being in force offering relief to insolvent debtors; or (v) if, as a result of any default on the part of Mr. Van Saun, he is prohibited by law from acting as an officer of the Company or any of its affiliates.
“Good Reason” includes a material breach of the employment agreement by the Company, or a substantial diminution or other substantial adverse change, not consented to by Mr. Van Saun, in the nature or scope of his responsibilities, authorities, powers, functions or duties or in his base salary, except that removal of the role of Chairman of the Company from his duties shall not amount to good reason.
Employment Agreements with Other NEOs
Each of Messrs. Woods, McCree and Coughlin is party to an employment agreement with the Company, as was Mr. Griggs prior to his retirement on February 16, 2024. These agreements generally provide for the terms of each executive’s compensation arrangement, including salary and variable compensation, vacation, and eligibility for other health and welfare benefits. Under each executive’s agreement, the executive is subject to a notice period with regard to his intent to resign (120 days for Messrs. Woods, McCree, and Coughlin and 90 days for Mr. Griggs). In addition, each of the agreements contains covenants regarding the non-solicitation of customers and colleagues that apply for 12 months following a termination of employment for any reason.
The agreements provide that the executives are entitled to a minimum payment of 26 weeks of base salary in the event they are made redundant or are terminated by the Company without “cause” (as defined in the agreements) by the Company, subject to the execution and non-revocation of a release in favor of the Company. This level of severance is consistent with severance available to all executives. In addition, the agreements each provide for enhanced, double trigger severance in the event of a qualifying termination following a change of control. In the event of a termination by the Company without cause or resignation by the executive with “good reason” (as defined in the agreements) within 24 months following a change of control, each of Messrs. Woods, McCree, Coughlin, and Griggs would receive severance consisting of: (i) two times the sum of current base salary and average cash bonus received during the prior three years, plus (ii) a pro-rata cash bonus for the year in which termination occurs, also based on the average cash bonus during the prior three years.

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The agreements include the following definitions of cause and good reason:
“Cause” includes (i) any conviction (including a plea of guilty or nolo contendere or entry into a pre-trial diversion program) for the commission of a felony or any conviction of any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829; (ii) an act of gross misconduct, fraud, embezzlement, theft or material dishonesty with the executive’s duties or in the course of employment with the Company or an affiliate; (iii) failure on the part of executive to perform his employment duties in any material respect, which is not cured to the reasonable satisfaction of the Company within 30 days after the executive receives written notice of such failure; (iv) the executive’s violation of the provisions of his employment agreement relating to non-solicitation, confidentiality, ownership of materials, duty to return Company property or intellectual property rights; or (v) the executive makes any material false or disparaging comments about the Company or any Company affiliate, or any Company or Company affiliate employee, officer, or director, or engages in any such activity which in the opinion of the Company is not consistent with providing an orderly handover of the executive’s responsibilities.
“Good Reason” includes: (i) a material diminution in the executive’s authority, duties, or responsibilities; (ii) a material diminution in the executive’s base salary other than a general reduction in base salary that affects all similarly situated colleagues; or (iii) a relocation of the executive’s principal place of employment by more than 50 miles from his current principal place of employment, unless the new principal place of employment is closer to the executive’s home address.

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Potential Payments Table
The following table summarizes estimated payments and benefits that would have been provided to our NEOs pursuant to their employment agreements, our severance practice, and the terms of outstanding awards in connection with a termination of employment under various scenarios or a change of control, assuming such event occurred on December 31, 2023.
For a summary of the material terms of the outstanding equity awards, the severance to which NEOs would be entitled, and the terms and conditions of our NEOs’ employment agreements, see “—Equity Awards”, “—Severance” and “—Employment Agreements with Our NEOs” above.

Name		Voluntary Termination ($)(15)		Voluntary Termination with Good Reason ($)		Not for Cause Termination ($)		For Cause Termination ($)	Change of Control Qualifying Termination ($)		Change of Control Only (No Related Termination) ($)	Death ($)		Disability ($)		Retirement ($)
Bruce Van Saun
Cash Payment		4,403,700	(4)	5,477,250	(5)	5,477,250	(5)	—	14,474,000	(6)	—	2,503,250	(7)	743,500	(8)	2,097,000	(9)
Equity Awards	(1)	—		13,794,558	(10)	13,794,558	(10)	—	13,794,558	(10)	—	13,794,558	(10)	13,794,558	(10)	20,085,558	(11)
Health Benefits	(2)	—		1,118		1,118		—	1,118		—	—		—		—
Outplacement Services	(3)	—		7,284		7,284		—	7,284		—	—		—		—
Total		4,403,700		19,280,210		19,280,210		—	28,276,960		—	16,297,808		14,538,058		22,182,558
John F. Woods
Cash Payment		—		—		350,000	(12)	—	4,607,500	(13)	—	—		—		—
Equity Awards	(1)	—		—		3,683,842	(14)	—	5,135,341	(14)	—	5,135,341	(14)	5,135,341	(14)	5,135,341	(14)
Health Benefits	(2)	—		—		1,479		—	1,479		—	—		—		—
Outplacement Services	(3)	—		—		7,284		—	7,284		—	—		—		—
Total		—		—		4,042,605		—	9,751,604		—	5,135,341		5,135,341		5,135,341
Donald H. McCree III
Cash Payment		—		—		350,000	(12)	—	4,555,000	(13)	—	—		—		—
Equity Awards	(1)	—		—		3,788,697	(14)	—	5,240,196	(14)	—	5,240,196	(14)	5,240,196	(14)	5,240,196	(14)
Health Benefits	(2)	—		—		1,053		—	1,053		—	—		—		—
Outplacement Services	(3)	—		—		7,284		—	7,284		—	—		—		—
Total		—		—		4,147,034		—	9,803,533		—	5,240,196		5,240,196		5,240,196
Brendan Coughlin
Cash Payment		—		—		456,731	(12)	—	3,547,500	(13)	—	—		—		—
Equity Awards	(1)	—		—		2,193,139	(14)	—	3,205,599	(14)	—	3,205,599	(14)	3,205,599	(14)	3,205,599	(14)
Health Benefits	(2)	—		—		1,635		—	1,635		—	—		—		—
Outplacement Services	(3)	—		—		7,284		—	7,284		—	—		—		—
Total		—		—		2,658,789		—	6,762,018		—	3,205,599		3,205,599		3,205,599
Malcolm Griggs
Cash Payment		—		—		275,000	(12)	—	3,311,000	(13)	—	—		—		—
Equity Awards	(1)	—		—		1,599,138	(14)	—	2,076,983	(14)	—	2,076,983	(14)	2,076,983	(14)	2,076,983	(14)
Health Benefits	(2)	—		—		1,053		—	1,053		—	—		—		—
Outplacement Services	(3)	—		—		7,284		—	7,284		—	—		—		—
Total		—		—		1,882,475		—	5,396,320		—	2,076,983		2,076,983		2,076,983
(1)These amounts include the value of equity-based awards expected to vest, with values determined by multiplying the number of shares subject to outstanding awards by $33.14, which is the closing price of a Company share on the NYSE on December 29, 2023, which was the last trading day during the year. In circumstances where PSUs are expected to vest: (i) 2021 PSU awards are reflected based on the actual level of performance assessed by the Compensation and HR Committee in February 2024; and (ii) 2022 and 2023 PSU awards are reflected at target.

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(2)These amounts reflect the cost of COBRA benefit continuation coverage for one month under the plan in which the particular executive is enrolled, less the monthly active colleague rate for those benefits. This represents the benefit received by the NEOs as a result of receiving coverage at active colleague rates for one month, when they would have otherwise been required to elect COBRA to receive continued coverage.
(3)These amounts reflect the cost for us to provide outplacement services for executive level colleagues for 12 months under our outplacement policy.
(4)This amount includes a pro-rata portion of Mr. Van Saun’s 2023 variable compensation, excluding performance-based awards. Because the assumed termination date is December 31, 2023, the full award is reflected, based on the amount of his variable compensation and related mix for the 2023 performance year.
(5)This amount reflects the sum of (i) two times Mr. Van Saun’s base salary and (ii) a pro-rata portion of his target cash bonus for 2023. Because the assumed termination date is December 31, 2023, the full award is reflected, based on the amount of his target variable compensation and related mix for the 2023 performance year.
(6)This amount reflects (i) three times the sum of Mr. Van Saun’s (a) base salary and (b) target cash bonus for 2023, plus (ii) a pro-rata portion of his target cash bonus for 2023. Because the assumed termination date is December 31, 2023, the full award is reflected, based on the amount of his target variable compensation and related mix for the 2023 performance year.
(7)This amount reflects a pro-rata portion of Mr. Van Saun’s target cash bonus for 2023. Because the assumed termination date is December 31, 2023, the full award is reflected, based on the amount of his target variable compensation and related mix for the 2023 performance year. Although Mr. Van Saun’s estate would also receive continuation of base salary for the month in which his death occurs, no salary has been included in this table because a termination date of December 31, 2023 is assumed.
(8)This amount reflects six months of base salary, which would be paid to Mr. Van Saun prior to his receipt of long-term disability benefits.
(9)This amount includes a pro-rata portion of Mr. Van Saun’s cash bonus for 2023. Because the assumed termination date is December 31, 2023, the full award is reflected, based on the amount of his variable compensation and related mix for the 2023 performance year.
(10)For a description of the treatment of Mr. Van Saun’s outstanding equity awards, please see “—Termination of Employment and Change of Control—Employment Agreements with Our NEOs—Employment Agreement with Mr. Van Saun.”
(11)For a description of the treatment of Mr. Van Saun’s outstanding equity awards, please see “—Termination of Employment and Change of Control—Employment Agreements with Our NEOs—Employment Agreement with Mr. Van Saun.” This amount also includes a pro-rata portion of Mr. Van Saun’s 2023 equity-based variable compensation. Because the assumed termination date is December 31, 2023, the full award is reflected, based on the amount of his variable compensation and related mix for the 2023 performance year.
(12)This amount reflects two weeks of base salary for each full year of service completed, with a minimum of 26 weeks of base salary.
(13)This amount reflects (i) two times the sum of (a) base salary and (b) the average cash bonus paid for 2023, 2022, and 2021, plus (ii) a pro-rata portion of the average cash bonus paid for 2023, 2022, and 2021. Because the assumed termination date is December 31, 2023, the full award is reflected, based on the amount of each NEO's variable compensation and related mix for the 2023 performance year.
(14)For a description of the treatment of outstanding equity awards held by NEOs other than Mr. Van Saun, please see “—Termination of Employment and Change of Control—Equity Awards.”
(15)Voluntary termination for purposes of this table differs from “Retirement” in that it assumes our NEOs terminate voluntarily and engage in competitive activity by becoming employed by another financial services company, as opposed to retiring.

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Role of Risk Management in Compensation
The Company acknowledges that there are inherent risks associated with executive compensation and has taken a multi-faceted approach to managing those risks, including the following:

Risk Mitigating Compensation Governance

•Executives are prohibited from hedging and pledging Company securities.
• Our compensation plans are subject to an annual internal risk review, which is conducted by an independent third-party every three years to ensure impartiality and alignment with market practice and regulatory expectations. The Compensation and HR Committee also reviews our plans annually, including from a risk perspective.
• Equity compensation awards are subject to potential forfeiture or clawback in connection with the Clawback Policy and our Accountability Review Panel process, including as a result of risk-related events.

Compensation Design That Drives a Culture of Risk Management

• Executives are awarded a meaningful portion of their variable compensation (65%-75%) in the form of long-term equity awards.
• Nearly two-thirds of long-term awards for our CEO, CFO and Heads of Consumer and Commercial Banking are awarded in the form of PSUs that vest following a three-year performance period depending on achievement against pre-established performance criteria and performance relative to peers. All other members of our executive team receive 50% of their long-term awards granted in PSUs.
• Equity compensation awards do not accelerate in the event of retirement or change of control.

Review of Risk Performance Conducted by our Chief Risk Officer

• The Chief Risk Officer conducts an annual review of executives’ risk performance.
• Inputs to this review include a risk performance questionnaire designed by the Chief Risk Officer and completed by second line of defense Risk partners who have worked closely with the executive, audit results, conduct risk metrics, and executives’ self-evaluations against risk objectives.
• The resulting risk score is taken into consideration by the Compensation and HR Committee in determining executives’ compensation.

Based on the Compensation and HR Committee’s most recent review of our compensation policies and practices for all of our colleagues, it has concluded that our compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.
Dodd-Frank Compensation Disclosure
CEO Pay Ratio
SEC rules require us to disclose the ratio of the annual total compensation of our CEO, Bruce Van Saun, to our median employee’s annual total compensation. For the year ended December 31, 2023:
•The annual total compensation for Mr. Van Saun as reported in the 2023 Summary Compensation Table was $11,075,271.
•The annual total compensation of our median employee was $74,287.
•The resulting ratio of Mr. Van Saun’s annual total compensation to that of our median employee is 149 to 1.
During 2022, Citizens closed the HSBC, Investors Bancorp, Inc., Paladin Advisors, DH Capital, and College Raptor acquisitions, resulting in approximately 2,150 employees joining the Company. We have determined that the colleagues joining our Company in connection with acquisitions during 2022 changed our population significantly enough to require re-identification of a new median employee from our total population, including colleagues joining from acquisitions.

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To identify our median employee, we reviewed our employee population as of November 30, 2023 and the amount of their compensation for the period of January 1, 2023 through November 30, 2023 as would be reported to the Internal Revenue Service in Box 1, which we determined reasonably reflects the compensation of our employees. We did not annualize the compensation for any of our employees who were only employed for part of the year. In addition, we did not make any cost-of-living adjustments in identifying the median employee because all our colleagues are located in the United States. This analysis included all of our part-time and full-time employees as of November 30, 2023.
Once we identified our median employee, we calculated and combined all of the elements of this employee’s compensation for the full 2023 year in accordance with the requirements of Item 402(u) of Regulation S-K.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. For a complete description regarding the Company’s compensation program, please see our “Compensation Discussion and Analysis.” Information regarding the total direct compensation paid to our executive team for the 2023 performance year can be found in “Compensation Discussion and Analysis—2023 Compensation Decisions.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income (millions)(7)	Underlying ROTCE(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
2023	$11,075,271	$8,577,572	$3,725,520	$2,979,734	$98.6	$96.7	$1,608	13.5%
2022	$11,703,788	$10,144,803	$3,576,460	$3,105,059	$110.7	$97.5	$2,073	16.4%
2021	$12,430,076	$19,447,714	$3,651,053	$5,448,493	$127.8	$124.1	$2,319	16.0%
2020	$14,335,323	$3,575,870	$4,106,055	$1,414,681	$93.3	$89.7	$1,057	7.5%
(1)These amounts reflect the total compensation reported for Mr. Van Saun (our CEO) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)These amounts reflect the “compensation actually paid” to Mr. Van Saun, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Van Saun during the applicable year. The adjustments in the below table were made to Mr. Van Saun’s total compensation in the Summary Compensation Table for each year to determine the “compensation actually paid” pursuant to Item 402(v) of Regulation S-K. Mr. Van Saun is not eligible to participate in the Pension Plan so no related adjustments have been made to the below. In addition, changes to prior years' “compensation actually paid” amounts have been made based on additional guidance provided in the SEC's compliance and disclosure interpretations ("C&DIs") regarding the treatment of accrued dividend equivalents.

Year	Reported Summary Compensation Table Total for PEO	Exclusion of Reported Value of Equity Awards(a)	Equity Award Adjustments(b)				Compensation Actually Paid to PEO
			Year End Fair Value of Equity Awards Granted in the Applicable Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	Change in Fair Value from the Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Applicable Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation
2023	$11,075,271	$(7,345,937)	$4,763,177	$(384,923)	$(368,255)	$838,239	$8,577,572
2022	$11,703,788	$(6,920,896)	$5,610,361	$(2,314,148)	$1,263,537	$802,161	$10,144,803
2021	$12,430,076	$(7,840,912)	$8,047,746	$4,684,437	$1,371,299	$755,068	$19,447,714
2020	$14,335,323	$(10,422,527)	$6,312,427	$(5,538,255)	$(1,469,820)	$358,722	$3,575,870

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(a)Represents the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following equity adjustments were omitted from this table because there was nothing to report: (i) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; and (ii) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year.
(3)These amounts reflect the average total compensation reported for the Company’s NEOs as a group (excluding Mr. Van Saun) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Van Saun) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, 2022, and 2021, John Woods, Don McCree, Brendan Coughlin, and Malcolm Griggs; and (ii) for 2020, John Woods, Don McCree, Malcolm Griggs, and Susan LaMonica.
(4)These amounts reflect the average “compensation actually paid” to the NEOs as a group (excluding Mr. Van Saun), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the applicable NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the below table were made to average total compensation for the NEOs as a group (excluding Mr. Van Saun) for each year to determine the “compensation actually paid”, using the same methodology described above in footnote 2. Mr. Coughlin is the only NEO eligible to participate in the Pension Plan. However, because the Pension Plan has been frozen since 12/31/2012, the service cost for all years after 2012 is $0, and there have not been any plan amendments which would impact the benefit amount for past service. As such, in accordance with Item 402(v) of Regulation S-K, no amounts were added into "compensation actually paid" for service cost or prior service cost. In addition, changes to prior years' “compensation actually paid” amounts have been made based on additional guidance provided in the SEC's C&DIs regarding the treatment of accrued dividend equivalents.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Exclusion of Average Reported Value of Equity Awards(a)	Exclusion of Average Reported Change in Pension Value	Equity Award Adjustments(b)				Average Compensation Actually Paid to Non-PEO NEOs
				Average Year End Fair Value of Equity Awards Granted in the Applicable Year	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	Average Change in Fair Value from the Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Applicable Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation
2023	$3,725,520	$(2,239,019)	$(2,182)	$1,461,663	$(107,222)	$(88,188)	$229,162	$2,979,734
2022	$3,576,460	$(1,881,472)	$—	$1,525,208	$(589,759)	$265,861	$208,761	$3,105,059
2021	$3,651,053	$(2,104,924)	$—	$2,166,478	$1,186,338	$352,886	$196,662	$5,448,493
2020	$4,106,055	$(2,726,734)	$—	$1,721,410	$(1,418,425)	$(368,512)	$100,887	$1,414,681
(a)Represents the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following equity adjustments were omitted from this table because there was nothing to report: (i) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; and (ii) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year.
(5)Total Shareholder Return is calculated by dividing (a) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment in the security, and the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.
(6)The peer group used for this purpose is the KBW Nasdaq Bank Index and the Total Shareholder Return is calculated using the same methodology described above in footnote 5.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)Results are presented on an Underlying basis, as applicable. See Appendix A for more information on Non-GAAP Financial Measures and Reconciliations. Underlying ROTCE is defined as net income available to common shareholders divided by average common equity excluding average goodwill (net of related deferred tax liabilities) and average other intangible assets. While the Company uses

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numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Underlying ROTCE is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link NEO compensation for the most recently completed fiscal year to Company performance.
The graph below illustrates the trend in “compensation actually paid” over the last four years to our TSR performance, as well as our TSR relative to the KBW Nasdaq Bank Index ("BKX"). This illustrates for each year presented below, our compensation moved in alignment with our TSR performance, increasing in 2021 and decreasing in 2022 and 2023, and that our TSR performance was stronger than the BKX during all four time periods.

Compensation Actually Paid vs. TSR Performance

■	PEO Pay	■	Average NEO Pay	–	CFG TSR	–	BKX TSR
Additionally, the following graphs illustrate the trend in “compensation actually paid” over the last four years relative to our GAAP Net Income and Underlying ROTCE. This illustrates that for each year presented below, our compensation moved in alignment with our GAAP Net Income and Underlying ROTCE, except from 2021 to 2022 when our Underlying ROTCE improved while compensation decreased.

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Compensation Actually Paid vs. GAAP Net Income

■	PEO Pay	■	Average NEO Pay	–	GAAP Net Income

Compensation Actually Paid vs. Underlying ROTCE*

■	PEO Pay	■	Average NEO Pay	–	Underlying ROTCE*

As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is a list of the most important financial measures used by the Compensation and HR Committee to link executive compensation to Company performance for the 2023 performance year.
•Underlying ROTCE
•Underlying Earnings per Share
•Underlying Efficiency Ratio
*    See Appendix A for information on Non-GAAP Financial Measures and Reconciliations and their calculation or reconciliation to GAAP financial measures.

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PROPOSAL 4	Approve the Amended & Restated 2014 Omnibus Incentive Plan

We are asking shareholders to approve this plan to provide the Company with the continued ability to grant employees equity-based awards following the upcoming expiration of the current plan in September 2024 on the tenth anniversary of its effective date.

The Board recommends a vote FOR approval of the Amended & Restated 2014 Omnibus Incentive Plan.

Introduction
We currently maintain the Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (last amended and restated on June 20, 2019, the “Original Omnibus Plan”), which is scheduled to expire on September 29, 2024. On February 15, 2024, upon the recommendation of the Compensation and HR Committee, the Board unanimously approved the Amended & Restated Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (the “A&R Omnibus Plan”) and directed that this proposal be submitted to shareholders for approval. The A&R Omnibus Plan will provide the Company with the continued ability to grant employees equity-based awards following the scheduled expiration of the Original Omnibus Plan.
Under this proposal, we are asking shareholders to approve the A&R Omnibus Plan, including a total plan share reserve of 13.0MM shares of our common stock, par value $0.01 per share (“Shares” for purposes of this Proposal 4), which is 2.8% of common stock outstanding as of the record date. The A&R Omnibus Plan will become effective upon shareholder approval. As of December 31, 2023, there were 39,532,535 Shares remaining for future grants under the Original Omnibus Plan.
Following approval of this A&R Omnibus Plan by shareholders, Shares in excess of the 13.0MM requested that remain available for future awards and are not subject to previously granted outstanding awards will be immediately removed from the plan reserve and returned to unallocated Shares.
The ability to grant equity-based awards to employees is crucial to advance our long-term success. These awards provide crucial retentive value for colleagues and align the interests of award recipients, most notably including our senior executives, with returns to shareholders. If the A&R Omnibus Plan is not approved by shareholders, we would not be able to grant equity-based awards to employees following the expiration of the Original Omnibus Plan, which could jeopardize our ability to attract, retain, and motivate our senior executives and to align their interests with those of our shareholders.
Share Plan Reserve
The A&R Omnibus Plan reflects a proposed Share plan reserve of 13.0MM Shares. In determining the size of this reserve, the Compensation and HR Committee worked with its independent compensation consultant and considered, among other things, burn rate, historical and expected grant practices over the next several years, the number of currently outstanding equity-based awards, shareholder guidelines regarding dilution, and our stock price and its volatility. The closing price of our common stock on the NYSE on the record date was $30.74.
Key fact about the A&R Omnibus Plan Share reserve size:
•Represents 2.8% of our common stock outstanding as of the record date.
•Represents a -67.1% reduction in size of the Share reserve remaining for future grants under the Original Omnibus Plan as of December 31, 2023.
•We estimate that the Shares requested under the A&R Omnibus Plan will be sufficient to provide awards for approximately five years, based on several factors including a planned expansion of the population of colleagues receiving equity awards. See additional information below.
•When taking into account outstanding awards under all equity plans and the Share reserves proposed for the A&R Omnibus Plan, A&R Directors Plan, and A&R ESPP, fully diluted overhang and basic diluted overhang are 5.6% and 5.9%, respectively. See additional information below.

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As noted above, based on our historic and anticipated future grant practices, including a planned expansion of the population of colleagues who receive equity awards as part of their compensation, we estimate that the Shares requested under the A&R Omnibus Plan will be sufficient to provide awards for approximately five years. However, it is possible it may last for a period that is shorter or longer depending on various factors, including: our stock price; the number of employees receiving equity awards; pay mix approved annually by the Compensation and HR Committee; regulatory guidance regarding incentive compensation; and any necessary changes in anticipated grant volume in light of competitor compensation levels, recruitment activity, and/or necessary retention efforts.
Potential Dilutive Impact
The below provides a summary of the equity awards outstanding under all of our equity plans as of December 31, 2023. This includes awards under the Original Omnibus Plan, Original Directors Plan, and under plans that strictly govern awards assumed in connection with some prior acquisitions (the JMP Group LLC Amended and Restated Equity Incentive Plan, the Investors Bancorp, Inc. 2006 Equity Incentive Plan, and the Investors Bancorp, Inc. 2015 Equity Incentive Plan, collectively referred to as the “Acquisition Plans”).
Below reflects a calculation of the total diluted effect ("Overhang") of all equity plans, including the plans proposed for approval as part of Proposals 2, 4 and 5. Overhang has been calculated as follows:

(a) Original Omnibus Plan - Outstanding full value awards	4,276,472
(b) Original Directors Plan - Outstanding full value awards	291,522
(c) Acquisition Plans - Outstanding full value awards	24,172
(d) Acquisition Plans - Outstanding stock options	608,027
- Weighted average exercise price of outstanding stock options	$31.68
- Weighted average remaining term of outstanding stock options (years)	1.3
(e) Total shares outstanding under original plans and Acquisition Plans (a+b+c+d)	5,200,193

(f) A&R Omnibus Plan - Shares requested (Proposal 4)	13,000,000
(g) A&R Directors Plan - Shares requested (see Proposal 2)	750,000
(h) A&R ESPP - Shares requested (see Proposal 5)	8,000,000
(i) Total shares requested under A&R Omnibus Plan, A&R Directors Plan, and A&R ESPP (f+g+h)	21,750,000

(j) Total shares outstanding and requested (e+i)	26,950,193

(k) Common Shares Outstanding as of February 28, 2024 (record date)	458,429,001
Fully Diluted Overhang (j/(j+k))(1)	5.6%
Basic Diluted Overhang (j/k)	5.9%
(1)In computing the sum of (j) plus (k) for this calculation, 18,168 restricted shares included in both (j) and (k) are only counted once to prevent duplication.

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Historic Burn Rate
The below table reflects burn rate information regarding awards granted under the Original Omnibus Plan, Original Directors Plan, and the Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan (the "Original ESPP") during last three calendar years.

	2023	2022	2021
(a) Original Omnibus Plan - Time-based restricted stock units	1,998,548	1,633,270	941,850
(b) Original Omnibus Plan - Performance-based restricted stock units	505,555	163,646	432,284
(c) Original Omnibus Plan - Total full value awards granted (a+b)	2,504,103	1,796,916	1,374,134
(d) Original Directors Plan - Total full value awards granted	71,131	47,436	43,236
(e) Original ESPP - Total shares purchased	912,581	644,365	476,948
(f) Grand Total Granted (c+d+e)	3,487,815	2,488,717	1,894,318
(g) Weighted Average Shares of Common Stock Outstanding as of Applicable Fiscal Year-End	475,089,384	475,959,815	425,669,451
Unadjusted Burn Rate (f/g)	0.73%	0.52%	0.45%
3-Year Average Unadjusted Burn Rate	0.57%
Plan Governance Features

What We Do

Administered by an Independent Committee	The A&R Omnibus Plan is administered by the Compensation and HR Committee. Each member of that committee is an independent non-employee director meeting the independence requirements of the NYSE’s listing standards.

Reasonable Share Reserve
The proposed Share plan reserve consists of 13.0MM Shares, which has been determined following thoughtful consideration of all relevant factors. This represents 2.8% of Shares outstanding as of our record date and a -67.1% reduction of the Shares remaining for new grants under our Original Omnibus Plan as of December 31, 2023.

Require Shareholder Approval for Additional Shares (i.e., No “Evergreen” Provisions)	The proposed Share plan reserve is a fixed number of Shares (subject to adjustment as provided in the terms of the A&R Omnibus Plan), and may not be increased without shareholder approval.

Conservative Recycling Provisions	Shares withheld to satisfy taxes or used to pay the exercise price for stock options or SARs do not become available for future awards. However, when awards granted under the A&R Omnibus Plan expire or are forfeited, cancelled, or are settled in cash, the Shares reserved for those awards are generally returned to the Share plan reserve and become available for future awards.

Minimum Vesting Provisions	The A&R Omnibus Plan provides that no portion of awards may vest before the one-year anniversary of the grant date. This is subject to a 5% carve-out and does not restrict the Compensation and HR Committee’s ability to provide for accelerated vesting in limited circumstances, as detailed below.

Clawback Provision	Awards are subject to the Clawback Policy or as otherwise required by law, or any additional Company policy or arrangement, such as the Company’s Accountability Review Panel process.

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What We Don’t Do

No Discounted Stock Options or SARs	Any stock options or SARs granted under the A&R Omnibus Plan must generally have an exercise price equal to or greater than the fair market value of a Share on the grant date.

No Stock Option or SAR Repricing	The A&R Omnibus Plan prohibits the repricing of stock options or SARs without the approval of shareholders. This restriction applies to both direct repricing (lowering the exercise price of a stock option or SAR) and indirect repricing (canceling an outstanding stock option or SAR to grant a replacement award with a lower exercise price or exchanging for cash).

No Dividends on Unvested Awards	No dividends or dividend equivalents may be paid on unvested full-value awards. Instead, such amounts are accumulated and then paid as the Shares underlying the award become vested. There are no dividends or dividend equivalents paid on stock options or SARs.

No “Liberal” Change of Control Definition	The definition of “change of control” in the plan is not considered “liberal”; a change of control of the Company must actually occur.

A&R Omnibus Plan Summary
The following is a summary of the principal features of the A&R Omnibus Plan. This summary is not a complete description of all provisions of the A&R Omnibus Plan and is qualified in its entirety by the complete text of the plan, which is attached to this Proxy Statement as Appendix C.
Purpose
The Compensation and HR Committee and the Board believe that it is in the best interests of the Company and its shareholders to maintain a compensation program which includes equity-based awards. The purpose of the A&R Omnibus Plan and awards granted under such plan is to attract, retain and motivate employees and other service providers to contribute to our long-term success, thereby furthering the best interests of the Company and our shareholders.
Plan Duration
The A&R Omnibus Plan will become effective as of shareholder approval and will expire on the ten-year anniversary of its effective date. The plan will expire sooner if, prior to the end of the ten-year term, the maximum number of Shares available for issuance under the A&R Omnibus Plan has been issued or our Board terminates the plan.
Authorized Shares and Award Limits
Subject to adjustment (as described below) and except for any substitute awards, 13.0MM Shares are proposed to be reserved under the A&R Omnibus Plan. Detailed information is provided above in "Share Plan Reserve" regarding the size of that proposed Share plan reserve and related considerations.
Shares that are subject to outstanding awards that are forfeited, expire, terminate, otherwise lapse or are settled for cash, in whole or in part, without the delivery of the Shares will again be available for issuance under the A&R Omnibus Plan. Shares used to satisfy withholding taxes or to satisfy the exercise price of a stock option or SAR, as well as any Shares repurchased by us on the open market with the cash proceeds from the exercise of stock options will not become available for issuance under the A&R Omnibus Plan. The number of Shares subject to the A&R Omnibus Plan may not be increased by the Compensation and HR Committee without shareholder approval.
Subject to adjustment (as described below), the maximum number of Shares that may be granted to any single individual under the A&R Omnibus Plan during any calendar year is as follows: (i) stock options and SARs that relate to no more than 1,000,000 Shares; (ii) restricted stock and RSUs that relate to no more than 1,000,000 Shares; (iii) Share-based performance awards and other Share-based awards that relate to no more than 1,000,000 Shares; (iv) cash awards that relate to no more than $15,000,000; and (v) cash-based performance awards denominated in cash that relate to no more than $15,000,000.
Plan Administration
The A&R Omnibus Plan will be administered by the Compensation and HR Committee, which is comprised entirely of non-employee directors who are independent under the NYSE’s listing standards. The Compensation and HR Committee will have the broad authority to administer the A&R Omnibus Plan, including, but not limited to, designating participants,

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determining the type or types of awards to be granted to participants and the number of Shares to be covered by such awards, establishing the terms and conditions of any awards, including the circumstances around which awards may be settled, exercised in cash or any combination thereof and amending terms or conditions of outstanding awards. The Compensation and HR Committee also has the authority to interpret the A&R Omnibus Plan and all award agreements, correct any defect, supply any omission or reconcile any inconsistency in the A&R Omnibus Plan and to make any other determination or take any other actions deemed necessary or desirable to administer the A&R Omnibus Plan. Notwithstanding the foregoing, the Board may, in its sole discretion, grant awards and administer the A&R Omnibus Plan from time to time in which case, the Board will have all of the authority and responsibility granted to the Compensation and HR Committee.
To the extent not inconsistent with applicable law and our Compensation and HR Committee’s charter, our Compensation and HR Committee may delegate to a committee of one or more directors or to one or more of our officers the authority to grant awards under the A&R Omnibus Plan. Pursuant to this provision, our Compensation and HR Committee’s current practice is to delegate to our Equity Committee of the Board (comprised of our Chief Executive Officer, in his capacity as a Board member) the authority to determine and make individual grants to our employees who are not subject to Section 16 of the Exchange Act, within certain limits specified in the Equity Committee’s charter.
Eligible Participants
Employees, consultants and other individuals who provide services to us or any of our subsidiaries are eligible to be selected by the Compensation and HR Committee for an award under the A&R Omnibus Plan. Non-employee directors will not receive awards under the A&R Omnibus Plan; rather, their awards will be granted under the A&R Directors Plan (subject to approval by shareholders), which is exclusively dedicated to awards for non-employee directors. As of the record date, approximately 18,000 individuals would have been eligible to receive awards under the A&R Omnibus Plan.
Types of Awards
The A&R Omnibus Plan provides for grants of stock options, SARs, restricted stock, RSUs, performance awards, or other cash-based awards or share-based awards. The Compensation and HR Committee will determine the terms and conditions of awards granted under the A&R Omnibus Plan.
•Stock Options. Stock options provide the right to purchase Shares at a future date at a specified exercise price, which may not be less than the fair market value of a Share on the date of grant (generally the closing price on the NYSE for that date), except in the case of substitute awards. Stock options granted under the plan will not be exercisable more than ten years from the grant date. No dividends or dividend equivalents will be issued in connection with stock options. The Compensation and HR Committee shall determine when stock options will become exercisable and the method for payment of the exercise price. Stock options may be granted as an incentive stock options or nonqualified stock options, provided that incentive stock options meet the requirements of Section 422 of the Code. Stock options will not provide for the grant of the same number of options as the number of Shares used to pay the exercise price of such stock options or Shares used to pay withholding taxes.
•SARs. SARs represent the right to receive the excess of the fair market value (calculated as of the exercise date) of shares of our common stock over the exercise price of the award. The exercise price of a SAR may not be less than the fair market value of a Share on the date of grant (generally the closing price on the NYSE for that date), except in the case of substitute awards. SARs granted under the plan will not be exercisable more than ten years from the grant date. SARs may be tandem SARs that are granted in connection with stock options, or they may be independent of other awards. No dividends or dividend equivalents will be issued in connection with SARs. The Compensation and HR Committee shall determine when SARs will become exercisable and the method for payment of the exercise price.
•Restricted Stock. Restricted stock is an award of Shares that is nontransferable and may be subject to a substantial risk of forfeiture until specific conditions established by the Compensation and HR Committee are met. During the period of restriction, participants holding Shares have voting rights with respect to such Shares. Dividends accrued with respect to awards of restricted stock will only be distributed as the award becomes vested, in the form determined by the Compensation and HR Committee.
•RSUs. RSUs are awards denominated in Shares and are settled in cash, Shares, or a combination thereof, based on the fair market value of the number of vested RSUs at the time of settlement. The terms and conditions of RSUs are established by the Compensation and HR Committee. Dividends or dividend equivalents accrued with respect to an RSU award will only be distributed as the RSUs become settled, in the form determined by the Compensation and HR Committee.
•Performance Awards. Performance awards may be denominated in cash, Shares or a combination thereof, and are settled in cash, Shares, other awards or any combination thereof following the end of the relevant performance period. Performance awards may be earned upon the satisfaction of performance conditions specified by our Compensation

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and HR Committee. The Committee and HR Committee may establish such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, which may include quantitative and/or qualitative conditions. Performance criteria may be measured on an absolute (e.g., plan or budget), relative basis (e.g., measured against a group of companies, a financial market index or other indices), may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, or specific individuals, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves. Performance measures may vary from award to award and participant to participant, in the sole discretion of the Compensation and HR Committee. In the event the Compensation and HR Committee specifies in an award agreement whether a grant of a performance award would entitle the participant to receive dividends or dividend equivalents, any dividends or dividend equivalents accrued with respect to performance awards will only be distributed as the award becomes vested or settled, as applicable, and will be contingent on the achievement of the applicable performance conditions.
•Other Cash-Based or Share-Based Awards. The Compensation and HR Committee is authorized to also grant other cash-based awards (either independently or as an element of or supplement to any other awards) as well as other Share-based awards. The terms and conditions of any such awards would be determined by the Compensation and HR Committee.
Adjustments
In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of our Shares or other securities, issuance of warrants or other rights to purchase our Shares or other securities, issuance of our Shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our Shares, the Compensation and HR Committee may determine that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the A&R Omnibus Plan. In that case, the Compensation and HR Committee will, subject to compliance with the Code, adjust equitably any or all of: (i) the number and type of Shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits of the A&R Omnibus Plan; (ii) the number and type of Shares or other securities subject to outstanding awards; and (iii) the grant, purchase or exercise price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.
In addition, our Compensation and HR Committee is authorized to adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of any such events affecting us or our financial statements, or of changes in applicable laws, regulations or accounting principles, if the Compensation and HR Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the A&R Omnibus Plan.
Prohibition on Repricing
Subject to the adjustment provision summarized above, the Compensation and HR Committee may not directly or indirectly, through cancellation and exchange for cash or other awards, regrant, or through any other method, reduce, or have the effect of reducing, the exercise price of any award established at the time of grant without approval of our shareholders.
Minimum Vesting Period
Awards granted under the plan will have a minimum vesting period, as applicable, of one year from the date of grant, subject to a carve-out applicable to 5% of the Share plan reserve. In addition, notwithstanding this restriction, the Compensation and HR Committee may provide for earlier vesting upon a participant’s termination by reason of death or disability, or upon a “change of control” (as defined in the A&R Omnibus Plan).
Termination of Service and Change of Control
The Compensation and HR Committee will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. The treatment of an award in those circumstances will be set forth in the related award agreement.
In the event of a change of control, except as otherwise provided in the applicable award agreement, our Compensation and HR Committee may provide for:
•continuation or assumption of outstanding awards under the A&R Omnibus Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent;

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•substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding awards under the A&R Omnibus Plan;
•acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to or as of the date of the change of control and the expiration of awards not timely exercised by the date determined by our Compensation and HR Committee; or
•in the case of stock options and SARs, cancellation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. The Compensation and HR Committee may, in its sole discretion, terminate, without the payment of any consideration, any stock options or SARs for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the change of control transaction.
Under the A&R Omnibus Plan, except as otherwise provided in a participant’s award agreement, change of control generally means the occurrence of one or more of the following events:
•the acquisition of more than 50% of the combined voting power of our outstanding securities entitled to vote in the election of directors (other than by an employee benefit plan or trust maintained by us);
•the replacement of the majority of our directors during any consecutive 12-month period;
•the consummation of a merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of us or the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or
•the sale, lease, exchange or transfer of our assets having an aggregate fair market value of more than 50% of the fair market value of us and our subsidiaries immediately before such transaction, but only to the extent that in connection with such transaction or within a reasonable period thereafter, our shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of us and our subsidiaries immediately before such transfer.
Amendment and Termination
The Board may amend, alter, suspend, discontinue or terminate the A&R Omnibus Plan, subject to approval by our shareholders if required by applicable law or the rules of the NYSE. Our Compensation and HR Committee may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under any outstanding award. However, subject to the adjustment and change of control provisions (each summarized above), any such actions by the Compensation and HR Committee with respect to the A&R Omnibus Plan overall or to any award granted under the plan that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the A&R Omnibus Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on the awards.
In the event of our dissolution or liquidation, each award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Compensation and HR Committee.
Clawback or Cancellation of Awards
Awards are subject to the Clawback Policy and any additional Company policy or arrangement requiring clawback or forfeiture of awards granted under the A&R Omnibus Plan, such as the Company’s Accountability Review Panel process, or as otherwise required by law.
Section 409A
The A&R Omnibus Plan is intended to comply with Section 409A of the Code. If any provision of the A&R Omnibus Plan or any term or condition of any award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended. If an award is subject to Section 409A, payments, including those made upon termination, are to be made in accordance with Section 409A and will be treated as separate for the purposes of Section 409A. If necessary to prevent an accelerated or additional tax under Section 409A, delivery of cash or shares for nonqualified deferred compensation at a time following a plan participant’s termination of employment with the Company will be delayed for six months following such participant’s termination of employment.
Tax Withholding
We will have the right to deduct from any payment to be made pursuant to the A&R Omnibus Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash thereunder, payment by the participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of a restricted stock award (or other award

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that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a participant is required to pay all required withholding to us. Any statutorily required withholding obligation with regard to any participant may be satisfied, by reducing the number of Shares otherwise deliverable or by delivering Shares already owned.
U.S. Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax consequences of certain awards that may be granted under the A&R Omnibus Plan. This summary is intended solely for general information and does not take into account various considerations that may apply in light of individual circumstances, nor does it consider the tax consequences that may apply to an individual under applicable foreign, state and local tax laws.
•Stock Options. A participant will not recognize income at the time an option is granted. A participant will recognize ordinary income (and will be subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the Shares purchased over their exercise price. A participant will not recognize income (except for purposes of the alternative minimum tax) upon the exercise of an incentive stock option. If the Shares acquired upon exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date of exercise, any gain or loss arising from a subsequent disposition of those Shares will be taxed as long-term capital gain or loss in the year of such disposition. If, however, such Shares are disposed of within two years from the date the option was granted or within one year from the date of exercise, then in the year of such disposition, the participant will recognize ordinary income equal to the lesser of (i) the amount realized upon that disposition and (ii) the excess of the fair market value of those Shares on the date of exercise over the exercise price.
•SARs. A participant will not recognize income at the time SARs are granted. When SARs are exercised, the participant will recognize ordinary income (and will be subject to income tax withholding) in an amount equal to the aggregate amount of any cash received or the fair market value of the Shares, as applicable.
•Restricted Stock. Unless a participant makes an election to accelerate recognition of income under Section 83(b) of the Code, the participant will not recognize income at the time restricted stock is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Shares as of that date. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the Shares on such grant date. Any future appreciation in the Shares will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to their Section 83(b) election.
•RSUs. A participant does not recognize income at the time an RSU is granted. When the RSUs vest and are settled for cash or stock, the participant generally will be required to recognize as ordinary income an amount equal to the cash received or the fair market value of the Shares, as applicable, on the date of settlement. Any gain or loss recognized upon a subsequent sale or exchange of the Shares (if settled in Shares) is treated as capital gain or loss.
•Performance Awards. A participant does not recognize income at the time a performance award is granted, whether denominated in Shares or cash. Upon settlement following the Compensation and HR Committee’s assessment of performance, the participant generally will be required to recognize as ordinary income equal to the amount of cash received and/or the fair market value of any Shares received on the date of payment or settlement, as applicable. Any gain or loss recognized upon a subsequent sale or exchange of the Shares (if settled in Shares) is treated as capital gain or loss.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, we or one of our subsidiaries for which the participant performs services generally will be entitled to a corresponding compensation deduction. However, company deductions also may be limited by Section 162(m) of the Code. Under Section 162(m), companies may not deduct compensation to a “covered employee” (as defined under Section 162(m)), to the extent that the compensation paid to the covered employee in such year exceeds $1,000,000. As a result, awards granted to a covered employee under the A&R Omnibus Plan generally will not be deductible by the Company to the extent that the total compensation paid to that individual for the applicable year exceeds $1,000,000.
New Plan Benefits
Future awards under the A&R Omnibus Plan are subject to the discretion of the Compensation and HR Committee and, as a result, at this time it is not possible to determine future awards to be made under the A&R Omnibus Plan. As a reference point, the below table summarizes awards granted under the Original Omnibus Plan and Original Directors Plan during

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2023 including the impact of final performance award assessments, as well as Share purchases under the Original ESPP during 2023.

Name and Position	Original Omnibus Plan		Original Directors Plan		Original ESPP
	Dollar Value ($)	Number of Units	Dollar Value ($)	Number of Units	Dollar Value ($)	Number of Units
Bruce Van Saun	7,658,403	180,649	—	—	—	—
John F. Woods	2,995,874	70,658	—	—	—	—
Donald H. McCree III	2,995,874	70,658	—	—	—	—
Brendan Coughlin	2,024,396	47,966	—	—	6,243	241
Malcolm Griggs	1,249,229	29,595	—	—	—	—
Executive Group	22,090,829	546,280	—	—	6,243	241
Non-Executive Director Group	—	—	2,179,850	71,131	—	—
Non-Executive Director Nominee Group	—	—	1,985,533	64,816	—	—
Each Associate of Any Director, Executive Officer or Nominee	—	—	—	—	—	—
Each Other Person who Received 5% of Shares	—	—	—	—	—	—
Non-Executive Officer Employee Group	78,417,416	1,957,823	—	—	23,548,488	912,340

Voting Standard
In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast.

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Equity Compensation Plan Information
Information regarding our compensation plans under which Company equity securities are authorized for issuance is included in the table below. Information presented below is as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(3)	Weighted-average exercise price of outstanding options, warrants and rights ($)(4)	Number of securities remaining available (excluding securities reflected in first column) (#)(5)
Equity compensation plans approved by security holders	4,567,994	—	43,741,366
Equity compensation plans not approved by security holders	—	—	—
Total(1)(2)	4,567,994	—	43,741,366
(1)Excludes securities subject to the Investors Bancorp, Inc. 2006 Equity Incentive Plan and the Investors Bancorp, Inc. 2015 Equity Incentive Plan (“Investors Plans”). Although equity-based awards granted under the Investors Plans were converted into Company awards and assumed in connection with the Investors acquisition in 2022, we do not intend to grant any awards under the Investors Plans. As of December 31, 2023, 393,426 stock options with a weighted-average exercise price of $38.35 and 18,509 restricted shares were outstanding under the Investors Plans.
(2)Excludes securities subject to the JMP Group LLC Amended and Restated Equity Incentive Plan (“JMP Plan”). Although equity-based awards granted under the JMP Plan were converted into Company awards and assumed in connection with the JMP acquisition in 2021, we do not intend to grant any awards under the JMP Plan. As of December 31, 2023, 214,601 stock options with a weighted-average exercise price of $19.45 and 5,663 RSUs were outstanding under the JMP Plan.
(3)Represents the number of shares of common stock associated with outstanding RSU and PSU awards.
(4)Other than the stock options assumed in connection with the JMP and Investors acquisitions, Citizens had no outstanding stock options.
(5)Represents the number of shares remaining available for future issuance as of December 31, 2023 under the Original Omnibus Plan (39,532,535 shares), the Original Directors Plan (1,217,822 shares), and the Original ESPP (2,991,009 shares).

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PROPOSAL 5	Approve the Amended & Restated 2014 Employee Stock Purchase Plan

We are asking shareholders to approve this plan to provide the Company with the continued ability to allow employees to purchase shares of our common stock at a discount through an employee stock purchase plan following the upcoming expiration of the current plan in September 2024 on the tenth anniversary of its effective date.

The Board recommends a vote FOR approval of the Amended & Restated 2014 Employee Stock Purchase Plan.

Introduction
We currently maintain the Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan (the “Original ESPP”), which is scheduled to expire on September 29, 2024. On February 15, 2024, upon the recommendation of the Compensation and HR Committee, the Board approved the Amended and Restated Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan (the “A&R ESPP”) and directed that this proposal be submitted to shareholders for approval. The A&R ESPP will become effective on July 1, 2024, subject to approval by our shareholders.
Under this proposal, we are asking shareholders to approve the A&R ESPP, including a total plan share reserve of 8.0MM shares of our common stock, par value $0.01 per share (“Shares” for purposes of this Proposal 5), which is 1.7% of common stock outstanding as of the record date. It should be noted that 2,991,009 Shares remained available under the Original ESPP as of December 31, 2023. Any remaining available Shares under the Original ESPP as of the effective date of the A&R ESPP will carry forward into the A&R ESPP within the total plan reserve of 8.0MM Shares.
If shareholders do not approve this proposal, the last offering period of the Original ESPP will occur in the second quarter of 2024. If approved, the A&R ESPP will continue to provide an opportunity for eligible colleagues to purchase our Shares at a discounted price through payroll deductions. We believe it is important to provide an opportunity for broad-based employee stock ownership through an employee stock purchase plan. When employees become shareholders, they are further incentivized to work toward our continued success and their long-term interests align with those of shareholders.
The A&R ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code.
Share Plan Reserve
The A&R ESPP reflects a proposed Share plan reserve of 8.0MM Shares, which represents approximately 1.7% of our common stock outstanding as of the record date. We believe this Share plan reserve will last for approximately eight years; however, it is possible it may last for a period that is shorter or longer depending on various factors, including employee participation levels and our stock price.
In determining the proposed Share plan reserve for the A&R ESPP, the Committee and HR Committee considered a number of factors, including historical purchases under the Original ESPP, Company stock price, and the percentage of our outstanding Shares represented by the Share reserve.
A&R ESPP Summary
The following is a summary of the principal features of the A&R ESPP. This summary is not a complete description of the A&R ESPP and is qualified in its entirety by the complete text of the plan, which is attached to this Proxy Statement as Appendix D.
Amendment and Termination
The A&R ESPP will become effective on July 1, 2024, subject to approval by our shareholders, and will continue in effect until all Shares reserved for issuance under the A&R ESPP have been issued to participants, unless terminated earlier by the Board.
The Board may alter, suspend, discontinue, terminate or amend the A&R ESPP at any time and for any reason, which may be subject to approval by our shareholders if required by applicable law; provided however, that the Board may not

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Compensation Matters
increase the number of Shares reserved under the A&R ESPP without shareholder approval. In addition, no alteration, suspension, discontinuation, termination or amendment of the A&R ESPP that would adversely affect the rights of any participant can be made without the consent of such impacted participant.
Plan Administration
The A&R ESPP will be administered by the Compensation and HR Committee, which is comprised entirely of non-employee directors who are independent under the NYSE’s listing standards. The Compensation and HR Committee will have the broad authority to, among other powers, designate participants, adopt rules and regulations for the administration of the A&R ESPP, enforce the terms of the A&R ESPP and construe, interpret and apply the terms of the A&R ESPP. Notwithstanding the foregoing, the Board may, in its sole discretion, administer the A&R ESPP from time to time, in which case, the Board will have all of the authority and responsibility granted to the Compensation and HR Committee.
Eligible Participants
In order to further the stated purpose of the A&R ESPP, eligible participants include any of our, or our designated subsidiaries’, full or part time employees whose customary employment is: (1) at least 20 hours per week; and (2) is for more than five months in any calendar year; provided, that such employees also satisfy any additional criteria that the Compensation and HR Committee may determine from time to time. Eligible employees become participants in the A&R ESPP by enrolling through the online system of our stock administrator during the enrollment window preceding the next offering period, unless a later date is determined by the Compensation and HR Committee.
Once an employee becomes a participant, participation continues for all subsequent offerings in the same manner and to the same extent as the prior offering, until a participant discontinues payroll deductions. Employees who participated in the Original ESPP will continue to participate in the A&R ESPP pursuant to the same elections, until the participant modifies his or her elections in accordance with the plan. As of the record date, approximately 18,000 employees would have been eligible to participate in the A&R ESPP, and approximately 4,000 employees were participating in the Original ESPP.
Offering Period
Each calendar quarter is an offering period, with purchases occurring on the last day of each calendar quarter (the “Exercise Date”). The initial offering period under the A&R ESPP is expected to occur July 1, 2024 through September 30, 2024.
Purchase Price
The purchase price per share under the A&R ESPP will be equal to 90% of the “fair market value” (as defined in the A&R ESPP) of a Share on the Exercise Date. The fair market value of a Share will equal the closing price on such date as reported by the principal exchange on which such stock is listed and traded; if the Exercise Date occurs on a day that is a non-trading day, the closing price on the last preceding trading day will be used. The closing price of our common stock on the NYSE on the record date was $30.74.
Shares of our common stock purchased under the plan are issued to a brokerage account administered by the stock administrator; participants may not transfer Shares purchased under the plan to a different brokerage account.
Contributions to the Plan
Participants authorize contributions to the plan at the time of enrollment, which are made through regular payroll deductions. Between 1% to 10% of base salary and/or commissions may be contributed to the A&R ESPP by participants. Contribution percentages may not be changed during an offering period, other than in connection with a complete withdrawal from the plan. However, a participant may change his or her contribution percentage for a future offering during the enrollment window for the next occurring offering period.
Grant of Option
On the enrollment date for each offering period, each participant will be granted an option to purchase a number of Shares on the applicable Exercise Date, subject to the other limitations set forth in the A&R ESPP; provided that, no participant may purchase more than 5,000 Shares in a single offering period. The participant’s option to purchase Shares will be exercised automatically on the Exercise Date of an offering period by purchasing the maximum number of Shares subject to such option which may be purchased at the purchase price with the funds in the participant’s account, unless such participant has otherwise withdrawn. Only the participant may exercise the option to purchase Shares pursuant to the A&R ESPP during the participant’s lifetime.

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Compensation Matters
The stock administrator will hold the Shares issued pursuant to the exercise of the option until the Shares are distributed to the participant. Shares will be delivered as soon as reasonably practicable upon termination or receipt of such a request from a participant. Shares received upon exercise of an option will be entitled to receive dividends on the same basis as other outstanding Shares.
Purchase Limitations
Participants may not purchase more than $25,000 worth of Shares (valued at the time each option is granted) in any calendar year under the A&R ESPP and all other employee stock purchase plans maintained by us, our parent or subsidiaries. In addition, if immediately after grant, a participant would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock or stock of our parent or subsidiary, such participant may not participate in the plan for such offering period.
If, on a given Exercise Date, the Shares with respect to which options to be exercised exceed the Shares then available under the Share plan reserve, the Compensation and HR Committee will make a pro-rata allocation of the remaining Shares that are available for purchase in as uniform a manner as reasonably practicable and equitable. In such event, we will provide notice to each participant on the reduction in number of Shares such participant is permitted to purchase.
Withdrawing from the Plan
A participant may withdraw all of the payroll deductions credited to his or her account for the applicable offering period by withdrawing from the plan through the online portal provided by the stock administrator. This must occur at least five days prior to the Exercise Date for the applicable offering period. Following this withdrawal, all of the participants' accumulated payroll deductions will be paid to the participant as soon as reasonably practicable. A participant may also withdraw from the plan by specifying that their contribution percentage for the next occurring offering period will be 0%, in which case they will be withdrawn from the plan after the purchase occurring at the end of the current offering period.
In the event of the termination on or before the Exercise Date of a participant, he or she will be deemed to have elected to withdraw from the A&R ESPP and the participant (or in the event of the participant’s death, his or her beneficiary) will receive any funds in the participant’s account as soon as reasonably practicable following the withdrawal. A participant who is on a leave of absence may remain in the A&R ESPP for any offering periods that commenced prior to the beginning of such leave of absence. If a participant remains on a leave of absence when the subsequent offering period begins, the participant will be withdrawn from the A&R ESPP at that time and will need to re-enroll upon return from the leave of absence.
Transferability
Neither the amounts credited to a participant’s account nor any rights with regard to the exercise of an option to purchase Shares under the A&R ESPP may be assigned, transferred, pledged or otherwise disposed of in any way, other than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that we will treat such act as an election to withdraw funds.
Adjustments
In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting Shares or their value, the Compensation and HR Committee shall make adjustments and other substitutions it deems equitable or appropriate, including, but not limited to, changes to the number and type of Shares that may be issued under the A&R ESPP, the number and type of Shares subject to outstanding options, and the purchase price with respect to any outstanding options.
In addition, in the event any of the transactions described above, any unusual or nonrecurring transaction or events affecting us, or any changes in applicable laws, regulations or accounting principles, the Compensation and HR Committee is authorized to provide for any of the following, as determined in its sole discretion: (i) either the replacement or termination of outstanding options in exchange for cash; (ii) the assumption or substitution of outstanding options by the successor or survivor corporation or parent or subsidiary thereof, if any, with appropriate adjustments; (iii) the adjustment in the number and type of Shares subject to outstanding options and/or the terms and condition of outstanding options and those that may be granted in the future; (iv) the earlier termination of an offering period and establishment of a new Exercise Date immediately prior to the corporate transaction; or (v) the termination of all outstanding options. Except as expressly provided in the plan or pursuant to action of the Compensation and HR Committee, no issuance by us of Shares, shall affect, and no adjustment by reason thereof, shall be made with respect to, the number of Shares subject to an option or the grant or Exercise Price of any option.

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U.S. Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax relating to Shares of common stock purchased under the A&R ESPP. This summary is intended solely for general information and does not take into account various considerations that may apply in light of individual circumstances, nor does it consider the tax consequences that may apply to an individual under applicable foreign, state and local tax laws. Further, the rules governing employee stock purchase plans are highly technical and their application may vary in individual circumstances.
Under the Code, we are deemed to grant employees an “option” on the first day of each offering period, and the employee is deemed to exercise the option on the last day of the offering period. A participant will not recognize income at the time of the grant of an option or upon the exercise date. Also, we may not take a deduction in connection with either the grant of an option or the issuance of Shares upon exercise of an option. If a participant sells or otherwise disposes of Shares acquired under the plan more than two years after the exercise date (the “required holding period”) or in the event of the participant’s death, the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (a) the excess, if any, of the fair market value of the Shares on the date of disposition or the participant’s death over the amount the participant paid for the Shares, or (b) 10% of the fair market value of the Shares as of the exercise date. In addition, a participant will recognize a capital gain equal to the excess, if any, of the proceeds from the disposition over the sum of the purchase price paid by the participant for the Shares and the amount of ordinary income the participant recognizes. If the proceeds from disposition of the Shares are less than the purchase price paid by the participant, the participant will be entitled to a long-term capital loss. We are entitled to take a deduction if the participant dies or disposes of the Shares after the required holding period.
If Shares acquired under the A&R ESPP are held less than the required holding period, the excess of the fair market value of the Shares as of the exercise date over the price the participant paid for the Shares will be treated as ordinary income to the participant at the time of disposition of the Shares. In addition, the participant will recognize capital gain equal to the excess, if any, of the proceeds from sale over the fair market value of the Shares as of the Exercise Date. If the proceeds from disposition of the Shares are less than the fair market value of the Shares as of the Exercise Date, the participant will recognize a capital loss equal to the amount of such difference. We are entitled to take a deduction for federal income tax purposes equal to the amount of ordinary income a participant recognizes upon disposition of the Shares prior to expiration of the required holding period.
New Plan Benefits
Participation in an employee stock purchase plan is voluntary and each eligible employee will make his or her own decision regarding whether to participate and how much to contribute to the A&R ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the A&R ESPP. Please see Proposal 4 for the New Plan Benefits table, reflecting the number of Shares purchased under the Original ESPP during 2023.

Voting Standard
In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast.

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Audit Matters

PROPOSAL 6	Ratify the Appointment of our Independent Registered Public Accounting Firm

Ratify the Appointment of Deloitte & Touche LLP (“Deloitte”) as our Independent Registered Public Accounting Firm for the 2024 fiscal year

The Board recommends a vote FOR Deloitte

The Audit Committee has appointed Deloitte, an independent registered public accounting firm, as the independent auditor to perform an integrated audit of the Company for the fiscal year ending December 31, 2023. Deloitte served as our independent auditor for the fiscal year ended December 31, 2023 and has served as our independent auditor since becoming a public company in 2014 and prior to that as a privately held company since 2000.
The Audit Committee periodically considers the rotation of the external auditor to ensure independence. In determining whether to retain Deloitte, the Audit Committee considered, among other things, the firm’s independence, objectivity, professional skepticism, qualifications, expertise and performance on the Company’s audit which is evaluated annually. The Audit Committee has oversight of the audit firm fee negotiation process and is responsible for approving audit fees. It also oversees the rotation of the lead audit partner as mandated by SEC requirements and is directly involved in the selection of a new lead audit partner. A new lead audit partner was identified in 2020 and was formally appointed to the role in February 2022.
The Board believes that the reappointment of Deloitte as the independent registered public accounting firm for the 2024 fiscal year is in the best interests of the Company and its shareholders. Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board believes that obtaining shareholder ratification of the appointment is a sound corporate governance practice. If the shareholders do not vote in favor of Deloitte, the Audit Committee will reconsider the appointment and in doing so, assess the impact of changing the auditor and the appropriate timing for doing so. The Audit Committee may retain Deloitte or hire another firm without resubmitting the matter for shareholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.
Representatives of Deloitte are expected to be present at the Annual Meeting, available to respond to appropriate questions and will have the opportunity to make a statement if they desire.

Voting Standard In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast.

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Audit Committee Report
The purpose of the Audit Committee is to assist the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the appointment, compensation, retention and evaluation of the qualifications, independence and performance of the Company’s independent external auditor, (iii) the performance of the Company’s internal audit function, and (iv) compliance by the Company with legal and regulatory requirements.
The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on February 16, 2023. As set forth in the Charter, management of the Company is primarily responsible for the adequacy and effectiveness of the Company’s financial reporting process, systems of internal accounting and financial controls. Deloitte, the Company’s independent auditor for 2023, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2023.
The Audit Committee has discussed with Deloitte the matters that are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) standards, including critical audit matters that arose during the year, and SEC and NYSE requirements. Deloitte has provided to the Audit Committee the written disclosures and the PCAOB-required letter regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte their independence giving consideration to the provision of audit and non-audit services and fees paid to the firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2023 be included in the Company’s 2023 Annual Report on Form 10-K, for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:
Wendy A. Watson (Chair)
Lee Alexander
Christine M. Cumming
February 14, 2024
Robert Leary
Terrance J. Lillis
Pre-approval of Independent Auditor Services
The Audit Committee approves in advance all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to the Chair or any independent member of the Audit Committee pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.
Independent Registered Public Accounting Firm Fees
The following table presents fees paid by the Company for services performed by its independent registered public accounting firm, Deloitte, and its affiliates for the years ended December 31, 2023 and 2022.

	2023	2022
Audit fees	$6,977,000	$6,823,000
Audit-related fees(1)	1,118,279	925,433
Tax fees(2)	562,023	831,840
All other fees	—	—
Total	$8,657,302	$8,580,273
(1) Includes required compliance services associated with several of the Company’s lending programs (e.g., Ginnie Mae, Housing and Urban Development (HUD), Uniform Single Attestation Program (USAP) and the Family Education Loan Program) and Statement on Standards for Attestation Engagements (SSAE) No. 18 reports for the Company’s cash management and investment management clients, and services provided in conjunction with the Company’s 401k and Pension audits.
(2) Includes aggregate fees billed for tax services, including tax compliance, planning and consulting.

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Other Items
Security Ownership of Certain Beneficial Owners and Management
The following tables indicate information regarding the beneficial ownership of our common stock by:
•each person whom we know to own beneficially more than 5% of our common stock;
•each of the directors, nominees and named executive officers individually; and
•all directors, nominees and executive officers as a group.
In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to restricted stock units and performance stock units that will become vested within 60 days of the date of determination. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted, the number of shares and percentage of beneficial ownership for each of the directors and named executive officers individually, all directors and executive officers as a group, and persons whom we know to beneficially own more than five percent of our common stock in the table below are as of February 28, 2024. As of February 28, 2024, there were 458,399,351 shares of our common stock outstanding and entitled to vote.
Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than five percent of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.
Beneficial Ownership of Directors and Named Executive Officers

NAME	TOTAL		%
Bruce Van Saun	1,024,670	(1)	*
Brendan Coughlin	75,237	(2)	*
Malcolm Griggs	109,054	(3)	*
Donald H. McCree III	274,542	(4)	*
John F. Woods	199,724	(5)	*
Lee Alexander	13,124	(6)	*
Tracy A. Atkinson	692	(7)	*
Christine M. Cumming	38,317	(8)	*
Kevin Cummings	523,331	(9)	*
William P. Hankowsky	66,611	(10)	*
Edward J. Kelly III	25,600	(11)	*
Robert G. Leary	19,988	(12)	*
Terrance J. Lillis	29,600	(13)	*
Michele N. Siekerka	60,332	(14)	*
Shivan Subramaniam	76,746	(15)	*
Christopher J. Swift	13,124	(16)	*
Wendy A. Watson	41,446	(17)	*
Marita Zuraitis	43,446	(18)	*
All directors and current executive officers as a group (22 persons)	2,851,661	(19)	*

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Other Items
*    Less than 1%
(1) Includes 76,154 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 28, 2024.
(2) Includes 16,898 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 28, 2024. Also includes 64 shares which Mr. Coughlin has the right to acquire through the Company's Employee Stock Purchase Plan based on the closing of price of our stock as of February 28, 2024. The actual number of shares acquired will be determined using the closing price on March 31, 2024.
(3) Data as of February 16, 2024. Includes 14,274 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 28, 2024. Also includes 94,780 shares jointly owned with spouse.
(4) Includes 28,935 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 28, 2024 and 145,588 shares held by trusts for his children.
(5) Includes 31,198 restricted stock units, including performance-based restricted stock units, which will vest and be distributed in an equivalent number of shares of our common stock within 60 days of February 28, 2024.
(6) Includes 13,124 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(7) Includes 692 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(8) Includes 35,901 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(9) Includes 9,014 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 57,916 shares held in IRAs, and 4,254 shares held in his 401(k).
(10) Includes 35,901 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 83 shares held for the benefit of his children and to which he disclaims beneficial ownership.
(11) Includes 25,600 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(12) Includes 19,988 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(13) Includes 25,600 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 4,000 shares held in a revocable trust by his spouse, over which he shares voting and dispositive power.
(14) Includes 9,014 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 594 shares held by her children, 3,051 shares held in an IRA, 3,051 shares held in an IRA by her spouse, and 43,703 shares held in a family trust.
(15) Includes 35,901 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 4,000 shares held by his children over which he shares voting and dispositive power.
(16) Includes 13,124 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(17) Includes 35,901 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board.
(18) Includes 35,901 restricted stock units granted to directors under the Director Compensation Policy. These restricted stock units are vested. However, settlement in an equivalent number of shares of our common stock is deferred until the director ceases to serve on the Board. Also includes 7,545 shares jointly owned with spouse.
(19) Includes 509,325 restricted stock units stock held by all current executive officers and directors as a group which are vested, or will vest and be distributed in an equivalent number of shares of our common stock with 60 days of February 28, 2024.

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Other Items
Beneficial Ownership of Shareholders Holding More Than Five Percent

NAME	NUMBER OF SHARES	%
BlackRock, Inc.(1)	55,804,551	12.0
The Vanguard Group, Inc.(2)	54,154,656	11.6
Capital International Investors(3)	36,401,022	7.8
State Street Corporation(4)	28,380,838	6.1
(1)    Represents shares beneficially owned by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. has sole voting power with respect to 51,504,041 shares and sole dispositive power with respect to 55,804,551 shares. The foregoing information is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 23, 2024, regarding its holdings as of December 31, 2023. Our Company pension plans use BlackRock, Inc. and its affiliates, to provide investment management services which we paid approximately $165,000 in fees for, during 2023. In addition, affiliates of BlackRock, Inc. act as investment managers for certain investment options under our 401(k) Plan. We also maintain other certain ordinary course commercial relationships with BlackRock Inc., and its affiliates which include counterparty trading relationships, and provision of risk management and advisory services, and financial technology by BlackRock, Inc. All such relationships are on non-preferential terms, are unrelated to BlackRock Inc.’s ownership of our stock, and have been reviewed and determined not to be material in accordance with our Related Person Transaction Policy.
(2)    Represents shares beneficially owned by Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has no sole voting power with respect to any shares, sole dispositive power with respect to 52,057,511 shares, shared voting power with respect to 622,522 shares, and shared dispositive power with respect to 2,097,145 shares. The foregoing information is based solely on a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 13, 2024, regarding its holdings as of December 29, 2023. Affiliates of The Vanguard Group, Inc. act as investment managers for certain investment options under our 401(k) Plan. We also maintain other certain ordinary course commercial relationships with The Vanguard Group, Inc., and its affiliates which include counterparty trading relationships. All such relationships are on non-preferential terms, are unrelated to The Vanguard Group, Inc.’s ownership of our stock, and have been reviewed and determined not to be material in accordance with our Related Person Transaction Policy.
(3)    Represents shares beneficially owned by Capital International Investors, 333 South Hope St, 55th Fl, Los Angeles, CA 90071. Capital International Investors has sole voting power with respect to 36,108,680, sole dispositive power with respect to 36,401,022 shares, and no shared voting or dispositive power with respect to any shares. The foregoing information is based solely on a Schedule 13G filed by Capital International Investors with the SEC on February 9, 2024 regarding its holdings as of December 29, 2023. We maintain certain ordinary course commercial relationships with affiliates of Capital International Investors including counterparty trading relationships. All such relationships are on non-preferential terms, are unrelated to Capital International Investors’ ownership of our stock, and have been reviewed and determined not to be material in accordance with our Related Person Transaction Policy.
(4)    Represents shares beneficially owned by State Street Corporation, State Street Financial Center, 1 Congress St, Boston, MA 02114. State Street Corporation has shared voting power with respect to 3,221,181 shares and shared dispositive power with respect to 28,366,468 shares. The foregoing information is based solely on a Schedule 13G filed by State Street Corporation with the SEC on January 30, 2024 regarding its holdings as of December 31, 2023. Affiliates of State Street Corporation act as investment managers for certain investment options under our 401(k) Plan. We also maintain certain ordinary course commercial relationships with State Street Corporation including as counterparty trading relationships. All such relationships are on non-preferential terms, are unrelated to State Street Corporation’s ownership of our stock, and have been reviewed and determined not to be material in accordance with our Related Person Transaction Policy.
Delinquent Section 16(a) Reporting
Under Section 16(a) of the Exchange Act, the Company’s directors and executive officers and persons who beneficially own more than 10% of the outstanding shares of common stock are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that these filing requirements were satisfied by all of its directors and officers and 10% or more beneficial owners of Company stock during 2023 with the exception of an incorrect Form 4 filed by Mr. Coughlin on March 3, 2023. The Form 4 inaccurately reported an additional 16,973 shares as directly beneficially owned by Mr. Coughlin. An amended Form 4 to correct Mr. Coughlin's beneficial ownership position was filed on July 24, 2023.

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Other Items
Other Business at the Annual Meeting
The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.
2025 Annual Meeting and Shareholder Proposals
In order for a shareholder proposal or director nomination submitted pursuant to SEC Rule 14a-8 to be considered for inclusion in our proxy materials for our annual meeting of shareholders, expected to be held in April 2025, the proposal or director nomination must be received by our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, on or before the close of business on November 11, 2024, and must comply with the rules and regulations promulgated by the SEC. These shareholder notices must also comply with the requirements of our Bylaws and will not be effective otherwise.
Our Bylaws, which were last amended and restated, and filed with our 2022 Annual Report on Form 10-K, impose procedural requirements on shareholders who wish to nominate directors, generally or under the proxy access provisions, propose that a director be removed, propose any repeal or change in our Bylaws or propose any other business to be brought before an annual or special meeting of shareholders. Under these procedural requirements, in order to bring a proposal before a meeting of shareholders, a shareholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the annual meeting to our Corporate Secretary.
For proposals outside of SEC Rule 14a-8, to be timely, a shareholder’s notice must be delivered to the Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut, 06901 not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our annual meeting of shareholders to be held in 2025, such a proposal must be received on or after November 26, 2024, but not later than December 26, 2024. In the event that the date of the annual meeting of shareholders to be held in 2025 is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of this year’s annual meeting of shareholders, such notice by the shareholder must be so received no earlier than 120 days prior to the annual meeting of shareholders to be held in 2025 and not later than 70 days prior to such annual meeting of shareholders to be held in 2025 or 10 days following the day on which public announcement of the date of such annual meeting is first made. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 of the Exchange Act.
Director nominations submitted for inclusion in our proxy materials under the proxy access provisions of our Bylaws must comply with the notice, ownership and other requirements of Article 2, Section 2.10(c) thereof. For director nominations and proposals of other business, pursuant to Article 2, Section 2.10(a) of our Bylaws, a shareholder’s notice to the Corporate Secretary shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director, the information required pursuant to Article 2, Section 2.10(a)(iii)(A) thereof.
Any shareholder notice shall also set forth the information required, pursuant to Article 2, Section 2.10(a)(iii)(C) of our Bylaws, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made. As to any other business that the shareholder proposes to bring before the meeting (other than a nomination of persons for election to our Board of Directors), the shareholder’s notice shall set also forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

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Other Items
Annual Report for 2023
The fiscal 2023 Annual Report on Form 10-K is being mailed with this Proxy Statement to those shareholders receiving a copy of the proxy materials in the mail. Shareholders receiving the Notice of Internet Availability of Proxy Materials can access this Proxy Statement, our fiscal 2023 Annual Report on Form 10-K and our 2023 Annual Review at www.edocumentview.com/CFG. Requests for copies of our Annual Report on Form 10-K may also be directed to Investor Relations, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.
Householding of Annual Disclosure Documents
In some cases, shareholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of our annual report and proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs and environmental impact. If you would like to have additional copies of these documents mailed to you, please write to Investor Relations at 600 Washington Boulevard, Stamford, Connecticut 06901. If you want to receive separate copies of the proxy statement, annual report to shareholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.
Cautionary Statement About Forward-Looking Information
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This Proxy Statement contains “forward looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “believes,” “expects,” “anticipates,” “estimates,” “intends” “plans,” “goals” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” “guidance” or similar expressions of future conditional verbs such as “may,” “will,” “should,” “would,” or “could”. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements. These or other uncertainties may cause our actual future results to be materially different from those expressed in our forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the United States Securities and Exchange Commission.
Information Not Incorporated by Reference
Information contained on or accessible through our website at citizensbank.com is not and shall not be deemed to be a part of this Proxy Statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference.
BY ORDER OF THE BOARD OF DIRECTORS
Robin S. Elkowitz
Executive Vice President,
Deputy General Counsel and Secretary
Stamford, Connecticut
March 11, 2024

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Questions and Answers about the Proxy Materials and the Annual Meeting
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting, which will be held on April 25, 2024 at 9:00 a.m. Eastern Time at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903. If circumstances warrant, we may announce alternative arrangements for the Annual Meeting, including changing the meeting format, time, date or location. In the event of such a change, we will announce the decision in advance and provide details on how to participate via a press release available on our website and filed with the SEC as additional proxy materials.
Why am I receiving this proxy statement and proxy card?
You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at our Annual Meeting. It also gives you information on these matters so that you can make an informed decision.
Because you own shares of our common stock, our Board of Directors has made this Proxy Statement and proxy card available to you on the Internet, in addition to delivering printed versions of this Proxy Statement and proxy card to certain shareholders by mail.
When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint each of Bruce Van Saun, Polly N. Klane and Robin S. Elkowitz or any of them (each with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote by using the Internet, you do not need to return your proxy card.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our shareholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet. The Notice also instructs you on how to electronically access and review all of the important information contained in this Proxy Statement and the Annual Report and how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.
Shareholders who receive a printed set of proxy materials will not receive the Notice but may still access our proxy materials and submit their proxies over the Internet by following the instructions provided on their proxy card.
Who is entitled to vote?
Holders of our common stock at the close of business on February 28, 2024 (the record date) are entitled to vote. In accordance with Delaware law, a list of shareholders entitled to vote at the meeting will be available for ten days before the meeting at our principal place of business located at One Citizens Plaza, Providence, Rhode Island 02903, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time.
How many votes is each share of common stock entitled to?
Holders of common stock are entitled to one vote per share. As of February 28, 2024, there were 458,399,351 shares of our common stock outstanding and entitled to vote.

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What is the difference between a shareholder of record and a “street name” holder?
Many of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of Citizens Financial Group, Inc. or to vote at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote by using the Internet or by telephone, as described below under the heading “How do I vote?”.
Beneficial Owner or “Street Name” Holder. If your shares are held in an account at a broker, bank or other intermediary, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other intermediary how to vote your shares, and you are also invited to attend the Annual Meeting.
If you do not wish to vote at the Annual Meeting, or you will not be attending, you may vote by proxy. You may vote by proxy by completing, signing and returning the voting instruction form or by using the Internet or by telephone, as described below under the heading “How do I vote?”. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend the meeting.
How do I vote?
As described below, shareholders of record may vote by using the Internet, by telephone, or (if you received a proxy card by mail) by mail. Shareholders also may attend the meeting and vote. If you hold shares in street name through a bank or broker or other intermediary, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.
•You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 24, 2024. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded. If you plan to vote your shares at the meeting, please see below for further instructions.
•You may vote by telephone. Dial the number listed on your proxy card, Notice or other information forwarded by your bank or broker. You will need the control number included on your proxy card, Notice or other information forwarded by your bank or broker.
•You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
•You may vote at the meeting. Shareholders may also attend the meeting and vote.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•submitting a subsequent proxy by using the Internet, telephone or by mail with a later date;
•sending written notice of revocation to our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901; or
•voting at the Annual Meeting.
If you hold shares through a bank, broker or other intermediary, please refer to your proxy card, Notice or other information forwarded by your bank, broker or other intermediary to see how you can revoke your proxy and change your vote.
Attendance at the meeting will not by itself revoke a proxy.
How many votes do you need to hold the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

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Questions and Answers about the Proxy Materials and the Annual Meeting
On what items am I voting?
You are being asked to vote on six items:
1.the election of each of the thirteen director nominees nominated by the Board and named in the proxy statement to serve until the 2025 annual meeting or until their successors are duly elected and qualified;
2.approve the Amended & Restated 2014 Non-Employee Directors Compensation Plan to provide the Company with the continued ability to grant non-employee directors equity-based compensation following the upcoming expiration of the current plan;
3.advisory vote to approve the Company’s executive compensation, commonly referred to as a “say-on- pay” vote;
4.approve the Amended & Restated 2014 Omnibus Incentive Plan to provide the Company with the continued ability to grant employees equity-based awards following the upcoming expiration of the current plan;
5.approve the Amended & Restated 2014 Employee Stock Purchase Plan to provide the Company with the continued ability to allow employees to purchase shares of our common stock at a discount through an employee stock purchase plan following the upcoming expiration of the current plan; and
6.ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
How does the board of directors recommend that I vote?
The Board recommends that you vote as follows:
1.FOR the thirteen director nominees;
2.FOR the approval of the Amended & Restated 2014 Non-Employee Directors Compensation Plan;
3.FOR the approval, on an advisory basis, of the Company’s executive compensation;
4.FOR the approval of the Amended & Restated 2014 Omnibus Incentive Plan;
5.FOR the approval of the Amended & Restated 2014 Employee Stock Purchase Plan; and
6.FOR the ratification of the appointment of our independent registered public accounting firm.
How may I vote in the election of directors, and how many votes must the nominees receive to be elected?
With respect to the election of directors, you may:
•vote FOR the thirteen nominees for director;
•vote FOR any of the nominees for director and vote AGAINST or ABSTAIN from voting on the other nominees for director;
•vote AGAINST the thirteen nominees for director; or
•ABSTAIN from voting on all of the nominees for director.
Our Bylaws provide for the election of directors by an affirmative vote of a majority of the votes cast at the Annual Meeting by the shareholders who are present in person or by proxy and entitled to vote in an uncontested election. This means each of the thirteen individuals nominated for election to the Board of Directors must receive more votes cast “FOR” than “AGAINST” (among votes properly cast, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees. If the election of directors is a contested election, then the directors are elected by a plurality of the votes cast.
What happens if a nominee does not receive a majority of “FOR” votes?
If a nominee does not receive a majority of “FOR” votes, he or she shall tender to the Board, via the Chair of the Nominating and Corporate Governance Committee, his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the Annual Meeting in accordance with the specific requirements outlined in our Corporate Governance Guidelines.
What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board may either:

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Questions and Answers about the Proxy Materials and the Annual Meeting
•reduce the number of directors that serve on the Board; or
•designate a substitute nominee.
If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.
How may I cast my vote for the proposal to approve the Amended & Restated 2014 Non-Employee Directors Compensation Plan, and how many votes must this proposal receive in order to pass?
With respect to this proposal, you may:
•vote FOR the approval of the Amended & Restated 2014 Non-Employee Directors Compensation Plan;
•vote AGAINST the approval of the Amended & Restated 2014 Non-Employee Directors Compensation Plan; or
•ABSTAIN from voting on the proposal.
In order to pass, the proposal must receive an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect.
How may I cast my advisory vote for the proposal to approve the Company’s executive compensation?
With respect to this proposal, you may:
•vote FOR the approval, on an advisory basis, of the Company’s executive compensation;
•vote AGAINST the approval, on an advisory basis, of the Company’s executive compensation; or
•ABSTAIN from voting on the proposal.
In order to pass, the proposal must receive an affirmative vote of a majority of the votes cast at the Annual Meeting. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board but will not be binding. The Compensation and HR Committee will carefully consider the outcome of this vote when determining future executive compensation arrangements. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect.
How may I cast my vote for the proposal to approve the Amended & Restated 2014 Omnibus Incentive Plan, and how many votes must this proposal receive in order to pass?
With respect to this proposal, you may:
•vote FOR the approval of the Amended & Restated 2014 Omnibus Incentive Plan;
•vote AGAINST the approval of the Amended & Restated 2014 Omnibus Incentive Plan; or
•ABSTAIN from voting on the proposal.
In order to pass, the proposal must receive an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect.
How may I cast my vote for the proposal to approve the Amended & Restated 2014 Employee Stock Purchase Plan, and how many votes must this proposal receive in order to pass?
With respect to this proposal, you may:
•vote FOR the approval of the Amended & Restated 2014 Employee Stock Purchase Plan;
•vote AGAINST the approval of the Amended & Restated 2014 Employee Stock Purchase Plan; or
•ABSTAIN from voting on the proposal.
In order to pass, the proposal must receive an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect.
How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?
With respect to this proposal, you may:
•vote FOR the ratification of the accounting firm;
•vote AGAINST the ratification of the accounting firm; or

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Questions and Answers about the Proxy Materials and the Annual Meeting
•ABSTAIN from voting on the proposal.
In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed card but do not provide voting instructions, your shares will be voted as follows:
1.FOR the thirteen director nominees;
2.FOR the approval of the Amended & Restated 2014 Non-Employee Directors Compensation Plan;
3.FOR the approval, on an advisory basis, of the Company’s executive compensation;
4.FOR the approval of the Amended & Restated 2014 Omnibus Incentive Plan;
5.FOR the approval of the Amended & Restated 2014 Employee Stock Purchase Plan; and
6.FOR the ratification of the appointment of our independent registered public accounting firm.
Will my shares be voted if I do not vote by using the Internet, telephone or by signing and returning my proxy card?
If you do not vote by using the Internet, telephone or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for shareholder consideration at the Annual Meeting.
If your shares are held in street name through a bank or broker or other intermediary and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares under certain limited circumstances in accordance with the NYSE rules that govern banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this Proxy Statement. With respect to the proposal to ratify the appointment of our independent registered public accounting firm, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.
The election of directors, the advisory vote to approve the Company’s executive compensation, and the votes to approve the Amended & Restated 2014 Non-Employee Directors Compensation Plan, Amended & Restated 2014 Omnibus Incentive Plan and Amended & Restated 2014 Employee Stock Purchase Plan, are not considered routine matters under the NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
Who bears the cost of the proxy materials?
The Company pays for preparing, printing and mailing this Proxy Statement, the 2023 Annual Report on Form 10-K and the 2023 Annual Review. Officers and employees of the Company may solicit the return of proxies but will not receive additional compensation for those efforts. The Company will request that brokers, banks, custodians, nominees and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitation may be made by mail, telephone or other means.
Can I receive future proxy materials and annual reports electronically?
Yes. Instead of receiving future paper copies in the mail, you can elect to receive our future annual reports and proxy materials electronically. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and will reduce the environmental impact of our annual meetings. If you are a shareholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to the website provided on your proxy card and following the prompts.

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Appendix A—Non-GAAP Financial Measures and Reconciliations
This document contains non-GAAP financial measures denoted as “Underlying” results. Underlying results for any given reporting period exclude certain items that may occur in that period which management does not consider indicative of our on-going financial performance. Where there is a reference to Underlying results in that paragraph, all measures that follow are on the same basis, when applicable. We believe these non-GAAP financial measures provide useful information to investors because they are used by management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results.
The following reconciliation tables provide computations and more information on the computation of our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that may be calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.
Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		FULL YEAR
					2023 Change
		2023	2022	2021	2022
					$/bps	%
Total revenue, Underlying:
Total revenue (GAAP)	A	$8,224	$8,021	$6,647	$203	3%
Less: Notable items		—	(31)	—	31	100
Total revenue, Underlying (non-GAAP)	B	8,224	8,052	6,647	172	2%
Noninterest income, Underlying:
Noninterest income (GAAP)	C	1,983	2,009	2,135	(26)	(1%)
Less: Notable items		—	(31)	—	31	100%
Noninterest income, Underlying (non-GAAP)	D	1,983	2,040	2,135	(57)	(3%)
Noninterest expense, Underlying:
Noninterest expense (GAAP)	E	5,507	4,892	4,081	615	13%
Less: Notable items		506	262	105	244	93
Noninterest expense, Underlying (non-GAAP)	F	5,001	4,630	3,976	371	8%
Pre-provision profit:
Total revenue (GAAP)	A	8,224	8,021	6,647	203	3%
Less: Noninterest expense (GAAP)	E	5,507	4,892	4,081	615	13
Pre-provision profit (GAAP)		2,717	3,129	2,566	(412)	(13%)
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	8,224	8,052	6,647	172	2%
Less: Noninterest expense, Underlying (non-GAAP)	F	5,001	4,630	3,976	371	8
Pre-provision profit, Underlying (non-GAAP)		3,223	3,422	2,671	(199)	(6%)

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		FULL YEAR
					2023 Change
		2023	2022	2021	2022
					$/bps		%
Net income, Underlying:
Net income (GAAP)	G	1,608	2,073	2,319	(465)		(22%)
Add: Notable items, net of income tax benefit		357	352	78	5		1%
Net income, Underlying (non-GAAP)	H	1,965	2,425	2,397	(460)		(19%)
Net income available to common shareholders, Underlying:
Net income available to common shareholders (GAAP)	I	1,491	1,960	2,206	(469)		(24%)
Add: Notable items, net of income tax benefit		357	352	78	5		1%
Net income available to common shareholders, Underlying (non-GAAP)	J	1,848	2,312	2,284	(464)		(20%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	E/A	66.97%	60.99%	61.40%	598	bps
Efficiency ratio, Underlying (non-GAAP)	F/B	60.81%	57.51%	59.82%	330	bps
Operating leverage:
Total revenue (GAAP)	A	8,224	8,021	6,647	203		2.53%
Less: Noninterest expense (GAAP)	E	5,507	4,892	4,081	615		12.58%
Operating leverage							(10.05%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	8,224	8,052	6,647	172		2.13%
Less: Noninterest expense, Underlying (non-GAAP)	F	5,001	4,630	3,976	371		8.00%
Operating leverage, Underlying (non-GAAP)							(5.87%)
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	K	21,592	21,724	21,025	(132)		(1%)
Less: Average goodwill (GAAP)		8,184	7,872	7,062	312		4
Less: Average other intangibles (GAAP)		177	181	54	(4)		(2)
Add: Average deferred tax liabilities related to goodwill (GAAP)		422	413	381	9		2
Average tangible common equity	L	13,653	14,084	14,290	(431)		(3%)
Return on average tangible common equity	I/L	10.92%	13.91%	15.44%	(299)	bps
Return on average tangible common equity, Underlying (non-GAAP)	J/L	13.53%	16.41%	15.98%	(288)	bps

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		FULL YEAR
					2023 Change
		2023	2022	2021	2022
					$/bps	%
Net income per average common share—basic and diluted and net income per average common share—basic and diluted, Underlying:
Average common shares outstanding—basic (GAAP)	M	475,089,384	475,959,815	425,669,451	(870,431)	—%
Average common shares outstanding—diluted (GAAP)	N	476,693,148	477,803,142	427,435,818	(1,109,994)	—
Net income per average common share—basic (GAAP)	I/M	3.14	4.12	5.18	(0.98)	(24)
Net income per average common share—diluted (GAAP)	I/N	3.13	4.10	5.16	(0.97)	(24)
Net income per average common share—basic, Underlying (non-GAAP)	J/M	3.89	4.86	5.37	(0.97)	(20)
Net income per average common share—diluted, Underlying (non-GAAP)	J/N	3.88	4.84	5.34	(0.96)	(20)

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Appendix A—Non-GAAP Financial Measures and Reconciliations
Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		FULL YEAR
		2023	2022	2021	2020	2019	2018	2017	2016	2015	2014
Net income available to common stockholders, Underlying:
Net income available to common shareholders (GAAP)	A	$1,491	$1,960	$2,206	950	$1,718	$1,692	$1,638	$1,031	$833	$865
Add: Notable items, net of income tax expense (benefit)		357	352	78	83	17	16	(340)	(19)	—	—
Add: Restructuring charges and special items, net of income tax expense (benefit)		—	—	—	—	—	—	—	—	(31)	(75)
Net income available to common shareholders, Underlying (non-GAAP)	B	1,848	2,312	2,284	1,033	1,735	1,708	1,298	1,012	864	790
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	C	21,592	21,724	21,025	20,438	20,325	19,645	19,618	19,698	19,354	19,399
Less: Average goodwill (GAAP)		8,184	7,872	7,062	7,049	7,036	6,912	6,883	6,876	6,876	6,876
Less: Average other intangibles (GAAP)		177	181	54	64	71	14	2	2	4	7
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	413	381	376	371	359	534	502	445	377
Average tangible common equity	D	13,653	14,084	14,290	13,701	13,589	13,078	13,267	13,322	12,919	12,893
Return on average tangible common equity	A/D	10.92%	13.91%	15.44%	6.93%	12.64%	12.94%	12.35%	7.74%	6.45%	6.71%
Return on average tangible common equity, Underlying (non-GAAP)(1)	B/D	13.53	16.41	15.98	7.53	12.76	13.06	9.79	7.60	6.69	6.13
(1) Totals may be effected due to rounding.

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		FULL YEAR
		2023	2022	2021	2020	2019	2018	2017	2016	2015	2014
Net income per average common share—basic and diluted and net income per average common share—basic and diluted, Underlying:
Average common shares outstanding—basic (GAAP)	E	475,089,384	475,959,815	425,669,451	427,062,537	449,731,453	478,822,072	502,157,440	522,093,545	535,599,731	556,674,146
Average common shares outstanding—diluted (GAAP)	F	476,693,148	477,803,142	427,435,818	428,157,780	451,213,701	480,430,741	503,685,091	523,930,718	538,220,898	557,724,936
Net income per average common share—basic (GAAP)	A/E	3.14	4.12	5.18	2.22	3.82	3.54	3.26	1.97	1.55	1.55
Net income per average common share—diluted (GAAP)	A/F	3.13	4.10	5.16	2.22	3.81	3.52	3.25	1.97	1.55	1.55
Net income per average common share—basic, Underlying (non-GAAP)	B/E	3.89	4.86	5.37	2.42	3.86	3.57	2.59	1.94	1.61	1.42
Net income per average common share—diluted, Underlying (non-GAAP)(1)	B/F	3.88	4.84	5.34	2.41	3.84	3.56	2.58	1.93	1.61	1.42
(1) Totals may be effected due to rounding.

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Appendix B — Amended & Restated 2014 Non-Employee Directors Compensation Plan
AMENDED & RESTATED
CITIZENS FINANCIAL GROUP, INC.
2014 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN
Amended & Restated Effective as of April 25, 2024
Section 1. Purpose. The purpose of the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (the “Plan”) is to attract and retain the services of experienced non-employee directors for Citizens Financial Group, Inc. (together with its subsidiaries and any and all successor entities, the “Company”) by providing them with compensation for their services in the form of equity-based awards and/or cash, thereby promoting the long-term growth and financial success of the Company and furthering the best interests of its shareholders. The Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan was originally effective as of September 29, 2014 upon our initial public offering and was subsequently amended and restated on June 20, 2019 (the “Pre-Restatement Plan”). This plan is being further amended and restated, subject to and effective upon approval by the Company’s shareholders. The Plan is effective as of, and subject to, approval by the Company’s shareholders. The number of Shares to be reserved under the Plan is specified under Section 5(a) of the Plan. Upon the Effective Date of the Plan, any Shares which were reserved for issuance under the Pre-Restatement Plan in excess of the amount reserved under the Plan that are not subject to outstanding awards will be returned to unallocated shares, and will not be available for future grants under the Plan. Any Awards issued prior to the Effective Date of the Plan will continue to be governed by the terms of the Pre-Restatement Plan in effect when the applicable Awards were granted.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means (i) the Company’s parents, subsidiaries, affiliates or their respective successors, (ii) any entity that, directly or indirectly, is controlled by the Company, and (iii) any other company which the Board determines should be treated as an “Affiliate.”
(b) “Applicable Law” means the laws, rules, regulations and other requirements related to or implicated by the administration of the Plan under applicable state corporate law; United States federal and state securities laws, including the Exchange Act; the Code; the Dodd-Frank Act; United States federal and state banking laws; any rules of stock exchange or quotation system on which the Shares are listed or quoted; any banking law regulations, including rules, regulations and guidance from the Federal Reserve Board; any other applicable rules, regulations or guidance promulgated by an administrative agency or commission or other governmental authority; and the applicable laws and regulations of any foreign country or jurisdiction where Participants provide services or where Awards are granted under the Plan.
(c) “Award” means any Option, Restricted Stock, RSU, Other Share-Based Award or Retainer granted under the Plan.
(d) “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(e) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f) “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(g) “Board” means the board of directors of the Company.
(h) “Change of Control” means the occurrence of any one or more of the following events, except as otherwise provided in the Participant’s Award Agreement:

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(i) any Person, other than an employee benefit plan or trust maintained by the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;
(ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or
(iii) the consummation of (A) a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person of assets of the Company, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).
Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change of Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code and the regulations thereunder), if the event that constitutes such Change of Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change of Control but instead shall vest as of the date of such Change of Control and shall be paid on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(j) “Effective Date” means April 25, 2024, subject to the approval of the Plan by the Company’s shareholders.
(k) “Employee” means any individual, including any officer, employed by the Company or any Affiliate or any prospective employee or officer who has accepted an offer of employment from the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Board (or a committee thereof, as applicable) in its discretion, subject to any requirements of the Code or Applicable Law.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(m) “Exercise Price” means the Fair Market Value of a Share on the date of grant of an Option, or such other value as determined by the Committee pursuant to Applicable Law.
(n) “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the applicable day (or, if there is no reported sale on such applicable day, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Board, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board.
(o) “Intrinsic Value” with respect to an Option Award means (i) the excess, if any, of the price or implied price per Share in a Change of Control or other event over (ii) the Exercise Price of such Award multiplied by (iii) the number of Shares covered by such Award.
(p) “Non-Employee Director” means a regular, active director or a prospective director of the Company, in either case who is not an Employee of the Company or any Affiliate, as determined by the Board, in its sole discretion.

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(q) “Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6.
(r) “Other Share-Based Award” means an Award granted pursuant to Section 8.
(s) “Participant” means the recipient of an Award granted under the Plan.
(t) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.
(u) “Restricted Stock” means any Share granted pursuant to Section 7.
(v) “Retainer” means an annual cash retainer payable pursuant to Section 10 for service as (i) a member of the Board or a committee of the Board or (ii) chair or lead director of the Board or chair of any such committee.
(w) “RSU” means a contractual right granted pursuant to Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(x) “Shares” means shares of the Company’s common stock, $0.01 par value per Share.
(y) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
Section 3. Eligibility.
(a) Each Non-Employee Director shall be eligible to be selected to receive an Award under the Plan, to the extent an offer of an Award or a receipt of such Award is permitted by Applicable Law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(b) Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.
Section 4. Administration.
(a) The Plan shall be administered by the Board. The Board may issue rules and regulations for administration of the Plan. All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof.
(b) Subject to the terms of the Plan and Applicable Law, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) amend terms or conditions of any outstanding Awards, including without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with Applicable Law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan and due compliance with Applicable Law, stock market or exchange rules and regulations or accounting or tax rules and regulations. For the sake of clarity, all Awards granted under the Plan must be approved by the full Board, and the decision to grant Awards to Participants under this Plan may not be delegated.

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Section 5. Shares Available for Awards.
(a) Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed, in the aggregate, 750,000 Shares.
(b) If any Award is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes and (ii) any Shares tendered or withheld to pay the Exercise Price of Options.
(c) In the event that the Board determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, subject to compliance with Section 409A of the Code, adjust equitably (including without limitation, by payment of cash) any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and
(iii) the grant, purchase, or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.
(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e) The aggregate value of all Awards granted as compensation under this Plan to any individual for service as a Non-Employee Director with respect to any single calendar year will not exceed $400,000 in total grant date value.
Section 6. Options. The Board is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine:
(a) The Exercise Price per Share under an Option shall be determined by the Board at the time of grant; provided, however, that, except in the case of Substitute Awards, such Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of such Option;
(b) The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant of such Option; provided that the Board may (but shall not be required to) provide in an Award Agreement for an extension of such 10-year term, in the event the exercise of the Option would be prohibited by law on the expiration date;
(c) The Board shall determine the time or times at which an Option becomes vested and exercisable, in whole or in part, and such vesting and exercise information shall be set forth in a Participant’s electronic account hosted by the stock plan administrator. No Participant shall receive a right to dividend equivalents in connection with Options.
(d) The Board shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the Exercise Price of the Shares as to which the Option shall be exercised, in which payment of the Exercise Price with respect thereto may be made or deemed to have been made.
Section 7. Restricted Stock and RSUs. The Board is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine:

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(a) A Participant’s electronic account hosted by the stock plan administrator shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and the related Award agreement shall specify whether the Award of Restricted Stock or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights. The Board shall specify in the applicable Award Agreement that a Participant’s right to any or all dividends, dividend equivalents or other distributions, as applicable, accrued on Restricted Stock or RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and shall provide that such amounts will only be distributed if the related Restricted Stock or RSUs become vested or settled, as applicable.
(b) Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Board may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.
(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.
(d) The Board may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If the Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
(e) The Board may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 8. Other Share-Based Awards. The Board is authorized, subject to limitations under Applicable Law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Board or a committee of the Board. The Board shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Board shall determine; provided that the purchase price therefore shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 9. Automatic Grants. The Board may institute, by resolution, automatic Award grants to new and to continuing members of the Board, with the number and type of such Awards, the terms and conditions of such Awards, and the criteria for the grant of such Awards, as is determined by the Board in its sole discretion.
Section 10. Retainers. The Board is authorized, subject to limitations under applicable law, to grant Retainers to Participants. The Board shall determine the terms and conditions of such Retainers, including without limitation (i) the amounts payable, (ii) the payment dates (including whether payment is made in a lump sum or installments and whether payment is made in advance or arrears), (iii) whether such Retainers may be electively received in Shares, and (iv) whether such Retainers may be electively deferred, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, and, if so, whether such deferred Retainers may be distributed in cash and/or Shares. The number of Shares that shall be issued to the Participant who elects to receive a Retainer in Shares shall equal the amount of cash that otherwise would have been paid to such Participant on the payment date of such Retainer divided by the Fair Market Value of a Share as of such payment date.
Section 11. Effect of Separation From Service or a Change of Control on Awards.
(a) The Board may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s separation from service from the Board prior to vesting, exercise or settlement of such Award.

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(b) In the event of a Change of Control, except as otherwise provided in an Award Agreement, the Board may provide for: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (in the case of an Option Award, the Intrinsic Value at grant of such Substitute Award shall equal the Intrinsic Value of the Award); (iii) acceleration of the vesting (including the lapse of any restrictions) or right to exercise such outstanding Awards immediately prior to or as of the date of the Change of Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change of Control or other date thereafter designated by the Board; or (iv) in the case of an Option Award, cancellation in consideration of a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change of Control. For the avoidance of doubt, in the event of a Change of Control, the Board may, in its sole discretion, terminate any Option Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor.
Section 12. General Provisions Applicable to Awards.
(a) Awards shall be granted for such cash or other consideration, if any, as the Board determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Board, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards. For the sake of clarity, in the event awards are granted under another plan of the Company, the Shares or cash granted shall be counted against the maximum calendar year Award limitations set forth in Section 5(e).
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Board in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Except as may be permitted by the Board or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to Section 12(e) and (ii) during the Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under Applicable Law, by such Participant’s guardian or legal representative. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e) The Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Board, in its sole discretion, and only by using forms and following procedures approved or accepted by the Board for that purpose.
(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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Appendix B — Amended & Restated 2014 Non-Employee Directors Compensation Plan
Section 13. Amendments and Terminations.
(a) Except to the extent prohibited by Applicable Law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval to increase the number of Shares subject to the Plan or if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 11, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to enforce clawback or recoupment of any Awards as required by Applicable Law or Company policy. Notwithstanding anything to the contrary in the Plan, the Board may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Board.
(c) Terms of Awards. The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 11, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (i) to the extent any such action is made to cause the Plan to comply with Applicable Law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (ii) to enforce clawback or recoupment of any Awards as required by Applicable Law or Company policy. The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d) No Repricing. Notwithstanding the foregoing, except as provided in Section 5(c), no action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the Company’s shareholders.
Section 14. Miscellaneous.
(a) No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b) The grant of an Award shall not be construed as giving the Participant the right to be retained in the service of the Board or the Company or any Affiliate. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any Applicable Law, such provision shall be construed or deemed amended to conform to Applicable Law, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(e) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

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(f) Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Shares are issued under the Plan, such Shares shall not be issued for a consideration that is less than permitted under Applicable Law.
Section 15. Effective Date of the Plan. The Plan shall be effective as of April 25, 2024, subject to the approval of the Plan by the Company’s shareholders.
Section 16. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 17. Cancellation or “Clawback” of Awards. The Board or other acting body as permitted thereunder, shall have full authority to enforce clawback or recoupment of any Awards as required by Applicable Law or Company policy.
Section 18. Section 409A of the Code. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, the Plan and all Awards thereunder are intended to comply with or be exempt from the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in the Plan, if the Board or a committee of the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount thereunder is “deferred compensation” subject to Section 409A of the Code any distribution that otherwise would be made to such Participant with respect to an Award as a result of such separation from service shall not be made until the date that is six months after such separation from service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
Section 19. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 11.
Section 20. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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Appendix C — Amended & Restated 2014 Omnibus Incentive Plan
AMENDED & RESTATED
CITIZENS FINANCIAL GROUP, INC.
2014 OMNIBUS INCENTIVE PLAN
Amended & Restated Effective as of April 25, 2024
Section 1. Purpose. The purpose of the Amended & Restated Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (the “Plan”) is to attract, retain, and motivate employees and other individuals performing services to the Company to contribute to the long-term success of Citizens Financial Group, Inc. (together with its subsidiaries and any and all successor entities, the “Company”), thereby furthering the best interests of the Company and its shareholders. The Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan was originally effective as of September 29, 2014 upon our initial public offering and was subsequently amended and restated on June 23, 2016 and June 20, 2019 (the “Pre-Restatement Plan”). The Plan is being further amended and restated, subject to and effective upon approval by the Company’s shareholders. The number of Shares to be reserved under the Plan is specified under Section 5(a) of the Plan. Upon the Effective Date of the Plan, any Shares reserved for issuance under the Pre-Restatement Plan in excess of the amount reserved under the Plan that are not subject to outstanding awards will be returned to unallocated shares, and will not be available for future grants under the Plan. Any Awards issued prior to the Effective Date of the Plan will continue to be governed by the terms of the Pre-Restatement Plan in effect when the applicable Awards were granted.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means (i) the Company’s parents, subsidiaries, affiliates or their respective successors, (ii) any entity that, directly or indirectly, is controlled by the Company, and (iii) any other company which the Board determines should be treated as an “Affiliate.”
(b) “Applicable Law” means the laws, rules, regulations and other requirements related to or implicated by the administration of the Plan under applicable state corporate law; United States federal and state securities laws, including the Exchange Act; the Code; the Dodd-Frank Act; United States federal and state banking laws; any rules of stock exchange or quotation system on which the Shares are listed or quoted; any banking law regulations, including rules, regulations and guidance from the Federal Reserve Board; any other applicable rules, regulations or guidance promulgated by an administrative agency or commission or other governmental authority; and the applicable laws and regulations of any foreign country or jurisdiction where Participants provide services or where Awards are granted under the Plan.
(c) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Share-Based Award granted under the Plan.
(d) “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(e) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f) “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(g) “Board” means the board of directors of the Company.
(h) “Change of Control” means the occurrence of any one or more of the following events, except as otherwise provided in the Participant’s Award Agreement:
(i) any Person, other than an employee benefit plan or trust maintained by the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

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(ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or
(iii) the consummation of (A) a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person of assets of the Company, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).
Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change of Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code and the regulations thereunder), if the event that constitutes such Change of Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change of Control but instead shall vest as of the date of such Change of Control and shall be paid on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(j) “Committee” means the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(k) “Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary, other than as an Employee or non-employee Director, or who has accepted an offer of service or consultancy from the Company or any Subsidiary.
(l) “Director” means any member of the Company’s Board.
(m) “Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Dodd-Frank Act shall include any successor provision thereto.
(n) “Effective Date” means April 25, 2024, subject to approval of the Plan by the Company’s shareholders.
(o) “Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or Applicable Law.
(p) “Employment Agreement” means any employment, severance, consulting or similar agreement (including any offer letter) between the Company or any Subsidiary and the Participant.
(q) “Exercise Price” means the Fair Market Value of a Share on the date of grant of a SAR or Option, or such other value as determined by the Committee pursuant to Applicable Law.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

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(s) “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the applicable day (or, if there is no reported sale on such applicable day, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(t) “Incentive Stock Option” means an Option representing the right to purchase Shares from the Company, granted pursuant to the provisions of Section 6, that meets the requirements of Section 422 of the Code.
(u) “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change of Control or other event over (ii) the Exercise Price of such Award multiplied by (iii) the number of Shares covered by such Award.
(v) “Non-Qualified Stock Option” means an Option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(w) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(x) “Other Cash-Based Award” means a cash Award granted pursuant to Section 10, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(y) “Other Share-Based Award” means an Award granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(z) “Participant” means the recipient of an Award granted under the Plan.
(aa) “Performance Award” means an Award granted pursuant to Section 9.
(bb) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.
(cc) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.
(dd) “Restricted Stock” means any Share granted pursuant to Section 8.
(ee) “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(ff) “SAR” means any right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the Exercise Price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.
(gg) “SEC” means the Securities and Exchange Commission.
(hh) “Shares” means shares of the Company’s common stock, $0.01 par value per Share.
(ii) “Subsidiary” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other company which the Committee determines should be treated as a “Subsidiary.”
(jj) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(kk) “Ten Percent Shareholder” means a Person owning Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries.

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(ll) “Termination of Service” means (a) a termination of employment (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and a Subsidiary; or (b) when an entity that is employing a Participant ceases to be a Subsidiary, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Subsidiary at the time the entity ceases to be a Subsidiary. In the event that an Employee becomes a Consultant upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Service shall be deemed to occur until such time as such Employee or Consultant is no longer eligible to participate in the Plan. Notwithstanding the foregoing, the Committee may otherwise define Termination of Service in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Service thereafter.
Section 3. Eligibility.
(a) Any Employee, Consultant or any other individual who provides services to the Company or any Subsidiary shall be eligible to be selected to receive an Award under the Plan, to the extent an offer of an Award or a receipt of such Award is permitted by Applicable Law or accounting rules and regulations.
(b) Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines may be eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.
Section 4. Administration.
(a) Administration of the Plan. The Plan shall be administered by the Committee, which shall be appointed by the Board. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.
(b) Composition of Committee. To the extent necessary or desirable to comply with Applicable Law and other applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) a non-employee Director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside Director pursuant to Section 162(m) of the Code. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by Applicable Law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company the authority to grant Options and SARs or other Awards in the form of Share rights, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act, and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) the authority to grant all types of Awards, in accordance with Applicable Law.
(c) Authority of Committee. Subject to the terms of the Plan and Applicable Law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards or portion thereof, including without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and all Award Agreements, including any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with Applicable Law or accounting rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with Applicable Law or accounting rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

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Section 5. Shares Available for Awards.
(a) Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed, in the aggregate, 13,000,000 Shares.
(b) If any Award is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award if any, shall again be available for grant under the Plan. For the avoidance of doubt, the following Shares will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award; (ii) any Shares tendered or withheld to pay the Exercise Price of Options; (iii) any Shares not issued or delivered as a result of the net settlement of SARs; or (iv) Shares repurchased by the Company on the open market with the cash proceeds from the exercise of Options.
(c) In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code, adjust equitably (including, without limitation, by payment of cash) any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a) and the individual limits specified in Section 5(e);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and
(iii) the grant, purchase, or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e) The following limits shall apply to the amount that may be awarded to any Participant during any calendar year, subject to adjustment as provided in Section 5(c): (i) Options and SARs that relate to no more than 1,000,000 Shares; (ii) Restricted Stock and RSUs that relate to no more than 1,000,000 Shares; (iii) Share-based Performance Awards and Other Share-Based Awards that relate to no more than 1,000,000 Shares; (iv) cash awards that relate to no more than $15,000,000; and (v) cash-based Performance Awards that relate to no more than $15,000,000.
Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The Exercise Price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, and subject to Section 6(f), such Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option; provided that the Committee may (but shall not be required to) provide in an Award Agreement for an extension of such 10-year term in the event the exercise of the Option would be prohibited by law on the expiration date.
(c) Subject to the terms of the Plan, the Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part, and such vesting and exercise information shall be set forth in a Participant’s electronic account hosted by the stock plan administrator.
(d) The Committee shall determine the method or methods by which payment of the Exercise Price of an Option may be made or deemed to have been made, and such form or forms may include cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the Exercise Price of the Shares as to which the Option shall be exercised, in which payment of the Exercise Price with respect thereto may be made or deemed to have been made.

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(e) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on Options.
(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options with no further action taken or required to be taken by the Participant, the Company, the Board, or the Committee. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption of this Plan by the Board or (ii) the date of approval of this Plan by the Company’s shareholders. In the case of a Ten Percent Shareholder, the Exercise Price per Share under an Incentive Stock Option shall not be less than 110% of the Fair Market Value on the date of grant of such Incentive Stock Option and the term of such Incentive Stock Option shall not exceed five years from the date of grant of such Incentive Stock Option.
(g) Stock Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the Exercise Price of Options or Shares used to pay withholding taxes (i.e., “reloads”).
Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b) The Exercise Price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.
(d) Subject to Section 12(i), the Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(e) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the Exercise Price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(f) No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs.
Section 8. Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) Subject to Section 12(i), a Participant’s electronic account hosted by the stock plan administrator shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date). Shares of Restricted Stock and RSUs shall be subject to the rights and restrictions set forth in the applicable Award Agreement as the Committee may deem appropriate.
(b) The Committee shall specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Awards of Restricted Stock or RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and shall provide that such amounts will only be distributed if the related Restricted Stock or RSUs become vested or settled, as applicable; provided, further, that dividends, dividend equivalents or other distributions, as applicable, on Awards of Restricted Stock and RSUs with restrictions that lapse as a result of the achievement of performance conditions shall be deferred until and paid contingent upon the achievement of the applicable performance conditions.

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(c) Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.
(d) The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
(e) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 9. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, which may include quantitative performance conditions and/or qualitative performance conditions, as determined in the Committee’s discretion. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, and the amount of any Performance Award granted shall be determined by the Committee.
(b) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, or specific individuals, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices, subject to Applicable Law. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any Applicable Law or accounting rules and regulations.
(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee. The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of a Participant’s Termination of Service.
(d) The Committee shall specify in the applicable Award Agreement whether the Performance Award entitles the participant to receive dividends, dividend equivalents, or other distributions. If so, the Committee shall specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, be paid either in cash or in additional Shares and must provide that such dividends or dividend equivalents will only be distributed if the related Performance Awards vests or is settled, as applicable; provided, further, that any dividends, dividend equivalents or other distributions, as applicable, shall be deferred until and paid contingent upon the achievement of the applicable performance conditions.
(e) Performance Awards shall be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

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Section 10. Other Cash-Based Awards and Other Share-Based Awards. The Committee is authorized, subject to the limitations of the Plan and Applicable Law, to grant to Participants Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Share-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that, in each case, the purchase price therefore shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 11. Effect of Termination of Service or a Change of Control on Awards.
(a) The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b) In the event of a Change of Control, except as otherwise provided in an Award Agreement, the Committee may provide for: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (in the case of an Option or SAR Award, the Intrinsic Value at grant of such Substitute Award shall equal the Intrinsic Value of the Award); (iii) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or other performance conditions deemed met at target) or right to exercise such outstanding Awards immediately prior to or as of the date of the Change of Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change of Control or other date thereafter designated by the Committee; or (iv) in the case of an Option or SAR Award, cancellation in consideration of a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change of Control.
(c) For the avoidance of doubt, in the event of a Change of Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the Exercise Price is equal to or exceeds the per Share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor.
Section 12. General Provisions Applicable to Awards.
(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by Applicable Law.
(b) Subject to the terms herein, Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and Applicable Law. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Except as may be permitted by the Committee (except with respect to Incentive Stock Options) or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under Applicable Law, by such Participant’s guardian or legal representative. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

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(e) Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or Applicable Law (including the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws), and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g) The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.
(h) The Board shall have the power to impose such additional terms, provisions and restrictions with respect to any Award as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of the Plan and any Applicable Law.
(i) Except as otherwise provided herein, each Award shall have a minimum vesting period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Participant’s Termination of Service by reason of death or disability, or a Change of Control (as defined in Section 2(h)). Notwithstanding any provision herein to the contrary, 5% of the maximum number of Shares available for issuance under the Plan shall not be subject to the minimum vesting period described in the preceding sentence.
Section 13. Amendments and Terminations.
(a) Amendment or Termination of the Plan. Except to the extent prohibited by Applicable Law and unless otherwise expressly provided in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by Applicable Law (including the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded) or (ii) subject to Section 5(c) and Section 11, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with Applicable Law or accounting rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 17. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c) Terms of Awards. Notwithstanding anything to the contrary contained in any other provisions of this Plan, the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 11, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (i) to the extent any such action is made to cause the Plan to comply with Applicable Law or accounting rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 17. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in Applicable Law or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d) No Repricing. Notwithstanding the foregoing, except as provided in Section 5(c), no action shall directly or indirectly, through cancellation and exchange for cash or other Awards, regrant, or any other method, reduce, or have the effect of reducing, Exercise Price of any Award established at the time of grant thereof without approval of the Company’s shareholders.

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Section 14. Miscellaneous.
(a) No Employee, Consultant, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award and does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b) The grant of an Award does not, and shall not be construed as, giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d) The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash thereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, by reducing the number of Shares otherwise deliverable or by delivering Shares already owned. The Company may round up to a whole number of Shares required to satisfy required withholding obligations, in which case the value of the fractional share representing the value over withheld shall be paid in cash to the Participant.
(e) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any Applicable Law, such provision shall be construed or deemed amended to conform to Applicable Law, or if it cannot be so construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(h) Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Shares are issued under the Plan, such Shares shall not be issued for a consideration that is less than permitted under applicable law.
Section 15. Effective Date of the Plan. The Plan shall be effective as of April 25, 2024, subject to approval of the Plan by the Company’s shareholders.
Section 16. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 17. Cancellation or “Clawback” of Awards. The Committee, or a delegate thereof, shall have full authority to enforce the Citizens Financial Group, Inc. Clawback Policy (the “Clawback Policy”) with respect to any Award to which the Clawback Policy applies as well as to enforce any additional Company policy or arrangement requiring clawback or forfeiture of Awards granted under this Plan, including as a result of the Accountability Review Panel Procedure, or as otherwise required under Applicable Law. For the sake of clarity, such enforcement may require the forfeiture of unvested awards or in the case of clawback, the cancellation or reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

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Section 18. Section 409A of the Code. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, the Plan and all Awards thereunder are intended to comply with or be exempt from the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in the Plan, if the Board or Committee considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount thereunder is “deferred compensation” subject to Section 409A of the Code, any distribution that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
Section 19. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 11.
Section 20. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof, except to the extent Delaware law is preempted by federal law.
Section 21. Dispute Resolution.
(a) Except as provided in the last sentence of this paragraph to the fullest extent permitted by law, the Company and each Participant agree to waive their rights to seek remedies in court, including but not limited to rights to a trial by jury. Each Participant hereby irrevocably waives the right to initiate or participate in any class or collective action with respect to any claim against the Company or any of its affiliates arising out of, relating to or in connection with this Plan. The Company and each Participant agree that any dispute between or among them and/or their affiliates arising out of, relating to or in connection with this Plan will be resolved in accordance with a confidential two-step dispute resolution procedure involving: (a) Step One: non-binding mediation, and (b) Step Two: binding arbitration under the Federal Arbitration Act, 9 U.S.C. § 1, et. seq., or state law, whichever is applicable. Any such mediation or arbitration hereunder shall be under the auspices of the American Arbitration Association (“AAA”) pursuant to its then current AAA Employment Arbitration Rules. No arbitration shall be initiated or take place with respect to a given dispute if the parties have successfully achieved a mutually agreed to resolution of the dispute as a result of the Step One mediation. The mediation session(s) and, if necessary, the arbitration hearing shall be held in the city/location selected by the Company in its sole discretion. The arbitration (if the dispute is not resolved by mediation) will be conducted by a single AAA arbitrator, selected by the Company in its sole discretion. Any award rendered by the arbitrator, including with respect to responsibility for AAA charges (including the costs of the mediator and arbitrator), will be final and binding, and judgment may be entered on it in any court of competent jurisdiction. In the unlikely event the AAA refuses to accept jurisdiction over a dispute, the Company and each Grantee agree to submit to JAMS mediation and arbitration applying the JAMS equivalent of the AAA Employment Arbitration Rules. If AAA and JAMS refuse to accept jurisdiction, the parties may litigate in a court of competent jurisdiction.
(b) If the Company concludes that, but for this provision multiple single plaintiff arbitration claims filed could have been brought as a class and/or collective action in state or federal court, and AAA’s combined administrative fees for those cases exceed $50,000, then the Company shall have the right to forego the use of AAA. In that event, the parties shall meet and confer to select a mutually agreeable arbitrator. If the parties are unable to agree upon an arbitrator, then each party shall select five (5) arbitrators to place on a list. Arbitrators placed on the list must be licensed to practice law in any state (or have previously been licensed and have always been and remain in good standing with their respective bar associations) and who have previously served as a neutral arbitrator for at least one dispute involving an employment matter. Each side shall alternate in striking an arbitrator from the list, with the last remaining arbitrator selected to adjudicate the matter. The parties shall mutually agree or flip a coin to determine which party strikes first. Should the selected arbitrator have a conflict or otherwise refuse or be unable to serve, the arbitrator struck immediately prior shall serve as the arbitrator. The AAA Employment Arbitration Rules shall continue to apply to the greatest extent possible to the arbitration.

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Appendix D — Amended and Restated 2014 Employee Stock Purchase Plan
AMENDED AND RESTATED
CITIZENS FINANCIAL GROUP, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN
Amended & Restated Effective as of July 1, 2024
Section 1. Purpose. The purpose of the Plan (as defined below) is to facilitate Employee participation in the ownership and economic progress of the Company and its Subsidiaries by providing Employees with an opportunity to purchase Shares of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be administered, interpreted and construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “AAA” shall have the meaning specified in Section 34.
(b) “Beneficiary” shall mean a person or entity entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such person or entity is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(c) “Board” shall mean the Board of Directors of the Company.
(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(e) “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder.
(f) “Company” shall mean Citizens Financial Group, Inc., and any and all successor entities.
(g) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous status as an Employee shall not be considered interrupted in the case of a leave of absence except as provided in Section 11(b).
(h) “Designated Subsidiary” shall mean each Subsidiary as may be designated by the Board or the Committee from time to time among a group consisting of the Company and its Subsidiaries, including corporations that become Subsidiaries after the Effective Date.
(i) “Effective Date” shall mean July 1, 2024, provided that approval of the Plan has been obtained by the Company’s shareholders.
(j) “Eligible Compensation” for an Offering Period shall mean (i) base salary received during such Offering Period by an Eligible Employee for services to the Employer and (ii) commissions or commission income received during such Offering Period by an Eligible Employee. For the avoidance of doubt, Eligible Compensation shall not include overtime, severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, any other bonus, incentive or other special payments (other than commissions described in clause (ii) above) or any other form of compensation that may be paid from time to time to the Employee from the Employer.
(k) “Eligible Employee” shall have the meaning specified in Section 3(a).
(l) “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Employer.
(m) “Employer” shall mean, with respect to an Offering Period, the Company and each of its Designated Subsidiaries.
(n) “Enrollment Date” shall mean the first day of each Offering Period.
(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(p) “Exercise Date” shall mean the last day of each Offering Period.
(q) “Exercise Price” shall have the meaning specified in Section 7(b).
(r) “Fair Market Value” shall mean the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which such price is reported) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee.
(s) “Offering Period” shall mean the period described in Section 4.
(t) “Parent” shall mean any corporation which constitutes a “parent” of the Company, within the meaning of Section 424(e) of the Code.
(u) “Participant” shall mean an Eligible Employee who has elected to participate in the Plan.
(v) “Participant Account” shall mean that separate account maintained under the Plan to record the amount that a Participant has contributed to the Plan during an Offering Period.
(w) “Plan” shall mean the Amended and Restated Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan.
(x) “Share” shall mean a share of the Company’s common stock, $0.01 par value.
(y) “Stock Administrator” shall mean the brokerage firm engaged by the Company to administer the Plan.
(z) “Subsidiary” shall mean a corporation, domestic or foreign, of which at the time of the granting of an option pursuant to Section 7, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
Section 3. Eligibility.
(a) General Rule. Any full or part time Employee (i) whose customary employment is at least 20 hours per week, (ii) whose customary employment is for more than five months in any calendar year and (iii) who satisfies any additional criteria that the Committee may determine, in its sole discretion, from time to time shall be eligible to participate as an “Eligible Employee” during the Offering Period beginning on such Enrollment Date, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code; provided, however, that, subject to Section 423 of the Code, an Employee of a Designated Subsidiary who is a citizen or resident of a foreign jurisdiction shall not be an “Eligible Employee” if the grant of an option under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of an option to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion.
(b) Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.
(c) Exceptions. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to purchase Shares under the Plan if:
(i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock (including for purposes of this Section 3(b) any stock he or she holds outstanding options to purchase) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary computed in accordance with Section 423(b)(3) of the Code, or
(ii) Such option would permit such Employee’s right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, its Parent and Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code. If a grant of options would provide for such a result, then the difference between $25,000 and the amount credited to the Employee’s Participant Account shall be refunded to the Employee in one lump sum in cash, as soon as reasonably practicable following the Exercise Date, without any interest thereon.

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Appendix D — Amended and Restated 2014 Employee Stock Purchase Plan
Section 4. Offering Periods. Each calendar quarter shall be an Offering Period. The initial Offering Period under the Plan shall be July 1 through September 30, 2024. For the avoidance of doubt, the Offering Period of April 1, 2024 through June 30, 2024 will be governed by the terms of the plan in effect prior to the Effective Date. In no event may an Offering Period extend beyond 27 months from the date of grant of an option.
Section 5. Participation. An Eligible Employee shall become a Participant by enrolling in the Plan as specified in instructions received directly from the Stock Administrator prior to the Enrollment Date for the applicable Offering Period, unless a later time for enrolling is set by the Committee for all Eligible Employees with respect to such Offering Period.
Section 6. Payment for Shares.
(a) At the time a Participant enrolls in the Plan, such Participant shall designate the portion of his or her Eligible Compensation that he or she elects to have withheld during the applicable Offering Period. Payroll deductions shall be made on each pay date during the Offering Period at a whole percentage rate not to exceed 10% of the Eligible Compensation which a Participant receives on each pay date during the Offering Period.
(b) All deductions during an Offering Period that are made from a Participant’s Eligible Compensation shall be credited to his or her Participant Account under the Plan on an after-tax basis. A Participant may not make any separate cash payment into his or her Participant Account.
(c) A Participant may discontinue his or her participation in the Plan as provided in Section 11, but no other change can be made during an Offering Period and, for the avoidance of doubt, a Participant may not alter the amount of his or her Eligible Compensation deductions for that Offering Period.
(d) Unless otherwise specified by a Participant prior to the Enrollment Date of any subsequent Offering Period by completing a Committee-specified process, a Participant shall be deemed to have elected to participate in each subsequent Offering Period to the same extent and in the same manner as the prior Offering Period, subject to the terms and conditions of this Plan.
Section 7. Grant of Option.
(a) On the Enrollment Date for each Offering Period, each Participant shall be granted an option to purchase on the applicable Exercise Date, a maximum number of 5,000 Shares; provided, however, that the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares which would not exceed the limitations described in Section 3(b) and Section 13(a) hereof.
(b) The exercise price per Share offered in a given Offering Period (the “Exercise Price”) shall be 90% of the Fair Market Value of a Share on the Exercise Date of such Offering Period.
Section 8. Exercise of Option. The Participant’s option for the purchase of Shares will be exercised automatically on the Exercise Date of such Offering Period by purchasing the maximum number of Shares subject to such option which may be purchased at the Exercise Price with the funds in his or her Participant Account unless, prior to such Exercise Date, the Participant has withdrawn from the Offering Period pursuant to Section 11. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by such Participant.
Section 9. Delivery. Unless otherwise provided by the Company, the Stock Administrator shall hold Shares issued pursuant to the exercise of the option until any such Shares are distributed to the Participant or sold in accordance with procedures established from time to time by the Company or the Stock Administrator. Shares shall be delivered as soon as reasonably practicable after termination of a Participant’s Continuous Status as an Employee or receipt of such request by the Participant for delivery of all Shares, subject to compliance with all applicable law.
Section 10. Dividends. Shares received upon exercise of an option shall be entitled to receive dividends on the same basis as other outstanding Shares. A Participant will not be entitled to any dividends with respect to options to purchase Shares under the Plan.
Section 11. Withdrawal; Termination of Employment, Leave of Absence.
(a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Participant Account for the applicable Offering Period by (i) withdrawing from the Plan or (ii) designating 0% of Participant’s Eligible Compensation to be withheld during the applicable Offering Period, in each case, through the online portal provided by the Stock Administrator, up to a certain number of days prior to the Exercise Date to be specified by the Stock Administrator (which must be at least five days prior to the Exercise Date).

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In the event of a withdrawal, all of the Participant’s payroll deductions credited to his or her Participant Account for such Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of his or her notice of withdrawal. Such withdrawal shall permanently terminate the Participant’s participation for the Offering Period in which the withdrawal occurs, provided however, that withdrawal in one Offering Period will not have any effect upon a Participant’s eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.
(b) In the event of the termination on or before the Exercise Date of the Participant’s Continuous Status as an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the Participant or his or her Beneficiary (in the event of such Participant’s death) shall receive any funds in his or her Participant Account as soon as reasonably practicable after the date of such withdrawal; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. Eligible Compensation deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave, provided that the period of leave begins and ends in the same Offering Period. However, if a Participant remains on a leave of absence when the next subsequent Offering Period begins, the Participant shall be withdrawn from the Plan at that time and will not be permitted to re-enter the Plan until they return to work from the leave of absence and re-enroll. For the sake of clarity, a Participant must be employed with the Employer as of the Enrollment Date for a given Offering Period in order to participate in the Offering Period.
Section 12. Interest. No interest shall accrue on the Eligible Compensation deductions of a Participant or on any other amounts in his or her Participant Account.
Section 13. Shares.
(a) The maximum number of Shares which shall be made available for sale under the Plan shall be 8,000,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 20. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board or the Committee. Further, if for any reason any purchase of Shares pursuant to an option under the Plan is not consummated, the Shares may be made available for sale pursuant to a new Subscription Agreement under the Plan.
(b) If, on a given Exercise Date, the Shares with respect to which options to be exercised exceed the Shares then available under the Plan, the Committee shall make a pro rata allocation of the remaining Shares that are available for purchase in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable. In such event, the Company shall give notice to each Participant of such reduction in the number of Shares which such Participant shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of the Company, such issuance would constitute a violation of federal or state securities laws or regulations, the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded or the laws of any country.
Section 14. No Rights as a Shareholder. Neither the Participant nor his or her Beneficiaries will have any interest or other right in, or dividend or voting rights with respect to, Shares covered by his or her option until such option has been exercised and the related Shares have been purchased under the Plan.
Section 15. Administration.
(a) The Plan shall be administered by the Committee, which shall be appointed by the Board; provided, however, that members of the Board who are Eligible Employees, if any, may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.
(b) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have the full power and authority to: (i) subject to Section 423 of the Code, designate Participants; (ii) direct the administration of the Plan by the Stock Administrator in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan and the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld and the maximum amount; (v) enforce the terms of the Plan and the rules and regulations it adopts; (vi) direct or cause the Stock Administrator to direct

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the distribution of the Shares purchased hereunder; (vii) furnish or cause the Stock Administrator to furnish the Employer with information which the Employer may require for tax or other purposes; (viii) engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties; (ix) prescribe procedures to be followed by Eligible Employees in electing to participate herein; (x) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xi) maintain, or cause the Stock Administrator to maintain, separate accounts in the name of each Participant to reflect his or her Participant Account under the Plan; (xii) interpret and construe the Plan in its sole discretion; (xiii) correct any defect, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect; and (xiv) make any changes or modifications necessary to administer and implement the provisions of the Plan in any foreign country to the fullest extent possible. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 16. Transferability. Neither any monies credited to a Participant’s Participant Account nor any rights with regard to the exercise of an option to purchase Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with Section 11.
Section 17. Use of Funds. All Eligible Compensation deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.
Section 18. Reports. Individual Participant Accounts will be maintained for each Participant by the Stock Administrator and promptly following an Exercise Date Participants may log-on to that account to view purchase information.
Section 19. Designation of Beneficiary. A Participant may designate, in the online portal provided by the Stock Administrator, the Beneficiary who is to receive any Shares and cash, if any, from the Participant's Participant Account under the Plan in the event of such Participant's death.
Section 20. Adjustments Upon Changes in Capitalization and Certain Transactions. Except as would cause the Plan to fail to satisfy the requirements of Section 423 of the Code: (a) in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split (including a stock split in the form of a stock dividend), reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to outstanding options as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration any applicable accounting and tax consequences, including such adjustments in the limitations in Section 7(a) and Section 13 and in the class and number of Shares and Exercise Price with respect to outstanding options under the Plan; and (b) in the event of any transaction or event described in (a) above, or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to: (i) provide for either (X) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (Y) the replacement of such outstanding option with other rights or property selected by the Committee in its sole discretion; (ii) provide that the outstanding options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (iii) make adjustments in the number and type of Shares (or other securities or property) subject to outstanding options under the Plan and/or in the terms and conditions of outstanding options and options which may be granted in the future; (iv) shorten the Offering Period then in progress and set a new Exercise Date, which shall be a date immediately prior to the date of any transaction or event described in (a) above and provide for any other necessary procedures to effectuate such actions; and/or (v) provide that all outstanding options shall terminate without being exercised.
Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee, no issuance by the Company or shares of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to, the number of Shares subject to an option or the grant or Exercise Price of any option.

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Section 21. Amendment or Termination. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that the Board (i) shall not, without the approval of the shareholders of the Company, increase the maximum number of Shares which may be issued under the Plan (except pursuant to Section 20) or (ii) shall otherwise obtain shareholder approval of any amendment, alteration, suspension, discontinuance or termination of the Plan, if, and to the extent, required by applicable law. Except as specifically provided in the Plan, as required to comply with Section 423 of the Code, or as required to obtain a favorable ruling from the Internal Revenue Service, no such amendment, alteration, suspension, discontinuation or termination of the Plan pursuant to this Section 21 may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant.
Section 22. Notices.
(a) All notices or other communications by an Eligible Employee or a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
(b) All notices or other communications by the Employer, the Company, the Board or the Committee under or in connection with the Plan shall be deemed to have been duly given when (i) personally delivered, including electronic transmission in such form as the Board or the Committee shall direct, or (ii) placed in the mail of the country of the sender in an envelope addressed to the last known address of the person to whom the notice is given.
Section 23. Conditions Upon Issuance of Shares.
(a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under both sets of laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
(b) Notwithstanding Section 23(a), Shares shall not be issued with respect to an option unless the Shares will be held in a brokerage account administered by the Stock Administrator and may not be transferred to another brokerage account.
Section 24. Withholding; Disqualifying Disposition. Notwithstanding any other provision of the Plan, at the time a Participant’s option under the Plan is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of by a Participant, the Participant must make adequate provision for his or her Employer’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation, the amount necessary for the Company to meet applicable tax withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to a sale or early disposition of Shares by the Participant.
Section 25. Effective Date of the Plan. The Plan shall be effective as of the Effective Date, provided it has been approved by the Company’s shareholders prior to such date. Prior to the Effective Date, the terms of the Plan as it existed prior to being amended and restated shall be in effect.
Section 26. Termination of Plan. The Plan shall continue in effect until the earliest to occur of: (a) the maximum number of Shares available for issuance under the Plan have been issued; or (b) the Board terminates the Plan in accordance with Section 21. In the case of (a), such termination shall occur on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 13.
Section 27. No Rights Implied. Nothing contained in the Plan, any modification or amendment to the Plan, the creation of any Participant Account, enrollment in the Plan, or the issuance of any Shares, shall give any Employee or Participant any right to continue his or her employment, any legal or equitable right against the Employer or Company or any officer, director, or employee of the Employer or the Company, or interfere in any way with the Employer’s or the Company’s right to terminate or otherwise modify an Employee’s employment at any time, except as expressly provided by the Plan.

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Section 28. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or entity, and the remainder of the Plan shall remain in full force and effect.
Section 29. Waiver of Notice. Any person entitled to notice under the Plan may waive such notice.
Section 30. Successors and Assigns. The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person’s estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.
Section 31. Headings. The titles and headings of the sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
Section 32. Governing Law. The Plan shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.
Section 33. Dispute Resolution.
(a) Except as provided in the last sentence of this paragraph to the fullest extent permitted by law, the Company and each Participant agree to waive their rights to seek remedies in court, including but not limited to rights to a trial by jury. Each Participant hereby irrevocably waives the right to initiate or participate in any class or collective action with respect to any claim against the Company or any of its affiliates arising out of, relating to or in connection with this Plan. The Company and each Participant agree that any dispute between or among them and/or their affiliates arising out of, relating to or in connection with this Plan will be resolved in accordance with a confidential two-step dispute resolution procedure involving: (a) Step One: non-binding mediation, and (b) Step Two: binding arbitration under the Federal Arbitration Act, 9 U.S.C. § 1, et. seq., or state law, whichever is applicable. Any such mediation or arbitration hereunder shall be under the auspices of the American Arbitration Association (“AAA”) pursuant to its then current AAA Employment Arbitration Rules. No arbitration shall be initiated or take place with respect to a given dispute if the parties have successfully achieved a mutually agreed to resolution of the dispute as a result of the Step One mediation. The mediation session(s) and, if necessary, the arbitration hearing shall be held in the city/location selected by the Company in its sole discretion. The arbitration (if the dispute is not resolved by mediation) will be conducted by a single AAA arbitrator, selected by the Company in its sole discretion. Any award rendered by the arbitrator, including with respect to responsibility for AAA charges (including the costs of the mediator and arbitrator), will be final and binding, and judgment may be entered on it in any court of competent jurisdiction. In the unlikely event the AAA refuses to accept jurisdiction over a dispute, the Company and each Grantee agree to submit to JAMS mediation and arbitration applying the JAMS equivalent of the AAA Employment Arbitration Rules. If AAA and JAMS refuse to accept jurisdiction, the parties may litigate in a court of competent jurisdiction.
(b) If the Company concludes that, but for this provision multiple single plaintiff arbitration claims filed could have been brought as a class and/or collective action in state or federal court, and AAA’s combined administrative fees for those cases exceed $50,000, then the Company shall have the right to forego the use of AAA. In that event, the parties shall meet and confer to select a mutually agreeable arbitrator. If the parties are unable to agree upon an arbitrator, then each party shall select five (5) arbitrators to place on a list. Arbitrators placed on the list must be licensed to practice law in any state (or have previously been licensed and have always been and remain in good standing with their respective bar associations) and who have previously served as a neutral arbitrator for at least one dispute involving an employment matter. Each side shall alternate in striking an arbitrator from the list, with the last remaining arbitrator selected to adjudicate the matter. The parties shall mutually agree or flip a coin to determine which party strikes first. Should the selected arbitrator have a conflict or otherwise refuse or be unable to serve, the arbitrator struck immediately prior shall serve as the arbitrator. The AAA Employment Arbitration Rules shall continue to apply to the greatest extent possible to the arbitration.

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Citizens
Financial Group, Inc.™

One Citizens Plaza
Providence, Rhode Island 02903

Citizens Financial Group, Inc.™ VOTE

## YOUR VOTE IS IMPORTANT

Votes submitted electronically must be received by 11:59 p.m. (Eastern Time) on April 24, 2024.

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# 2024 ANNUAL MEETING – PROXY CARD

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

**THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSALS 2 THROUGH 6:**

1. Election of Directors:

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 01 - Bruce Van Saun | ☐ | ☐ | ☐ | 02 - Lee Alexander | ☐ | ☐ | ☐ | 03 - Tracy A. Atkinson | ☐ | ☐ | ☐ |
| 04 - Christine M. Cumming | ☐ | ☐ | ☐ | 05 - Kevin Cummings | ☐ | ☐ | ☐ | 06 - William P. Hankowsky | ☐ | ☐ | ☐ |
| 07 - Edward J. Kelly III | ☐ | ☐ | ☐ | 08 - Robert G. Leary | ☐ | ☐ | ☐ | 09 - Terrance J. Lillis | ☐ | ☐ | ☐ |
| 10 - Michele N. Siekerka | ☐ | ☐ | ☐ | 11 - Christopher J. Swift | ☐ | ☐ | ☐ | 12 - Wendy A. Watson | ☐ | ☐ | ☐ |
| 13 - Marita Zuraitis | ☐ | ☐ | ☐ | | | | | | | | |

+

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| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X CFG +

03XMBD

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Citizens Financial Group, Inc.™

# 2024 ANNUAL MEETING – PROXY CARD

## Notice of 2024 Annual Meeting of Shareholders

### Proxy Solicited by Board of Directors for Annual Meeting – April 25, 2024

Bruce Van Saun, Polly N. Klane and Robin S. Elkowitz or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Citizens Financial Group, Inc. to be held on April 25, 2024 at 9:00 a.m. Eastern Time, or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted as specified by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 - 6.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

**(Items to be voted appear on reverse side)**

### NON-VOTING ITEMS

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**Meeting Attendance** Mark box to the right if you plan to attend the Annual Meeting. ☐